As submitted to the Securities and Exchange Commission on February 8, 2000
                                                     Registration No. 333-92383
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            -----------------------

                   Charles River Laboratories Holdings, Inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                       2836                  06-139-7316
  (State or jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                                                 Thomas Ackerman
                                             Chief Financial Officer
     251 Ballardvale Street              Charles River Laboratories, Inc.
      Wilmington, MA 01887                    251 Ballardvale Street
         (978) 658-6000                        Wilmington, MA 01887
                                                  (978) 658-6000
   (Address, including zip code,         (Name, address, including zip code,
  and telephone number, including          and telephone number, including
    area code, of Registrant's             area code, of agent for service)
   principal executive offices)

                            -----------------------

                                   Copies to:

     Richard D. Truesdell, Jr., Esq.                    Greg Ezring
          Davis Polk & Wardwell                      Latham & Watkins
          450 Lexington Avenue                       885 Third Avenue
        New York, New York 10017                 New York, New York 10022

                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.
[ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

===============================================================================

PROSPECTUS

                   Charles River Laboratories Holdings, Inc.
                                  COMMON STOCK
                       WARRANTS TO PURCHASE COMMON STOCK


     This prospectus relates to the resale of 150,000 warrants to purchase shares of common stock of Holdings by holders named on page 60 of this prospectus or in an accompanying supplement to this prospectus. The named holders may offer and sell all of the common stock and warrants being registered from time to time. This prospectus also relates to the issuance and sale of 591,366 shares of common stock of Holdings issued upon the exercise of the warrants by subsequent purchasers of the warrants.


     Holdings will not receive any proceeds from the sale of the common stock or warrants by the selling holders, other than payment of the exercise price of the warrants.

     The common stock and warrants are not listed on any national securities exchange. Holdings has agreed to bear specific expenses in connection with the registration and sale of the warrants and the common stock being offered by the selling holders.

     See "Risk Factors" beginning on page 9 for a discussion of the risk factors that you should consider.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.














     The date of this prospectus is February 8, 2000.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           -----
Summary...................................................................  1
Risk Factors..............................................................  9
Forward-Looking Statements................................................ 18
Industry and Market Data.................................................. 18
The Transactions.......................................................... 18
Use of Proceeds........................................................... 22
Dividend Policy........................................................... 22
Capitalization............................................................ 23
Selected Historical Consolidated Financial Data........................... 24
Management's Discussion and Analysis of
     Financial Condition and Results of
     Operations........................................................... 26
Business.................................................................. 39
Management................................................................ 49
Executive Compensation.................................................... 51
Security Ownership of Certain Beneficial Owners and Management............ 54
Certain Relationships and Related Party
     Transactions......................................................... 55
Description of New Credit Facility........................................ 57
Warrantholders............................................................ 60
Description of Warrants................................................... 64
Description of Capital Stock.............................................. 67
Certain Federal Income Tax Consequences................................... 68
Plan of Distribution...................................................... 71
Legal Matters............................................................. 73
Independent Accountants................................................... 73
Index to Unaudited Pro Forma Condensed
     Consolidated Financial Data..........................................P-1
Index to Consolidated Financial Statements................................F-1

                            -----------------------

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus carefully.

     Our fiscal year ends on the Saturday closest to December 31. Unless the context indicates otherwise, whenever we refer in this prospectus to a particular fiscal year, we mean the fiscal year ending in that particular calendar year. When we refer to "pro forma" financial results, we mean the financial results of Charles River and its subsidiaries on a consolidated basis as if the Transactions (which we define on page 2) had occurred at the beginning of the relevant time period.

                   CHARLES RIVER LABORATORIES HOLDINGS, INC.

     Holdings is a holding company and does not have any material operations or assets other than its ownership of all of the capital stock of Charles River.

     Our principal executive offices are located at 251 Ballardvale Street, Wilmington, MA 01887 and our telephone number is (978) 658-6000.

                        CHARLES RIVER LABORATORIES, INC.

Overview

     We are a global market leader in the commercial production and supply of animal research models, meaning whole, living animals bred in a clean environment specifically for the purpose of research. Most of our animal research models are rats and mice for use in the discovery, development and testing of new pharmaceuticals. Because we expanded our core capabilities in research models, we are currently a leading supplier of related biomedical products and services in several specialized niche markets. We have a broad customer base which consists primarily of:

     o large pharmaceutical companies, including the ten largest global pharmaceutical companies based on 1998 revenues

     o biotechnology, animal health, medical device and diagnostics companies

     o    hospitals

     o    academic institutions

     o    government agencies

     On a pro forma basis, research models accounted for 62%, and biomedical products and services accounted for 38%, of net sales for the nine-month period ended September 25, 1999. Over the same time period, we reported pro forma net sales of $177.1 million and pro forma Adjusted EBITDA, which means EBITDA, as defined, adjusted for non-recurring, non-cash and cash items, as appropriate, of $45.4 million.

     Research Models. We have a leading position in the global market for research models, which primarily consists of rats and mice bred for the specific purpose of research. The use of research models is often a critical part of scientific discovery in the life sciences and is required by FDA guidelines as well as foreign regulatory agencies for new drug approval processes.

     Biomedical Products and Services. Our principal focus in our biomedical products and services division is meeting the research needs of large pharmaceutical companies as well as biotechnology, animal health, medical device and diagnostics companies. We are a leading supplier of endotoxin testing kits that detect fever producing toxins in injectable drugs and devices and are one of only two FDA validated in vitro alternatives to an animal test. These kits are used to test materials for the presence of particular by-products of bacteria known as endotoxins, which if present and introduced to the bloodstream can cause serious illness or even death. We manufacture these kits which are based on extracts from the blood of horseshoe crabs, which visibly clots in the presence of endotoxin, thereby acting as a test for the presence of endotoxin. We are one of the world's largest producers of a kind of fertile chicken eggs, which are free of most viruses, bacteria and other harmful agents. We refer to such eggs as "SPF eggs". SPF eggs are principally used to produce poultry vaccines.

Competitive Strengths

     We have a number of competitive strengths, including:

     o    having long-standing relationships with an extensive customer base

     o    being a critical component of pharmaceutical research

     o    having a leading market position

     o    having a global presence

     o    our experienced and motivated management team

Business Strategy

     Our business strategy combines the following elements:

     o    increase sales in research models

     o    expand biomedical products and services, which includes:

          - capitalizing on outsourcing trends within the pharmaceutical companies. Outsourcing trends mean the increasing tendencies of companies to contract out to others functions that they previously performed internally

          -    building upon our existing capabilities

          -    increasing our global sales

     o    undertake strategic acquisitions and alliances


The Recapitalization

     On September 29, 1999, affiliates of DLJ Merchant Banking Partners II, L.P., management and other investors acquired us while subsidiaries of Bausch & Lomb Incorporated retained a portion of their equity investment in us, for total consideration of $456.2 million. As a result, DLJ Merchant Banking Partners II, L.P. and some of its affiliates, whom we refer to collectively as the "DLJMB Funds", indirectly own 71.9% and subsidiaries of Bausch & Lomb Incorporated own 12.5% of Holdings. We are a wholly owned subsidiary of Holdings. See page 18 for more information on the financing of the recapitalization.

The Sierra Acquisition

     Concurrently with the recapitalization described above, we acquired SBI Holdings, Inc. ("Sierra") for an initial total purchase price of $24.0 million, including approximately $18.0 million in cash paid to former shareholders. We also assumed debt of approximately $6.0 million, which we immediately retired. See page 19 for more information on the funding of the acquisition of Sierra.


     Sierra is a pre-clinical biomedical services company with expertise in drug safety and efficacy assessment studies using research models. We believe that the acquisition of Sierra will contribute to our growing presence in the pre-clinical testing services business. Sierra submits data from the pre-clinical stage to the applicable regulatory agency for review in order for a drug to obtain approval to advance to the human testing stage, commonly known as clinical studies.

                      SUMMARY DESCRIPTION OF THE WARRANTS


     We issued the warrants as part of units in a transaction exempt from the registration requirements of the Securities Act of 1933. Each unit consisted of $1,000 principal amount of 13 1/2% senior subordinated notes due 2009 ("notes") and one warrant to purchase 3.942 shares of common stock, par value $.01 per share.

Warrants...........   150,000 warrants which will entitle the holders to
                      purchase an aggregate of 591,366 shares of the common stock of Holdings, representing approximately 5.0% of Holdings common stock on a fully diluted basis, assuming exercise of all outstanding warrants.

Exercise...........   Each warrant will entitle the holder, subject to some
                      conditions, to purchase 3.942 shares of the common stock of Holdings at an exercise price of $10.00 per share, subject to adjustment under some circumstances. The warrants will be exercisable at any time on or after October 1, 2001, and prior to the expiration of the warrants. The exercise price and number of shares of common stock of Holdings issuable upon exercise of the warrants will be subject to adjustment from time to time upon the occurrence of particular changes with respect to the common stock of Holdings, including:

                      o particular distributions of shares of common stock of Holdings

                      o   issuances of options or convertible securities

                      o   dividends and distributions

                      o particular changes in options and convertible securities of Holdings

                      A warrant does not entitle its holder to receive any dividends paid on shares of the common stock of Holdings.

Expiration.........   October 1, 2009.

     You should refer to the section entitled "Risk Factors" for an explanation of risks of investing in this offering.

 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND CHARLES RIVER LABORATORIES, INC.
                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                            COMBINED FINANCIAL DATA


     The table below presents summary historical and unaudited pro forma combined financial data and other data for Holdings and Charles River. For the historical periods presented below, Holdings had no asset, liabilities or operations. We derived the summary combined financial data for the fiscal years ended December 28, 1996, December 27, 1997 and December 26, 1998 from the audited combined financial statements of Holdings and Charles River and the notes thereto included elsewhere in this prospectus. We derived the summary historical combined unaudited financial data as of September 25, 1999 and for the nine months ended September 26, 1998 and September 25, 1999 from the unaudited combined financial statements of Holdings and Charles River and the notes thereto included elsewhere in this prospectus. In the opinion of management, Holdings' and Charles River's unaudited combined financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for these periods. We derived the summary unaudited pro forma combined financial data, which assume our recapitalization and the Sierra acquisition had been completed as of such dates, from the Holdings and Charles River Unaudited Pro Forma Condensed Combined Financial Data appearing elsewhere in this prospectus. We believe that the summary unaudited pro forma combined financial data do not indicate what our results may be if our recapitalization and the Sierra Acquisition were completed as of such dates. In addition, they are not a projection of Holdings' and Charles River's combined future results of operations or financial position. You should read the information contained in this table in conjunction with "Use of Proceeds," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Charles River "Unaudited Pro Forma Condensed Combined Financial Data" and Holdings' and Charles River's combined financial statements and the notes thereto contained elsewhere in this prospectus.


                                                             Fiscal Year(1)           Nine Months Ended             Pro Forma
                                                ---------------------------------- ------------------------   ----------------------
                                                                                                                           Nine
                                                                                                                          Months
                                                                                     September    September  Fiscal Year   Ended
                                                                                        26,          25,        Ended    September
                                                   1996        1997        1998        1998         1999         1998    25, 1999
                                                   ----        ----        ----        ----         ----         ----    --------
                                                                              (dollars in thousands)
Income Statement Data:
Net sales related to products.................   $146,477    $156,800    $169,377    $128,478     $139,269     $185,969    $155,303
Net sales related to services.................      9,127      13,913      23,924      17,041       21,827       23,924      21,827
Total net sales...............................    155,604     170,713     193,301     145,519      161,096      209,893     177,130
Cost of products sold.........................     91,600     102,980     107,146      80,067       84,557      116,551      94,146
Cost of services provided.....................      6,177       8,480      15,401      10,974       12,673       15,401      12,673
Selling, general and administrative expenses..     28,327      30,451      34,142      25,202       29,414       39,052      34,778
Amortization of goodwill and other
 intangibles..................................        610         834       1,287       1,036        1,114        3,354       2,553
Restructuring charges.........................      4,748       5,892          --          --           --           --          --
Operating income..............................     24,142      22,076      35,325      28,240       33,338       35,535      32,980
Other Data:
EBITDA, as defined(2).........................    $33,670     $31,779     $46,220     $36,172      $42,039      $49,146     $43,660
Adjusted EBITDA(2)............................     39,167      38,528      47,234      37,012       43,378       50,642      45,450
Adjusted EBITDA margin........................       25.2%       22.6%       24.4%       25.4%        26.9%        24.1%       25.7%
Depreciation and amortization.................     $9,528      $9,703     $10,895      $7,932       $8,701      $13,611     $10,680
Capital expenditures..........................     11,572      11,872      11,909       5,834        7,426       13,307       8,398
Cash interest expense(3).....................................................................................    35,060      28,340
Cash flows from operating activities(4).......    $20,545     $23,684     $36,699     $23,486      $19,552
Cash flows from investing activities(4).......   $(11,678)   $(12,306)   $(22,349)   $(14,267)     $(4,751)
Cash flows from financing activities(4).......    $(4,068)   $(12,939)    $(8,018)    $(2,412)    $(34,554)
Selected Ratios:
Ratio of earnings to fixed charges(5).........       18.8x       16.5x       25.8x       26.1x        33.7x         0.8x        0.9x
Ratio of Adjusted EBITDA to cash interest expense............................................................       1.4x        1.6x

                                                      As of September 25, 1999
                                                    ----------------------------
                                                    Historical      Pro Forma
                                                    ----------      ---------
                                                       (dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents.......................... $      3,457   $     3,678
Working capital....................................       20,596        32,001
Total assets.......................................      210,371       332,198
Total debt(6)......................................        1,033       382,770
Total stockholder's equity.........................      148,965      (115,197)
-------------------
(1) Our fiscal year consists of twelve months ending on the Saturday closest to December 31.

(2) EBITDA, as defined, represents operating income plus depreciation and amortization. EBITDA, as defined, is presented because it is a widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance.

     Adjusted EBITDA, which represents EBITDA, as defined, adjusted for non-recurring, non-cash and cash items, as appropriate, is presented below because we believe it is a meaningful indicator of Holdings' and Charles River's operating performance and it is the measure by which some of the covenants under the new credit facility are computed.

     EBITDA, as defined, and Adjusted EBITDA are not intended to represent cash flows for the period, nor are they presented as an alternative to operating income or as an indicator of operating performance. They should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP in the United States and are not indicative of operating income or cash flow from operations as determined under GAAP. Our method of computation may or may not be comparable to other similarly titled measures of other companies.

     The following table shows a reconciliation of EBITDA, as defined, to Adjusted EBITDA:

                                                  Fiscal Year                 Nine Months Ended                  Pro Forma
                                         ----------------------------   -----------------------------   ----------------------------
                                                                                                                       Nine Months
                                                                                                                          Ended
                                                                        September 26,      September 26,  Fiscal Year  September 25,
                                            1996     1997      1998         1998               1999       Ended 1998        1999
                                            ----     ----      ----     -------------       ------------  ----------   -------------
                                                                           (dollars in thousands)
EBITDA, as defined.....................   $33,670   $31,779   $46,220         $36,172         $42,039       $49,146         $43,660
Restructuring and other charges........     4,748     5,892        --              --             400            --             400
Dividends received from equity
      investments......................       725       773       681             681             815           681             815
Charles River non-cash
      compensation(a)..................        24        84       333             159             124           333             124
Sierra non-cash compensation(a)........        --        --        --              --              --           262              --
Non-recurring transaction expenses(b)..        --        --        --              --              --           220             451
                                          -------   -------   -------         -------         -------       -------         -------
Adjusted EBITDA........................   $39,167   $38,528   $47,234         $37,012         $43,378       $50,642         $45,450
                                          =======   =======   =======         =======         =======       =======         =======

-------------------
     (a) Amount represents non-cash compensation expense recorded by Charles River and Sierra as a result of options under their respective option plans being issued at below fair market value.
     (b) Represents expenses incurred by Sierra related to its acquisition of HTI Bio-Services, Inc., and to its acquisition by Charles River; these amounts are considered non-recurring.

(3) Cash interest expense represents total interest expense less amortization of deferred financing costs and other non-cash interest charges.

(4) Cash flow information is not presented with respect to the unaudited pro forma data because a statement of cash flows is not required by Article 11 of SEC Regulation S-X.

(5) For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes, minority interests and earnings from equity investments less minority interests plus earnings from equity investments plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense from operating leases that we believe is a reasonable approximation of the interest component of rental expense. On a pro forma basis for the fiscal year ended December 25, 1998 and the nine months ended September 25, 1999, fixed charges exceeded earnings by $6,012 and $4,252, respectively.

(6) Total debt includes all debt and capital lease obligations, including current portions.

                        CHARLES RIVER LABORATORIES, INC.
                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                          CONSOLIDATED FINANCIAL DATA


     The table below presents summary historical and unaudited pro forma consolidated financial data and other data for Charles River. We derived the summary historical consolidated financial data for the fiscal years ended December 28, 1996, December 27, 1997 and December 26, 1998 from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. We derived the summary unaudited financial data as of September 25, 1999 and for the nine months ended September 26, 1998 and September 25, 1999 from our unaudited consolidated financial statements and the notes to those statements. In the opinion of management, our unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for these periods. We derived the summary unaudited pro forma consolidated financial data, which assume our recapitalization and the Sierra acquisition had been completed as of such dates, from the Unaudited Pro Forma Condensed Consolidated Financial Data appearing elsewhere in this prospectus. We believe that the summary unaudited pro forma consolidated financial data do not indicate what our results may be if our recapitalization and the Sierra acquisition were completed as of such dates. In addition, they are not a projection of our future results of operations or financial position. You should read the information contained in this table in conjunction with "Use of Proceeds," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Data" and our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.


                                                     Fiscal Year(1)                  Nine Months Ended           Pro Forma
                                          -------------------------------------  --------------------------  -----------------------
                                                                                                                         Nine Months
                                                                                                             Fiscal Year    Ended
                                                                                 September 26, September 25,   Ended     September
                                             1996          1997          1998         1998         1999         1998      25, 1999
                                           --------     ---------     ---------  ------------- ------------- ----------- -----------
                                                                           (dollars in thousands)
Income Statement Data:
Net sales related to products............. $146,477      $156,800      $169,377     $128,478     $139,269     $185,969     $155,303
Net sales related to services.............    9,127        13,913        23,924       17,041       21,827       23,924       21,827
                                           --------      --------      --------     --------     --------     --------     --------
Total net sales...........................  155,604       170,713       193,301      145,519      161,096      209,893      177,130
Cost of products sold.....................   91,600       102,980       107,146       80,067       84,557      116,551       94,146
Cost of services provided.................    6,177         8,480        15,401       10,974       12,673       15,401       12,673
Selling, general and administrative
  expenses................................   28,327        30,451        34,142       25,202       29,414       39,052       34,778
Amortization of goodwill and other
  intangibles.............................      610           834         1,287        1,036        1,114        3,354        2,553
Restructuring charges.....................    4,748         5,892            --           --           --           --           --
                                           --------      --------      --------     --------     --------     --------     --------
Operating income..........................   24,142        22,076        35,325       28,240       33,338       35,535       32,980
Other Data:
EBITDA, as defined(2).....................  $33,670       $31,779       $46,220      $36,172      $42,039      $49,146      $43,660
Adjusted EBITDA(2)........................   39,167        38,528        47,234       37,012       43,378       50,642       45,450
Adjusted EBITDA margin....................     25.2%         22.6%         24.4%        25.4%        26.9%        24.1%        25.7%
Depreciation and amortization.............   $9,528        $9,703       $10,895       $7,932       $8,701      $13,611      $10,680
Capital expenditures......................   11,572        11,872        11,909        5,834        7,426       13,307        8,398
Cash interest expense(3)....................................................................................    35,013       28,330
Cash flows from operating activities(4)...  $20,545       $23,684       $36,699      $23,486      $19,552
Cash flows from investing activities(4)... $(11,678)     $(12,306)     $(22,349)    $(14,267)     $(4,751)
Cash flows from financing activities(4)...  $(4,068)     $(12,939)      $(8,018)     $(2,412)    $(34,554)
Selected Ratios:
Ratio of earnings to fixed charges(5).....     18.8x         16.5x         25.8x        26.1x        33.7x         1.0x         1.2x
Ratio of Adjusted EBITDA to cash
  interest expense..........................................................................................       1.4x         1.6x
Ratio of total pro forma debt to
  Adjusted EBITDA.........................................................................................................      6.8x

                                                      As of September 25, 1999
                                                     ---------------------------
                                                      Historical    Pro Forma
                                                     ------------  -------------
                                                        (dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents........................... $      3,457 $     3,678
Working capital.....................................       20,596      32,001
Total assets........................................      210,371     332,198
Total debt(6).......................................        1,033     311,128
Total stockholder's equity..........................      148,965     (30,357)
-------------------
(1) Charles River's fiscal year consists of twelve months ending on the Saturday closest to December 31.

(2) EBITDA, as defined, represents operating income plus depreciation and amortization. EBITDA, as defined, is presented because it is a widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance.

     Adjusted EBITDA, which represents EBITDA, as defined, adjusted for non-recurring, non-cash and cash items, as appropriate, is presented below because we believe it is a meaningful indicator of Charles River's operating performance and it is the measure by which some of the covenants under the new credit facility are computed.

     EBITDA, as defined, and Adjusted EBITDA are not intended to represent cash flows for the period, nor are they presented as an alternative to operating income or as an indicator of operating performance. They should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP in the United States and are not indicative of operating income or cash flow from operations as determined under GAAP. Our method of computation may or may not be comparable to other similarly titled measures of other companies.

     The following table shows a reconciliation of EBITDA, as defined, to Adjusted EBITDA:


                                                                                                                 Pro Forma
                                                                                                        ----------------------------
                                                  Fiscal Year                 Nine Months Ended                        Nine Months
                                          ---------------------------  -------------------------------                  Ended
                                                                        September 26,     September 25, Fiscal Year   September 25,
                                            1996     1997      1998         1998              1999      Ended 1998        1999
                                          -------  --------  --------  ---------------    ------------- ----------    -------------
                                                                           (dollars in thousands)
EBITDA, as defined.....................   $33,670   $31,779   $46,220         $36,172         $42,039       $49,146         $43,660
Restructuring and other charges........     4,748     5,892        --              --             400            --             400
Dividends received from equity
      investments......................       725       773       681             681             815           681             815
Charles River non-cash
      compensation(a)..................        24        84       333             159             124           333             124
Sierra non-cash compensation(a)........        --        --        --              --              --           262              --
Non-recurring transaction expenses(b)..        --        --        --              --              --           220             451
                                          -------   -------   -------         -------         -------       -------         -------
Adjusted EBITDA........................   $39,167   $38,528   $47,234         $37,012         $43,378       $50,642         $45,450
                                          =======   =======   =======         =======         =======       =======         =======

-------------------
     (a) Amount represents non-cash compensation expense recorded by Charles River and Sierra as a result of options under their respective option plans being issued at below fair market value.

     (b) Represents expenses incurred by Sierra related to its acquisition of HTI Bio-Services, Inc., and to its acquisition by Charles River; these amounts are considered non-recurring.

(3) Cash interest expense represents total interest expense less amortization of deferred financing costs and other non-cash interest charges.

(4) Cash flows information is not presented with respect to the unaudited pro forma data because a statement of cash flows is not required by Article 11 of SEC Regulation S-X.

(5) For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes, minority interests and earnings from equity investments less minority interests plus earnings from equity investments plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense from operating leases that we believe is a reasonable approximation of the interest component of rental expense.

(6) Total debt includes all debt and capital lease obligations, including current portions.

                                  RISK FACTORS

     In addition to the other matters described in this prospectus, you should carefully consider the risk factors set forth below.

Risks relating to our debt

   We have a significant amount of debt, which could limit our growth and our ability to respond to changing conditions

     On a pro forma basis as of September 25 1999, after giving effect to the Transactions, Charles River and Holdings had:

     o    total combined indebtedness of approximately $382.8 million

     o approximately $28 million we could borrow under our new credit facility.

     In addition, subject to the restrictions in our new credit facility and the indenture governing the notes, we may incur significant additional debt. Our additional debt may be secured from time to time.

     The level of our debt could have important consequences, including:

     o if a substantial portion of our cash flow from operations must be dedicated to servicing our debt, then this limits our cash flow available for general corporate purposes, including acquisitions

     o limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions

     o limiting our flexibility in reacting to competitive and other changes in our industry and economic conditions generally

   Though we currently have enough cash to service our debt, we may not in the future

     Our ability to pay or to refinance our debt will depend on our future operating performance. General economic, financial, competitive, legislative, regulatory, business and other factors beyond our control affect our operating performance.

     We anticipate that our operating cash flow, together with money we can borrow under our new credit facility, will sufficiently meet our anticipated future operating expenses, fund capital expenditures and pay our debt as it becomes due. If we still are unable to pay our debt, we could attempt to restructure or refinance our debt or seek additional equity capital. We may not be able to accomplish these actions on favorable financial terms, or at all. This inability may reduce our flexibility, potential for growth and ability to pay you interest and principal payments on our debt.

     We may in the future incur significant additional debt in order to fund our working capital or capital expenditure needs, or to acquire other businesses. If our cash flow were to decline, or our debt levels or interest rates were to increase, the risks that we face in terms of our ability to service debt could intensify.

   Restrictive covenants in our indenture and new credit facility may adversely affect us by limiting the types of transactions we can enter into, potentially leading to a default and our debt becoming immediately due and payable

     The indenture governing the notes contains various covenants that limit our ability to engage in particular transactions. These covenants limit, among other things, our ability, and the ability of some of our subsidiaries, to:

     o    borrow money

     o    create liens

     o    engage in sale-leaseback transactions

     o    pay dividends on stock or repurchase stock

     o    make particular investments

     o    engage in transactions with affiliates or

     o    sell particular assets or merge with or into other companies

     In addition, our new credit facility contains other and more restrictive covenants and prohibits us from prepaying our subordinated debt, including the notes. Our new credit facility also requires us to maintain specified financial ratios and satisfy some other financial condition tests. The other tests include requiring us to maintain a minimum EBITDA, minimum coverage of interest expense, minimum coverage of fixed charges and a maximum leverage ratio. We currently comply with such ratios and tests; however, events beyond our control may affect our ability to meet these financial ratios and tests in the future. A breach of any of these covenants could cause us to default under our new credit facility and/or the notes. If we default under our new credit facility, which includes a cross default to debt of Holdings, the lenders could elect to declare all amounts outstanding under our new credit facility to be immediately due and payable. They could also terminate all commitments to extend further credit to us. We pledged substantially all of our assets, other than assets of our foreign subsidiaries, as security under our new credit facility. If the lenders under our new credit facility make our borrowing immediately due and payable, we may not have sufficient assets to repay our debts under the new credit facility and our other debt. If we are not able to repay amounts due under our new credit facility, the lenders could proceed against the collateral that secures that debt.

Risks relating to our business

   "Contaminations" can damage our inventory and result in decreases in sales

     On a pro forma basis, research models accounted for 62% of our net sales for the nine-month period ended September 25, 1999. We breed research models that are free of particular agents, such as viruses and bacteria. If these agents are present, they can distort or otherwise compromise the quality of research results. We also produce fertile chicken eggs that must be free of particular contaminants in order to be used in poultry and human vaccine production. If a foreign agent entered one of our over 150 isolated breeding rooms or 50 poultry houses, it could disrupt our disease-free animal production and result in a decrease in sales and harm our reputation. These disruptions or contaminations can arise from several factors or conditions, including:

     o a supervisor's or animal care technician's failure to oversee or follow our operating procedures

     o    already contaminated breed stock

     o    from a defect in equipment or structure

     Such contaminations typically results in the "recycling" or cleaning up of the contaminated room. This clean-up results in inventory loss, clean-up and start-up costs, and can reduce sales as a result of lost customer orders and credits for prior shipments. These contaminations are unanticipated and difficult to predict. We experienced several material contaminations in 1996 and a few significant contaminations in 1997 that adversely impacted our 1996 and 1997 financial results. We experienced no significant contaminations in 1998. Future contaminations may harm our reputation for providing high quality products. In the event of a known contamination, we immediately notify our customers. Avoiding contaminations in our research model and SPF egg facilities around the world is our highest priority, with several worldwide programs in place. Future contaminations may negatively impact our operations and financial results as described above.

   We depend on particular industries; mergers or combinations of companies in the pharmaceutical industry may decrease demand for our business

     Our sales are highly dependent on research and development expenditures by the pharmaceutical and, to a lesser extent, biotechnology industries. General economic downturns in our clients' industries, or any decrease in research and development expenditures, could decrease our revenues.

     Over the past several years, companies in the pharmaceutical industry have undergone a period of significant mergers and combinations, particularly in Europe. Many industry experts expect this trend to continue. After recent mergers and combinations, some customers combined or otherwise reduced their research and development operations, resulting in fewer animal research activities. Due to these mergers and combinations, we experienced both temporary disruptions and permanent reductions in purchases of our research models by some of our customers. Mergers and combinations within the industry may also lead to reduced demand as our customers eliminate redundant research activities. Future mergers and combinations in the pharmaceutical industry could result in additional disruptions and reductions in purchasing of our products or services.

   The outsourcing trend in the pharmaceutical industry, meaning when companies contract out to others functions that were previously performed internally, may decrease, which could slow our growth

     Some of our biomedical products and services businesses have grown significantly as a result of the increase over the past several years in pharmaceutical companies outsourcing their non-clinical research support activities. While industry analysts expect the outsourcing trend to continue for the next several years, a substantial decrease in outsourcing activity could result in a diminished growth rate in the sales of one or more of our expected higher growth businesses.

   Displacement technologies may be developed, validated and increasingly used in biomedical research, and as a result could reduce demand for some of our products

     For many years, groups within the scientific and research community have attempted to develop models, methods and systems that would replace or supplement the use of living animals as test subjects in biomedical research. Companies have developed several techniques that have scientific merit, especially in the area of cosmetics and household product testing (markets in which we are not active). Only a few companies have validated and successfully deployed alternative test methods in the discovery and development of effective and safe treatments for human and animal disease conditions. The principal validated non-animal test system is the LAL, or endotoxin testing system, a technology which we acquired and have aggressively marketed as an alternative to an animal test. We expect to participate in some fashion with any non-animal test method as it becomes validated as a research model alternative or adjunct in our markets. However, these methods may not be available to us or we may not be successful in commercializing these methods. Even if we are successful, net sales from these methods may not offset reduced research model net sales, which would decrease our revenues.

     In our SPF egg business, researchers developed recombinant technologies that could displace particular avian vaccine applications for SPF eggs. "Recombinant technologies" refers to technologies related to the manipulation of DNA in a cell. At this time, we do not believe that these technologies can compete with SPF eggs from a cost or performance standpoint, but recombinant technologies may improve in the future until they become a commercially viable alternative to SPF eggs.

     In our endotoxin testing business, researchers are in the early stages of developing a potential recombinant alternative to the naturally occurring LAL product. We intend to collaborate with an academic research group with early stage proprietary technology. We do not expect the recombinant technology to be a viable commercial alternative to LAL, due to cost and performance deficiencies. However, it is possible that a technology derived in vitro may be developed, which would make our product obsolete.

     Such alternative research methods would decrease the need for research models, and we may not be able to develop new products effectively or in a timely manner to replace any lost sales.

   Animal rights issues could increase the costs of our primate business and decrease sales

     Although our primate business constitutes a small part of our overall business, animal rights media attention and on-site protests have occurred, especially at our small import facility located in England. In addition, animal rights activists have also focused on Sierra's business, which involves large animals. Our core research models of rats, mice and other rodents have not historically been the subject of such protests, but may be in the future. Protests and demonstrations by animal rights activists may lead our customers, many of whom are concerned with public perception, to decide to decrease their business with us. In addition, animal rights activists have made threats against our facility located in England, which may result in property damages, or require us to incur expenses in protecting our employees and our facility and subject us to liabilities.

   Some of our businesses are dependent on a few sources of animal suppliers and supply and if we are unable to obtain resources from those suppliers, our revenues may be adversely affected

     Our primate import business depends on animals both captured and bred on the island of Mauritius. These animals are unique in that they are naturally free of herpes B virus, which is important to our customers. We have a long-term supply agreement with Bioculture Mauritius Ltd., the leading provider of these animals, and supply has not been disrupted since we commenced importing these animals a decade ago. However, disruptions to their continued supply may arise from:

     o    export or import restrictions or embargos

     o    government or economic instability in Mauritius

     o    severe weather conditions in Mauritius

     Sierra also depends on a supply agreement with Scientific Resources International, Ltd., a provider in China. Any disruption of this supply may harm its business if Sierra could not remove the disruption or if it was unable to secure an alternative source or secondary source on comparable commercial terms.

     Our endotoxin testing business depends on the plentiful availability of horseshoe crabs. We use the blood from these crabs to produce the test material. Horseshoe crabs may be subject to regulatory or other restrictions in the future.

     If we are not able to obtain these animals from our existing sources, we may not be able to find an alternative source on commercially reasonable terms, or delivery to our customers may be delayed.

   Our supply of animal feed may be interrupted by the bankruptcy of our commercial supplier Purina Mills, Inc.

     Purina Mills, Inc., our commercial supplier of animal feed for our United States research model business, has filed for reorganization under the U.S. Bankruptcy Code. We do not expect this to interrupt our supply of animal feed. In addition, we believe an alternative or secondary source of animal feed could be secured if necessary on terms comparable with our current supplier. If we are not able to secure an alternative or secondary source on comparable commercial terms, our costs of animal feed may increase.

   Factors such as exchange rate fluctuations and increased international and U.S. regulatory requirements may increase our costs of doing business in foreign countries

     Approximately 46%, 41%, 40% and 35% of our net sales for 1996, 1997, 1998 and the nine months ended September 25, 1999 were derived from our operations outside the United States. In addition, approximately 35% of our pro forma net sales for the nine-month period ended September 25, 1999 were derived from operations outside the United States. Our operations and financial results could be significantly affected by factors such as changes in foreign currency rates, uncertainties related to regional economic circumstances and the costs of complying with a wide variety of international and United States regulatory requirements.

     Because the sales and expenses of our foreign operations are generally denominated in local currencies, we are subjected to exchange rate fluctuations between local currencies and the United States dollar in the reported results of our foreign operations. These fluctuations may decrease our earnings. We currently do not hedge against the risk of exchange rate fluctuations.

   We face significant competition in our business and if we are unable to respond to competition in our business, our revenues may decrease

     We have different competitors in each of our business areas. We primarily compete against smaller companies, which only provide a few services in our research models business, and numerous other companies of varying sizes in our biomedical products and services business. A few of our competitors in our biomedical products and services business are larger than we are and may have greater capital, technical and other resources than we do; however, many are smaller and more regionalized. Of all of our businesses, we have the smallest relative share in the biosafety testing market, where the market leader is a well established company. Expansion by our competitors in other areas in which we operate could affect our competitive position. We generally compete on the basis of quality, reputation, and availability, which our international presence supports with strategically located facilities. Any erosion of our competitive advantage may decrease our revenues or limit our growth

   If we cannot retain key personnel, our business may suffer

     Our success depends to a significant extent on the continued services of our senior management and other members of management. James C. Foster, our President, Chief Executive Officer and director, has been with Charles River for over 23 years holding various positions, with him serving as our President and Chief Executive since 1992. We have no employment agreement with Mr. Foster, nor with any other named executive. If Mr. Foster or other members of management do not continue in their present positions, our business may suffer.

     Some of our biomedical products and services businesses, most notably the Special Animal Services and biosafety testing businesses, are particularly dependent on the retention and recruitment of key personnel with highly specialized technical backgrounds. We may not be able to continue to recruit and retain key scientific staff necessary to support our service in our higher growth businesses, especially during a period of tight labor markets.
This may hurt our operating performance.

   If we are not successful in selecting and integrating the businesses we acquire, our business may suffer

     Since December 31, 1996, we have completed four acquisitions and will continue to review future acquisition opportunities in the ordinary course of our business. However, acquisition candidates may not be available on terms and conditions we find acceptable and potential growth through acquisitions may be limited. Acquisitions involve numerous risks, including, among other things:

     o difficulties and expenses incurred because of the acquisitions and assimilation of the acquired company's operations and services or products

     o the difficulty of operating new businesses and the diversion of management's attention from other business concerns

     o    the potential loss of key employees of the acquired company

     Acquisitions of foreign companies also may involve the additional risks of assimilating differences in foreign business practices and overcoming language barriers. In the event that the operations of an acquired business do not live up to expectations, we may be required to restructure the acquired business. We may not be able to successfully integrate our past and any future acquisitions, including the Sierra Acquisition, into our operations.

   We are controlled by our principal shareholders whose interests may differ from your interests

     The interests of our principal shareholders could be in conflict with your interests. In addition, these shareholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though such transactions may involve risks that you may not want to assume as a holder of the warrants or common stock of Holdings.

     Most of our outstanding shares of common stock are directly or indirectly held by the DLJMB Funds. As a result of their stock ownership, the DLJMB Funds control us and indirectly have the power to:

     o    elect most of our directors

     o    appoint new management

     o approve any action requiring the approval of the holders of common stock. This includes adopting amendments to our certificate of incorporation and approving recapitalizations or sales of all or substantially all of our assets

The directors elected by the DLJMB Funds will have the ability to control decisions affecting our capital structure. This includes the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

     The general partners of each of the DLJMB Funds are affiliates or employees of Donaldson, Lufkin & Jenrette, Inc. Donaldson, Lufkin & Jenrette Securities Corporation, which was the initial purchaser of the units, is an affiliate of Donaldson, Lufkin & Jenrette, Inc., as is DLJ Capital Funding, Inc., which is the lead arranger, syndication agent and a lender under our new credit facility.

   Our historical financial information may not be representative of our results as a separate company

     The historical financial information in this prospectus may not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone company during the periods presented. In addition, the information may not reflect what our results of operations, financial position and cash flows will be in the future. We made various adjustments and allocations to the historical financial statements in this prospectus because Bausch & Lomb Incorporated did not account for us as a single stand-alone business for all periods presented. Our adjustments and allocations made in preparing our historical and pro forma consolidated financial statements may not appropriately reflect our operations during the periods presented as if we had operated as a stand-alone company.

We must comply with many federal, state and local rules and regulations which could impose unanticipated costs, limit our flexibility in growing our business and restrict our business opportunities

   Our business is affected by FDA regulations and similar foreign regulations which may affect the demand for our products

     Our endotoxin testing business is regulated as a medical device manufacturer under FDA regulations. We received a "warning letter" from the FDA earlier last year. This letter cited quality control and other problems in our operation at our Charleston, South Carolina facility which the agency considered to be in violation of the laws or regulations enforced by the FDA. The FDA has allowed our operation to continue to manufacture and sell the LAL product line produced at the Charleston facility. However, we must make prescribed changes to our production and quality control systems in order to maintain our license to manufacture at that facility. We expect to be able to meet all of the FDA's requirements in the near future, and have already made considerable progress in addressing the non-compliance issues. However, the FDA may conclude that our corrective actions are inadequate. If the FDA decides that we have not corrected the deficiencies noted in the warning letter, the agency could, among other things:

     o    issue another warning letter

     o    request that we enter into a consent decree

     o    prohibit us from introducing new products

     o    require us to recall our products

     o prohibit us from shipping products until we correct all deficiencies to its satisfaction

     o    temporarily revoke our manufacturing license

Any of these actions could impose additional costs and affect our ability to provide our customers with products.

   Our business may be affected by changes in the Animal Welfare Act and related regulations which may require us to alter our operations

     Some of our business activities are currently regulated by the Animal Welfare Act, which governs the treatment of some animals intended for use in research. Most of our United States small animal research model business, which is predominantly rats and mice, is not subject to regulation under the Animal Welfare Act. However, we comply with licensing and registration requirement standards set by the USDA for handling animals, including breeding, maintenance and transportation of our animals. Birds, including the chickens used in our United States SPF egg business, are also not subject to Animal Welfare Act regulations. However, the USDA, which enforces the Animal Welfare Act, is presently considering changing the regulations issued under the Animal Welfare Act, in light of judicial action, to include rats, mice and birds within its coverage. The Animal Welfare Act imposes a wide variety of specific regulations on producers and users of animal subjects, most notably cage size, shipping conditions and environmental enrichment methods. If the USDA decides to include rats, mice and birds, especially chickens, in its regulations, we could be required to alter our production operation for these models. This may include adding production capacity, new equipment and additional employees. We believe that application of the Animal Welfare Act to our rats, mice and SPF egg businesses in the United States will not result in loss of net sales, margin or market share, since all producers and users are subject to the same regulations. However, the USDA's actions may harm our operations. In addition, although we do not anticipate the addition of rats, mice and birds to the Animal Welfare Act to require significant expenditures, the Animal Welfare Act, when amended, may be more stringent than we expect and require significant expenditures. Any future amendments to the Animal Welfare Act or other laws or regulations may also require significant expenditures by us.

     In addition, some states have their own regulations, including general anti-cruelty legislation, which establish standards in handling animals. To the extent that we provide products and services overseas, we also have to comply with foreign laws, such as the European Convention for the Protection of Animals During International Transport and other anti-cruelty laws. The Council of Europe is presently considering proposals to more stringently regulate animal research.

     If we do not comply with such laws and regulations described above, it can result in significant civil and criminal penalties.

   We have been engaged in legal disputes over environmental compliance at our Florida Keys primate business for many years and may incur substantial costs to resolve these disputes

     For two decades we raised rhesus monkeys on two islands in the Florida Keys. We recently sold the assets of this rhesus primate breeding business to Merck & Co. Federal, state and local environmental and wildlife authorities, as well as private environmental advocacy groups, challenged the continuing legality of this operation. They cited damage to a subsequently protected plant species, mangroves, resulting from the free range conditions in which the primates were maintained. To settle our disputes, we agreed to move the primates off the islands and thereafter transfer the real property to the government. We also agreed to replant the islands at our cost, restoring them to their conditions prior to our arrival. While we believe the replanting process can be efficiently completed within a reasonable period, the replanting process may not be successful. Also, there may be further disputes with environmental authorities relating to this replanting obligation in which they may assess restitution costs, damages and penalties.

   Healthcare reform could reduce or eliminate our business opportunities

     The healthcare industry is subject to changing political, economic and regulatory influences that may affect the pharmaceutical and biotechnology industries. Government healthcare reform, most notably price controls on new drugs, may adversely affect research and development expenditures by pharmaceutical and biotechnology companies, resulting in a decrease of the business opportunities available to us. Many foreign governments have also reviewed or undertaken healthcare reform, and we cannot predict the impact that any pending or future healthcare reform proposals may have on our business in foreign countries.

Our business may be disrupted by year 2000 problems

     Prior to January 1, 2000, there was a great deal of concern regarding the ability of computers to adequately recognize 21st century dates from 20th century dates due to the two-digit date fields used by many systems. Most reports to date, however, are that computer systems are functioning normally and the compliance and remediation work accomplished during the years leading up to 2000 was effective to prevent any problems. We have not experienced any such computer difficulty, however, computer experts have warned that there may still be residual consequences of the change in centuries. Any such difficulties may, depending upon their pervasiveness and severity, harm our business, financial condition and results of operations.

If we cannot obtain governmental consents and approvals as required as a result of the change in control of our company, it may hurt our ability to conduct business

     A substantial number of our material agreements contain provisions that require consents and/or approvals from third parties, including government entities, in case of a change in control of our company. In addition, a substantial number of our leases contain provisions prohibiting such change in control or permitting the landlord to terminate the lease upon a change in control. The Recapitalization constituted a change of control as defined in those agreements. We received the necessary consents and/or approvals from third parties to our material agreements, except those from government entities. Consents from government entities generally require post-transaction disclosure which is in process, and we expect to receive such consents. We may not be able to obtain from government entities all of the consents and/or approvals that are triggered by the change in control of our company.

There are no public trading markets for the warrants and the common stock of Holdings issuable upon conversion of the warrants which may limit your ability to sell the warrants and such common stock

     There is currently no active trading markets for the warrants and the common stock of Holdings issuable upon conversion of the warrants. As a result, quotes for such warrants and shares will likely not be readily available. Further, there can be no assurances as to the liquidity of or the ability of the holders to sell their securities, or the price at which holders would be able to sell their securities.

     The trading price of the securities depends on the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects.

You may not receive dividends, and therefore, capital appreciation may be the sole means by which holders of Holdings common stock will realize a return on their investment

     Holdings has not paid dividends to date on the Holdings common stock or any other securities and will not pay any dividends on the Holdings common stock or any other securities in the foreseeable future. Therefore, capital appreciation may be the sole means by which holders of Holdings common stock will realize a return on their investment. Holdings is a holding company that is dependent on distributions from its subsidiaries to meet its cash requirements. The terms of the indenture governing the notes that Charles River issued and the new credit facility will restrict the ability of Charles River to make distributions to Holdings and, consequently, will restrict the ability of Holdings to pay dividends on the Holdings common stock or service its indebtedness. In addition, holders of the warrants will not have the right to receive any dividends so long as their warrants are unexercised.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and in the Unaudited Pro Forma Financial Information and the related notes. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

                            INDUSTRY AND MARKET DATA

     In this prospectus, we rely on and refer to information and statistics regarding the research model and biomedical products and services industries, and our market share in the sectors in which we compete. We obtained this information and statistics from various third party sources, discussions with our customers and/or our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them.

                                THE TRANSACTIONS

The Recapitalization


     We entered into a recapitalization agreement dated as of July 25, 1999 with Bausch & Lomb Incorporated ("B&L"), subsidiaries of Bausch & Lomb, Holdings, DLJMB and CRL Acquisition LLC, a wholly owned subsidiary of DLJMB. The recapitalization agreement provided for, among other things:

     o the contribution of all assets and liabilities (except as described below) relating to our business by the subsidiaries of Bausch & Lomb to us in exchange for all of our capital stock

     o the exchange by the subsidiaries of Bausch & Lomb of their shares of our capital stock for an equivalent ownership of shares of Holdings, so that Holdings will own 100% of our capital stock

     o    the subsidiaries of Bausch & Lomb retaining some assets including:


          o substantially all of our cash and cash equivalents as of the day preceding the closing date

          o all receivables owed by the subsidiaries of Bausch & Lomb or their affiliates


     o the subsidiaries of Bausch & Lomb retaining some liabilities including:


          o all indebtedness for borrowed money outstanding immediately prior to the closing date


          o all payables and other obligations owed to the subsidiaries of Bausch & Lomb or any of their affiliates


          o    all tax liabilities relating to pre-closing periods


          o the formation by CRL Acquisition LLC of a wholly owned subsidiary ("Acquisition Subco"). CRL Acquisition LLC and Acquisition Subco were organized by DLJMB for the purpose of consummating the Recapitalization.

     o the merger of Acquisition Subco with and into Holdings, with Holdings being the surviving entity

     o the redemption by Holdings of 87.5% of its capital stock from the subsidiaries of Bausch & Lomb for $400.0 million in cash and a subordinated discount note for $43.0 million issued by Holdings to the subsidiaries of Bausch & Lomb; the subsidiaries of Bausch & Lomb retained 12.5% of their equity investment with a fair market value of $13.2 million

     As a result of the Recapitalization, the DLJMB Funds, management and other investors indirectly own (through CRL Acquisition LLC) 87.5% of the capital stock of Holdings and the subsidiaries of Bausch & Lomb own 12.5% of the capital stock of Holdings.


The Sierra Acquisition


     In addition to the $24.0 million initial purchase price, we have obligations to pay:


     o up to $2.0 million in contingent purchase price if specified financial objectives are reached by December 31, 2000

     o up to $10.0 million in performance-based bonus payments if specified financial objectives are reached over the next five years, with no payment in any individual year to exceed $2.7 million

     o $3.0 million in retention and non-competition payments contingent upon the continuing employment of specified key scientific and management personnel through June 30, 2001

     The following table sets forth the sources and uses of funds for the transactions on a pro forma basis.

                                                                As of September
                                                                    25, 1999
                                                                ----------------
                                                                  (dollars in
                                                                   thousands)
Sources:
Available cash..................................................... $     2,508
Borrowings under our new credit facility:
Revolving credit facility(1).......................................       2,000
Term loans(2)......................................................     160,000
Units(3)...........................................................     150,000
Senior discount debentures with warrants of Holdings(4)............      37,613
Subordinated discount note of Holdings(5)..........................      43,000
Equity investment by DLJMB Funds, management and other investors...      92,387
Subsidiaries of Bausch & Lomb equity(6)............................      13,198
                                                                    -----------
   Total sources................................................... $   500,706
                                                                    ===========
Uses:
Recapitalization consideration..................................... $   443,000
Sierra acquisition consideration(7)................................      24,000
Subsidiaries of Bausch & Lomb equity(6)............................      13,198
Debt issuance costs................................................      13,237
Loans to management................................................         920
Transaction fees and expenses(8)...................................       6,351
                                                                    -----------
   Total uses...................................................... $   500,706
                                                                    ===========
-------------------
(1) We have availability of $28.0 million under our new revolving credit facility, subject to customary borrowing conditions. See "Description of New Credit Facility."


(2) Includes a senior secured Term Loan A facility of $40.0 million and a senior secured Term Loan B facility of $120.0 million.

(3) Represents the issuance of $150.0 million of units previously offered which was allocated between senior subordinated notes ($147.9 million) and the warrants ($2.1 million).

(4)  Investment by the DLJMB Funds in Charles River Laboratories Holdings, Inc.


(5) Investment by the subsidiaries of Bausch & Lomb in Charles River Laboratories Holdings, Inc.

(6) Subsidiaries of Bausch & Lomb retained a portion of their equity investment in Charles River Laboratories Holdings, Inc.

(7) The total Sierra acquisition consideration of $24.0 million was used to pay existing shareholders (approximately $18.0 million) and to retire Sierra's existing debt (approximately $6.0 million).

(8) Includes financial advisory and other fees, and legal, accounting and other professional fees. See "Certain Relationships and Related Transactions."

                                USE OF PROCEEDS

     Our net proceeds from the offering of the units, after deducting the expenses of the Transactions, including discounts and commissions to the initial purchaser, were approximately $143.2 million. We dividended $270.0 million less some fees and expenses, consisting of a portion of the net proceeds from the offering together with a portion of the $162.0 million of initial borrowings under our new credit facility to Holdings. Holdings used the proceeds from this dividend, together with its new equity investment by the DLJMB Funds, management and other investors, proceeds from the issuance of its senior discount debentures with other warrants and its subordinated discount note, to fund the Recapitalization and to pay particular fees and expenses related to the Recapitalization as required by the recapitalization agreement. We used the remaining proceeds to fund the Sierra Acquisition and pay some related fees and expenses. See "The Transactions."

     All of the warrants offered hereby are being sold by the warrantholders. Holdings will not receive any proceeds from the sale of the warrants or common stock of Holdings issued upon the exercise of the warrants, other than the payment of the exercise price of the warrants.

                                DIVIDEND POLICY

     Holdings has not paid dividends to date on the Holdings common stock or any other securities and does not anticipate paying any dividends on the Holdings common stock or any other securities in the foreseeable future. Holdings is a holding company that is dependent on distributions from its subsidiaries to meet its cash requirements. The terms of the indenture governing notes issued by Charles River and the new credit facility will restrict the ability of Charles River to make distributions to Holdings and, consequently, will restrict the ability of Holdings to pay dividends on the Holdings common stock or service its indebtedness. In addition, holders of the warrants will not have the right to receive any dividends so long as their warrants are unexercised.

                                 CAPITALIZATION

     The following table presents Holdings and Charles River's combined cash and cash equivalents and capitalization as of September 25, 1999 (i) on a historical basis and (ii) as adjusted to give pro forma effect to the Transactions. This table should be read in conjunction with "The Transactions," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and notes thereto included elsewhere in this prospectus. See "Unaudited Pro Forma Condensed Consolidated Financial Data."

                                                      As of September 25, 1999
                                                      ------------------------
                                                      Historical      Pro Forma
                                                      ----------      ---------
                                                        (dollars in thousands)
Debt:
New credit facility(1):
 Revolving credit facility...........................  $       --    $    2,000
 Term loans(2).......................................          --       160,000
Senior subordinated notes(3).........................          --       147,872
Senior discount debentures with warrants                       --        28,642
Subordinated discount note                                     --        43,000
Capital lease obligations and other long-term debt...       1,033         1,256
                                                       ----------    ----------
   Total debt........................................       1,033       382,770

Redeemable Common Stock..............................          --        13,198

Shareholder's equity:
 Common stock........................................           1             1
 Additional paid-in capital..........................      17,836       196,184
 Retained earnings...................................     142,422      (299,168)
 Loans to officers...................................          --          (920)
 Accumulated other comprehensive income..............     (11,294)      (11,294)
                                                       ----------    ----------
   Total shareholder's equity........................     148,965      (115,197)
                                                       ----------    ----------
   Total capitalization..............................  $  149,998    $  280,771
                                                       ==========    ==========
-------------------
(1) We have availability of $28.0 million under our new revolving credit facility, subject to customary borrowing conditions. See "Description of New Credit Facility."

(2) Includes a senior secured Term Loan A facility of $40.0 million and a senior secured Term Loan B facility of $120.0 million.

(3) Represents the offering proceeds of $150.0 million related to the units which was allocated between the senior subordinated notes ($147.9 million) and the warrants ($2.1 million).

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     For the historical periods presented below, Holdings had no assets, liabilities or operations. Therefore, the following table presents Charles River's selected historical consolidated financial data and other data as of and for the fiscal years ended December 31, 1994, December 30, 1995, December 28, 1996, December 27, 1997 and December 26, 1998 and as of and for the nine months ended September 26, 1998 and September 25, 1999. We derived the selected historical consolidated financial data as of and for the three fiscal years ended December 26, 1998 from our audited consolidated financial statements and the notes to those statements. We derived the selected historical consolidated financial data as of and for the fiscal years ended December 31, 1994 and December 30, 1995 and as of and for the periods ended September 26, 1998 and September 25, 1999 from our unaudited consolidated financial statements and the notes to those statements. In the opinion of management, our unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for these periods. You should read the information contained in this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.


                                                              Fiscal Year(1)                                   Nine Months Ended
                                    -----------------------------------------------------------------    ---------------------------
                                                                                                           September      September
                                      1994          1995          1996          1997          1998         26, 1998       25, 1999
                                    --------     ---------     ---------      --------     ----------    ------------    -----------
                                                                         (dollars in thousands)
Income Statement Data:
   Net sales related to products.   $128,890      $133,514      $146,477      $156,800      $169,377       $128,478       $139,269
   Net sales related to services.      6,857         7,527         9,127        13,913        23,924         17,041         21,827
                                    --------      --------      --------      --------      --------       --------       --------
   Total net sales...............    135,747       141,041       155,604       170,713       193,301        145,519        161,096
   Cost of products sold.........     78,235        78,877        91,600       102,980       107,146         80,067         84,557
   Cost of services provided.....      6,857         7,527         6,177         8,480        15,401         10,974         12,673
   Selling, general and
     administrative expenses.....     25,824        27,976        28,327        30,451        34,142         25,202         29,414
   Amortization of goodwill and
     other intangibles...........        437           558           610           834         1,287          1,036          1,114
   Restructuring charges.........      4,788            --         4,748         5,892            --             --             --
                                    --------      --------      --------      --------      --------       --------       --------
   Operating income..............     19,606        26,103        24,142        22,076        35,325         28,240         33,338
   Other income..................         --            --            --            --            --             --          1,441
   Interest income...............        149           634           654           865           986            659            496
   Interest expense..............       (464)         (768)         (491)         (501)         (421)          (311)          (207)
   Gain/(loss) from foreign
     currency, net...............         39           (68)           84          (221)          (58)          (127)          (143)
                                    --------      --------      --------      --------      --------       --------       --------
   Income before income taxes,
     minority interests and
     earnings from equity
     investments.................     19,330        25,901        24,389        22,219        35,832         28,461         34,925
   Provision for income taxes....      7,995        10,759        10,889         8,499        14,123         11,280         16,903
                                    --------      --------      --------      --------      --------       --------       --------
   Income before minority
     interests and earnings from
     equity investments..........     11,335        15,142        13,500        13,720        21,709         17,181         18,022
   Minority interests............         --           (13)           (5)          (10)          (10)            (8)           (10)
   Earnings from equity
     investments.................      1,492         1,885         1,750         1,630         1,679          1,286          1,940
                                    --------      --------      --------      --------      --------       --------       --------
   Net income....................    $12,827       $17,014       $15,245       $15,340       $23,378        $18,459        $19,952
                                    ========      ========      ========      ========      ========       ========       ========
Other Data:
   Depreciation and amortization.     $9,635        $9,717        $9,528        $9,703       $10,895         $7,932         $8,701
   Capital expenditures..........      5,727        10,239        11,572        11,872        11,909          5,834          7,426

                                      23



                                                              Fiscal Year(1)                                   Nine Months Ended
                                    -----------------------------------------------------------------    ---------------------------
                                                                                                           September      September
                                       1994          1995          1996          1997          1998         26, 1998       25, 1999
                                    --------     ---------     ---------      --------     ----------    ------------    -----------
                                                                         (dollars in thousands)
   Ratio of earnings to fixed
     charges(2)..................       21.9x         18.9x         18.8x         16.5x         25.8x          26.1x          33.7x
   Balance Sheet Data (at end
     of period):
   Cash and cash equivalents.....     $9,584       $15,336       $19,657       $17,915       $24,811        $25,184         $3,457
   Working capital...............     23,366        35,901        45,204        41,746        37,422         48,457         20,596
   Total assets..................    164,680       184,271       196,981       196,211       233,410        222,092        210,371
   Total debt(3).................      4,142         4,626         1,645         1,363         1,582          1,462          1,033
   Total shareholder's equity....    126,000       142,212       153,818       149,364       168,259        165,324        148,965

-------------------
(1) Our fiscal year consists of twelve months ending on the Saturday closest to December 31.

(2) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes, minority interests and earnings from equity investments less minority interests plus earnings from equity investments plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense from operating leases that we believe is a reasonable approximation of the interest component of rental expense.

(3) Total debt includes all debt and capital lease obligations, including current portions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements and our unaudited pro forma condensed consolidated financial statements, including the notes thereto, included elsewhere in this prospectus.

     This discussion contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in "Risk Factors."

                                    HOLDINGS

     Holdings is a holding company and does not have any material operations or assets other than its ownership of all of the capital stock of Charles River.

                                 CHARLES RIVER

Overview

     We are a global market leader in the commercial production and supply of animal research models for use in the discovery, development and testing of new pharmaceuticals. The expansion of our core capabilities in research models has enabled us to become a leading supplier of related biomedical products and services in several specialized niche markets.

     We operate in two segments for financial reporting purposes--research models and biomedical products and services. On a pro forma basis, research models accounted for 62%, and biomedical products and services accounted for 38%, of net sales for the nine-month period ended September 25, 1999. Over the same period, Charles River and Holdings reported pro forma net sales of $177.1 million and pro forma combined Adjusted EBITDA of $45.4 million. Adjusted EBITDA represents EBITDA, as defined, adjusted for non-recurring, non-cash and cash items, as appropriate, which are more fully described on page 6. We present Adjusted EBITDA because we believe it is a meaningful indicator of Charles River's operating performance, and it is the measure by which some of the covenants under the new credit facility are computed. EBITDA, as defined, and Adjusted EBITDA are not intended to represent cash flows for the period, nor are they presented as an alternative to operating income or as an indicator of operating performance. They should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP in the United States and are not indicative of operating income or cash flow from operations as determined under GAAP. Our method of computation may not be comparable to other similarly titled measures of other companies.

     Sierra, which we recently acquired, is a pre-clinical biomedical services company with expertise in drug safety and effectiveness assessment studies using research models. Sierra offers its services to biotechnology, pharmaceutical and medical device companies that are principally focused on conducting studies needed in the early stages of drug development, especially those that require highly specialized scientific capabilities. Sierra has expertise in conducting critical developmental studies on potential new drugs and devices using research models, including short-term evaluations of potential new treatment for human or animal disease conditions.

     Net Sales. We recognize net sales when a product is shipped or as services are rendered. Over the past three years, unit volume of small animal research models has increased modestly in North America and has decreased modestly in Europe. During the same period, sales in both North America and Europe have increased, principally as a result of price increases and a shift in mix towards higher priced research models. In recent years, we have increased our focus on the sale of specialty research models, such as special disease models, which have contributed to additional sales growth.

     Our customers typically place orders for research models with less than a week's lead time. Meeting such demand requires efficient inventory management and strong customer service support. We improved inventory availability in the last two years through better forecasting and production mix, and most importantly, improved biosecurity, thereby reducing the possibility of contaminations.

     Biomedical products and services have grown at a compounded rate of 31% from 1996 to 1998 and accounted for 30% of our sales in 1998, compared to 22% in 1996. Our growth in this business demonstrates our ability to capitalize on our core research model technology and enter into related product development activities undertaken by our customers.

     Pricing. We maintain published list prices for all of our research models, biomedical products and some of our services. We also have pricing agreements with our customers which provide some discounts, usually based on volume. Many of our services are based on customized orders and are priced accordingly. While pricing has been competitive, some of our products are priced at a premium due to the higher quality, better availability, and superior customer support that our customers associate with our products.

     Biosecurity. Biosecurity is our highest operational priority. Prior breaches of biosecurity have adversely affected our results of operations, and we cannot assure you that future breaches would not materially affect our results of operations. A biosecurity breach typically results in additional expenses from the need to "recycle" or clean up the contaminated room, which in turn results in inventory loss, clean-up and start-up costs, and can reduce net sales as a result of lost customer orders and credits for prior shipments. We experienced several significant contaminations in 1996 and a few significant contaminations in 1997, both in our isolation rooms for research models and in our poultry houses for SPF eggs. As a result, our net sales in 1996 and 1997 were adversely affected by our inability to fulfill customer orders and our expenses were increased during those periods by the costs associated with cleaning up the contaminations. Since December 31, 1996, we have made over $6.0 million of capital expenditures designed to strengthen our biosecurity, primarily by upgrading our production facilities. In addition, we have made significant changes to our operating procedures for isolation rooms and poultry houses designed to further minimize the risks of contamination, including, for example, increasing the frequency of replacing masks and gowns, and most importantly, increasing awareness and training among our employees. These improvements to our operating procedures increased annual ongoing biosecurity related expenses by approximately $0.5 million in 1998. While we cannot assure you that we will not experience future significant isolation room or poultry house contaminations in the future, these changes have contributed to our absence of significant contaminations during 1998 and the first nine months of 1999.

     Acquisitions. Since December 31, 1996, we have successfully acquired and integrated four companies, which contributed $6.3 million in sales in 1998, or 3.3% of total sales. We acquired Sierra for an initial total purchase price of $24.0 million, including approximately $18.0 million in cash paid to former shareholders and assumed debt of approximately $6.0 million, which we immediately retired. In addition, we have agreed to pay (a) up to $2.0 million in contingent purchase price if specified financial objectives are reached by December 31, 2000, (b) up to $10.0 million in performance-based bonus payments if specified financial objectives are reached over the next five years, with no payment in any individual year to exceed $2.7 million, and (c) $3.0 million in retention and non-competition payments contingent upon the continuing employment of specified key scientific and managerial personnel through June 30, 2001.

     The $2.0 million in contingent purchase price will, if paid, increase goodwill and/or other identifiable intangibles by the same amount and not affect our results of operations except through the subsequent related amortization expense and any interest expense related to any borrowings necessary to finance such payment. The $10.0 million in performance-based bonus payments, will, if paid, be expensed during the period in which it becomes reasonably certain that such financial objectives will be achieved. We will expense the $3.0 million in retention and non-competition payments over the next two years. The contingent purchase price and performance-based bonus payments are not reflected in the pro forma financial data included elsewhere herein because they are not considered reasonably estimable; the retention and non-competition payments are not included in the pro forma financial data as they are considered non-recurring.

     Joint Ventures. We have two unconsolidated joint ventures which are accounted for under the equity method. Our largest is Charles River Japan, which we own 50%/50% with Ajinimoto Co., Inc., and is an extension of our research model business. Our royalty agreement provides us with 3% of the sales of locally produced research models. We also receive dividends based on our pro-rata share of 50% of net income. Dividends received from Charles River Japan were $0.7 million, $0.8 million and $0.7 million in 1996, 1997 and 1998, respectively. In addition, we received dividends of $0.8 million in 1999. Our other unconsolidated joint venture is Charles River Mexico, an extension of our SPF eggs business, which is not significant to our operations.

     Restructuring Program. During 1996 and 1997, we implemented two restructuring programs. Our plans, which were submitted to and approved by B&L, were designed to reduce excess capacity, increase efficiencies, eliminate nonessential operating and staff personnel, and close several small product-lines.

      In 1996, we established a restructuring reserve in the amount of $4.7 million, based on our plan to close some animal facilities in the U.S., eliminate personnel in U.S., Europe and elsewhere, and close an animal facility in Germany. These were areas in our business where due to excess capacity or staff, financial performance was below expectations. These actions, which were completed in 1996, had the impact of reducing cost of products sold and services provided and selling, general and administrative expenses. These initiatives contributed to improved profitability by eliminating costs, and improving operating efficiencies in all areas targeted. When we prepared our restructuring program, we estimated we would save approximately $2.6 million on an annual basis. While we were successful in reducing our headcount, closing the small product lines and reducing our excess capacity, we did not achieve all of the efficiencies we had hoped for and our savings were somewhat less than planned. In 1996 we saved approximately $1.6 million from these actions, and in 1997 we saved approximately $1.9 million. After 1997, we have not continued to track expense savings, in part because the continuous evolution and changes that take place in our business make this difficult, and in addition, the value of monitoring the savings diminishes over time.

     In 1997, we established a restructuring reserve in the amount of $5.9 million, based on our plan to close particular facilities and eliminate personnel in our SPF egg business, eliminate personnel in Europe, reduce corporate staff, and relocate our primate colony. We have completed the actions underlying this plan and such actions had the impact of reducing cost of products sold and services provided and selling, general and administrative expenses. This had the impact of improving profitability in those areas affected. At the time we prepared our restructuring program, we estimated we would save approximately $3.1 million on an annual basis. While our savings were significant, we did not achieve our original estimate, principally because we have not realized any benefit from the relocation of our primate colony, which has just been completed. In 1997 we saved approximately $0.6 millions from these actions, and in 1998 we saved approximately $2.6 million. Since we are currently in the process of selling the entire colony, we are unable to measure the positive impact of the relocation.

     Allocation of Costs from Bausch & Lomb. Historically, B&L charged us for some direct expenses, including insurance, information technology and other miscellaneous expenses, based upon actual charges incurred on our behalf. However, these charges and estimates are not necessarily indicative of the costs and expenses which would have resulted had we incurred these costs as a stand-alone entity. The actual amounts of expenses we incur in future periods may vary significantly from these allocations and estimates. We expect to incur other incremental expenses as a stand-alone company. See "Unaudited Pro Forma Condensed Consolidated Financial Data."

     The Transactions. The Recapitalization, which was consummated on September 29, 1999, was accounted for as a leveraged recapitalization, which will have no impact on the historical basis of our assets and liabilities. The Sierra Acquisition was accounted for under the purchase method of accounting with the purchase price allocated to the assets and liabilities of Sierra based on an estimate of their fair value, with the remainder, if any, being allocated to goodwill. On a pro forma basis, we incurred various costs of approximately $19.6 million (pre-tax) in connection with consummating the Transactions. We will capitalize and amortize the portion of these costs that represents deferred financing costs over the life of the related financing. We will charge a portion of the expenses related to the Recapitalization to retained earnings and include in the purchase price the portion related to the Sierra Acquisition.

     Deferred Tax Assets. In conjunction with the Recapitalization, we will make an election under section 338(h)(10) of the Internal Revenue Code of 1986, as amended. Such election results in a step-up in the tax basis of the underlying assets. The resulting net deferred tax asset of $88.1 million is expected to be realized over 15 years through future tax deductions which are expected to reduce future tax payments. See Note (e) to the Unaudited Pro Forma Condensed Consolidated Balance Sheet included in the Unaudited Pro Forma Condensed Consolidated Financial Data.

Results of Operations

     The following table summarizes historical results of operations as a percentage of net sales for the periods shown:


                                                                 Fiscal Year Ended                           Nine Months Ended
                                                -----------------------------------------------    ---------------------------------
                                                 December 28,    December 27,      December 26,    September 26,       September 25,
                                                     1996            1997              1998             1998                1999
                                                -------------    ------------      ------------    -------------       -------------
Net sales......................................     100.0%          100.0%            100.0%            100.0%             100.0%
Costs of products sold and service provided....      62.8            65.3              63.4              62.6               60.4
Selling, general and administrative expenses...      18.2            17.8              17.7              17.3               18.3
Amortization of goodwill and other intangibles.       0.4             0.5               0.7               0.7                0.7
Restructuring charges..........................       3.1             3.5              --                --                 --
                                                    -----           -----             -----             -----              -----
Operating income...............................      15.5            12.9              18.2              19.4               20.6
                                                    -----           -----             -----             -----              -----
Net income.....................................       9.8%            9.0%             12.1%             12.7%              12.4%
                                                    =====           =====             =====             =====              =====

Nine Months ended September 25, 1999 Compared to Nine Months ended September 26, 1998

     Net Sales. Net sales for the first nine months of 1999 were $161.1 million, an increase of $15.6 million, or 10.7%, from $145.5 million in the first nine months of 1998.

     Research Models. Net sales of research models for the first nine months of 1999 were $109.2 million, an increase of $6.0 million, or 5.8%, from $103.2 million for the first nine months of 1998. Sales increased due to the increase in small animal research model sales in North America and Europe of $6.7 million, resulting from improved pricing, a more favorable product mix (meaning a shift to higher priced units) and an increase in unit volume. We also experienced growth in our primate import and conditioning business of $0.6 million, mainly due to pricing.

     Biomedical Products and Services. Net sales of biomedical products and services for the first nine months of 1999 were $51.9 million, an increase of $9.6 million, or 22.7%, from $42.3 million for the first nine months of 1998. At the beginning of the second quarter of 1998, we acquired two new businesses that contributed $2.8 million of this sales growth. The remaining increase was due to significant sales increases of Special Animal Services of $2.1 million and Endotoxin testing kits of $1.3 million, and sales from our facility management contracts of $1.1 million, primarily due to better customer awareness of our outsourcing solutions.

     Cost of Products Sold and Services Provided. Cost of products sold and services provided for the first nine months of 1999 was $97.2 million, an increase of $6.2 million, or 6.8%, from $91.0 million for the first nine months of 1998.

     Research Models. Cost of products sold and services provided for research models for the first nine months of 1999 was $65.4 million, an increase of $1.7 million, or 2.7%, compared to $63.7 million for the first nine months of 1998. Cost of products sold and services provided for the first nine months of 1999 was 59.9% of net sales compared to 61.7% of net sales for the first nine months of 1998. Cost of products sold and services provided increased at a lower rate than net sales due to the more favorable product mix and better pricing, as well as improved capacity utilization.

     Biomedical Products and Services. Cost of products sold and services provided for biomedical products and services for the first nine months of 1999 was $31.8 million, an increase of $4.5 million, or 16.5%, compared to $27.3 million for the first nine months of 1998. Cost of products sold and services provided for the first nine months of 1999 was 61.3% of net sales compared to 64.5% of net sales for the first nine months of 1998. Cost of products sold and services provided increased at a lower rate than net sales, due to improved utilization in our SPF egg business, and a favorable sales mix in our Special Animal Services and biosafety testing businesses.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the first nine months of 1999 were $29.4 million, an increase of $4.2 million, or 16.7% from $25.2 million for the first nine months of 1998. Selling, general and administrative expenses for the first nine months of 1999 were 18.2% of net sales, compared to 17.3% of net sales for the first nine months of 1998. Selling, general and administrative expenses also included research and development expense of $0.4 million for the first nine months of 1999 compared to $0.8 million for the same period in 1998.

     Research Models. Selling, general and administrative expenses for research models for the first nine months of 1999 were $15.7 million, an increase of $2.5 million, or 18.9%, compared to $13.2 million, for the first nine months of 1998. Selling, general and administrative expenses for the first nine months of 1999 were 14.4% of net sales, compared to 12.8% for the first nine months of 1998. The increase was attributable to additional worldwide marketing efforts, additional salespeople in the United States and the impact of selling efforts in Europe for ESD, a business acquired at the end of 1998.

     Biomedical Products and Services. Selling, general and administrative expenses for biomedical products and services for the first nine months of 1999 were $7.5 million, an increase of $0.9 million, or 13.6%, compared to $6.6 million for the first nine months of 1998. Selling, general and administrative expenses for the first nine months of 1999 decreased to 14.5% of net sales, compared to 15.6% of net sales for the first nine months of 1998, due to the significant increase in sales.

     Unallocated Corporate Overhead. Unallocated corporate overhead, which consists of various corporate expenses, was $6.2 million for the first nine months of 1999, an increase of $0.8 million, or 14.8%, compared to $5.4 million for the first nine months of 1998. The increase resulted from a number of items, the most significant of which related to the write down of a small investment in one of our joint ventures, which is undergoing significant financial difficulties.

     Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles for the first nine months of 1999 was $1.1 million, an increase of $0.1 million, or 10.0%, from $1.0 million for the first nine months of 1998. The increase was due to the effect of three recent acquisitions, two in April 1998 and one in December 1998.

     Restructuring Charges. There were no restructuring charges during the nine months ended September 25, 1999 and September 26, 1998. During the nine months ended September 25, 1999, we charged $0.8 million of previously reserved for costs against the recorded restructuring reserves. The remaining reserves, which primarily relate to continuing severance payments and relocation and refoliation costs, are expected to be fully utilized by the end of 1999.

     Operating Income. Operating income for the first nine months of 1999 was $33.3 million, an increase of $5.1 million, or 18.1%, from $28.2 million in the first nine months of 1998. Operating income for the first nine months of 1999 was 20.7% of net sales, compared to 19.4% of net sales for the first nine months of 1998. Operating income increased in total and as a percentage of net sales for the reasons described below.

     Research Models. Operating income from sales of research models for the first nine months of 1999 was $28.0 million, an increase of $1.7 million, or 6.5%, from $26.3 million in the first nine months of 1998. Operating income from sales of research models for the first nine months of 1999 was 25.5% of net sales, unchanged from the first nine months of 1998.

     Biomedical Products and Services. Operating income from sales of biomedical products and services for the first nine months of 1999 was $11.5 million, an increase of $4.2 million, or 57.5%, from $7.3 million in the first nine months of 1998. Operating income from sales of biomedical products and services for the first nine months of 1999 increased to 22.2% of net sales, compared to 17.3% of net sales for the first nine months of 1998, due to improvements in pricing, sales mix and cost savings achieved.

     Other Income. During the third quarter of 1999, we recorded a $1.4 million gain on the sale of two small facilities, one located in Florida, and the other located in the Netherlands.

     Income Taxes. The effective tax rate of 48.4% for the first nine months of 1999 as compared to 39.6% for the first nine months of 1998, reflects the remittance of cash dividends of $20.7 million from our foreign subsidiaries which, in turn, were remitted to B&L. The related amounts were previously considered permanently reinvested in the foreign jurisdictions for U.S. income tax reporting purposes, therefore, we were required to provide additional taxes upon their repatriation to the U.S. In addition, during the nine months ended September 25, 1999, an election was made by B&L to treat some foreign entities as branches for United States income tax purposes. As a result, all previously untaxed accumulated earnings of such entities became immediately subject to tax in the United States. The receipt of the cash dividends from the foreign subsidiaries and the foreign tax elections made resulted in incremental United States taxes of $2.0 million, net of foreign tax credits, during the nine months ended September 25, 1999.

     Net Income. Net income for the first nine months of 1999 was $20.0 million, an increase of $1.5 million, or 8.1%, from $18.5 million in the first nine months of 1998. The increase was attributable to the factors described above.

Fiscal 1998 Compared to Fiscal 1997

     Net Sales. Net sales in 1998 were $193.3 million, an increase of $22.6 million, or 13.2%, from $170.7 million in 1997.

     Research Models. Net sales of research models in 1998 were $134.6 million, an increase of $9.4 million, or 7.5%, from $125.2 million in 1997. Sales increased due to the increase in small animal research model sales in North America of $4.2 million, resulting from improved pricing and a more favorable product mix. In addition, in 1998 we were not affected by the significant contaminations which negatively impacted sales in 1997. Overall, unit volumes remained relatively flat, with modest increases in North America offset by modest declines in Europe. Our net sales in our primate import and conditioning business increased by $3.2 million as a result of expansion in our boarding and service business.

     Biomedical Products and Services. Net sales of biomedical products and services in 1998 were $58.7 million, an increase of $13.2 million, or 29.0%, from $45.5 million in 1997. During 1998 we acquired three businesses that contributed $6.1 million of our sales growth. The remaining increase was due to increased sales across all of our product lines, and in particular our Special Animal Services of $2.2 million and Endotoxin testing businesses of $1.9 million.

     Cost of Products Sold and Services Provided. Cost of products sold and services provided in 1998 was $122.5 million, an increase of $11.0 million, or 9.9%, from $111.5 million in 1997.

     Research Models. Cost of products sold and services provided for research models for 1998 was $85.8 million, an increase of $3.3 million, or 4.0%, compared to $82.5 million in 1997. Cost of products sold and services provided for 1998 was 63.7% of net sales compared to 65.9% for 1997. Cost of products sold and services provided increased for 1998 compared to 1997, but at a slower rate than net sales due principally to better product mix and pricing as well as greater economies of scale and improved production efficiencies.

     Biomedical Products and Services. Cost of products sold and services provided for biomedical products and services for 1998 was $36.7 million, an increase of $7.7 million, or 26.6%, compared to $29.0 million in 1997. Cost of products sold and services provided was 62.5% of net sales in 1998 compared to 63.7% in 1997. Cost of products sold and services provided increased for 1998 compared to 1997, but at a slower rate than net sales due principally to cost savings.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses in 1998 were $34.1 million, an increase of $3.6 million, or 11.8%, from $30.5 million in 1997. Selling, general and administrative expenses in 1998 were 17.6% of net sales compared to 17.9% of net sales in 1997. These expenses increased mainly in line with sales. Selling, general and administrative expenses also included research and development expense of $1.4 million in 1998, which was the same amount as in 1997.

     Research Models. Selling, general and administrative expenses for research models for 1998 were $18.1 million, a decrease of $1.5 million, or 7.7%, compared to $19.6 million, for 1997. Selling, general and administrative expenses for 1998 decreased to 13.4% of net sales, compared to 15.7% for 1997 due primarily to the significant increase in sales.

     Biomedical Products and Services. Selling, general and administrative expenses for biomedical products and services for 1998 were $9.7 million, an increase of $2.8 million, or 40.6%, compared to $6.9 million for 1997. Selling, general and administrative expenses for 1998 were 16.5% of net sales, compared to 15.2% of net sales for 1997. The increase was principally attributable to the acquisition of two small businesses in April 1998.

     Unallocated Corporate Overhead. Unallocated corporate overhead was $6.3 million for 1998, an increase of $2.3 million, or 57.5%, compared to $4.0 million in 1998. The increase was due to an increase in our supplemental retirement program costs, along with an increase in management bonuses for 1998.

     Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles in 1998 was $1.3 million, an increase of $0.5 million, or 62.5%, from $0.8 million in 1998. The increase was due to the acquisition of two small service businesses in April 1998.

     Restructuring Charges. There were no restructuring charges in 1998 compared to $5.9 million in 1997 associated with the restructuring program discussed above. During 1998, we charged $1.6 million of previously reserved for costs against the previously recorded restructuring reserves.

     Operating Income. Operating income in 1998 was $35.3 million, an increase of $13.2 million, or 59.7%, from $22.1 million in 1997. Operating income in 1998 was 18.3% of net sales compared to 12.9% of net sales in 1997.

     Research Models. Operating income from research models in 1998 was $30.5 million, an increase of $10.9 million, or 55.6%, from $19.6 million in 1997. Operating income from sales of research models in 1998 increased to 22.7% of net sales, compared to 15.7% of net sales in 1997 for the reasons described above.

     Biomedical Products and Services. Operating income from biomedical products and services in 1998 was $11.1 million, an increase of $4.6 million, or 70.8%, from $6.5 million in 1997. Operating income increased to 18.9% of net sales, compared to 14.3% of net sales in 1997 for the reasons described above.

     Income Taxes. The effective tax rate in 1998 was 39.4% compared to 38.3% in 1997.

     Net Income. Net income in 1998 was $23.4 million, an increase of $8.1 million, or 52.9%, from $15.3 million in 1997. The increase was attributable to the factors referred to above.

Fiscal 1997 Compared to Fiscal 1996

     Net Sales. Net sales in 1997 were $170.7 million, an increase of $15.1 million, or 9.7%, from $155.6 million in 1996.

     Research Models. Net sales of research models in 1997 were $125.2 million, an increase of $3.9 million, or 3.2%, from $121.3 million in 1996. Sales increased due to the increase in small animal research model sales in North America of $1.7 million, primarily due to improved pricing and a favorable product mix which more than offset slight unit volume declines in Europe and flat unit volume sales in North America. The unit volume declines were partially due to a number of contaminations which occurred in 1996 and several contaminations in 1997, which mostly impacted net sales in 1997. In addition, net sales in 1997 were negatively impacted by $6.2 million due to foreign currency translations. Sales in our primate business increased $6.8 million after our imported primates business was reacquired at the beginning of the third quarter of 1996.

     Biomedical Products and Services. Net sales of biomedical products and services in 1997 were $45.5 million, an increase of $11.2 million, or 32.7%, from $34.3 million in 1996. The increase was due to increased sales of SPF eggs of $3.0 million, an increase in facility management contracts of $2.9 million and $1.6 million from the acquisition of our French distributor for Endotoxin testing kits in the beginning of the second quarter of 1996.

     Cost of Products Sold and Services Provided. Cost of products sold and services provided in 1997 was $111.5 million, an increase of $13.7 million, or 14.0%, from $97.8 million in 1996.

     Research Models. Cost of products sold and services provided for research models for 1997 was $82.5 million, an increase of $6.5 million, or 8.6%, compared to $76.0 million in 1996. Cost of products sold and services provided for 1997 was 65.9% of net sales compared to 62.7% for 1996. Cost of products sold and services provided increased for 1997 compared to 1996 at a greater rate than sales due principally to additional costs associated with biosecurity and the prevention of contaminations.

     Biomedical Products and Services. Cost of products sold and services provided for biomedical products and services for 1997 was $29.0 million, an increase of $7.2 million, or 33.0%, compared to $21.8 million in 1996. Cost of products sold and services provided for 1997 was 63.7% of net sales in 1997 compared to 63.6% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses in 1997 were $30.5 million, an increase of $2.2 million, or 7.8%, from $28.3 million in 1996. Selling, general and administrative expenses in 1997 were 17.9% of net sales compared to 18.2% of net sales in 1996. Selling, general and administrative expenses also included research and development expense of $1.4 million in 1997, compared to $1.5 million in 1996.

     Research Models. Selling, general and administrative expenses for research models for 1997 were $19.6 million, a decrease of $0.1 million, or 0.5%, compared to $19.7 million, for 1996. Selling, general and administrative expenses for 1997 were 15.7% of net sales, compared to 16.2% for 1996.

     Biomedical Products and Services. Selling, general and administrative expenses for biomedical products and services for 1997 were $6.9 million, an increase of $1.5 million, or 27.8%, compared to $5.4 million for 1996. Selling, general and administrative expenses for 1997 were 15.2% of net sales, compared to 15.7% of net sales for 1996.

     Unallocated Corporate Overhead. Corporate overhead was $4.0 million for 1997, an increase of $0.8 million, or 25.0%, compared to $3.2 million in 1996.

     Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles in 1997 was $0.8 million, an increase of $0.2 million, or 33.3%, from $0.6 million in 1996. The increase was due to the acquisition of our French distributor for Endotoxin testing kits in the beginning of the second quarter of 1996.

     Restructuring Charges. Restructuring charges in 1997 were $5.9 million, an increase of $1.2 million, or 25.5%, from $4.7 million in 1996. The 1997 restructuring charges consisted of the following: plant closings and personnel reductions in our SPF egg business, severance costs and relocation costs for our purpose bred primates in the Florida Keys and related refoliation costs and staff reductions and associated severance costs in Europe and the United States. The 1996 restructuring charges consisted of the following: plant closings in the United States and Europe of the small animal business, personnel reductions at our European headquarters, administrative staff reductions at the SPF egg business, and shut-down or combining of several other small businesses. During 1997, we charged $3.2 million of costs against the reserves recorded in 1997. The restructuring activities provided for in 1996 were completed by the end of the year with actual charges approximating those originally provided for.

     Operating Income. Operating income in 1997 was $22.1 million, a decrease of $2.0 million, or 8.3%, from $24.1 million in 1996. Operating income in 1997 was 12.9% of net sales compared to 15.5% of net sales in 1996. Operating income decreased in total and as a percentage of net sales due to the factors described above.

     Research Models. Operating income from research models in 1997 was $19.6 million, a decrease of $4.5 million, or 18.7%, from $24.1 million in 1996. Operating income from sales of research models in 1997 decreased to 15.7% of net sales, compared to 19.9% of net sales in 1996 due primarily to biosecurity costs and higher restructuring charges.

     Biomedical Products and Services. Operating income from biomedical products and services in 1997 was $6.5 million, an increase of $3.2 million, or 97.0%, from $3.3 million in 1996. Operating income from sales of biomedical products and services in 1997 increased to 14.3% of net sales, compared to 9.6% of net sales in 1996 due to the significant increase in sales.

     Income Taxes. The effective tax rate in 1997 was 38.3%, compared to 44.6% in 1996, due to higher foreign statutory tax rates in 1996.

     Net Income. Net income in 1997 was $15.3 million, an increase of $0.1 million, or 0.7%, from $15.2 million in 1996. The increase was attributable to the factors referred to above.

Liquidity and Capital Resources

   Post-Transactions

     Our principal sources of liquidity are cash flow from operations and borrowings under our new credit facility. Our principal uses of cash are debt service requirements as described below, capital expenditures, working capital requirements and acquisitions.

     On a pro forma basis, after giving effect to the Transactions, as of September 25, 1999, Charles River and Holdings had:

     o    total combined  indebtedness of approximately $382.8 million

     o approximately $28.0 million of borrowings available under our new credit facility, subject to customary conditions

     Our significant debt service obligations following the Transactions could, under some circumstances, have material consequences to our security holders. See "Risk Factors--Risks relating to our debt."

     The term loan facility under the new credit facility consists of a $40.0 million term loan A facility and a $120.0 million term loan B facility. The term loan A facility matures six years after the closing date of the facility and the term loan B facility matures eight years after the closing date of the facility.

     The new credit facility also includes a $30.0 million revolving credit facility which matures six years after the closing date of the facility. The revolving credit facility may be increased by up to $25.0 million at our request, which will only be available to us under some circumstances, subject to a successful syndication under the same terms and conditions of the $30.0 million revolving credit facility.

     Loans under the term loan A facility and the revolving facility will bear interest, at our option, at the alternate base rate or the reserve adjusted LIBOR rate plus, in each case, applicable margins of 3.00% for LIBOR loans and 1.75% for base rate loans. Loans under the term loan B facility will bear interest, at our option, at the alternate base rate or the reserve adjusted LIBOR rate plus, in each case, applicable margins of 3.75% for LIBOR loans and 2.50% for base rate loans. We pay commitment fees in an amount equal to 0.50% per annum on the daily average unused portion of the revolving credit facility. Such fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility. Beginning approximately six months after the closing date of the new credit facility, the applicable margins applicable to loans under the term loan A facility and the revolving facility and commitment fees will be determined based on the ratio (the "Leverage Ratio") of consolidated total debt to consolidated EBITDA (as defined in the new credit facility) of our company and our restricted subsidiaries (as defined in the new credit facility).

     CRL Transactions Co., Inc. was newly incorporated in the state of Delaware on December 16, 1999, and is a wholly owned subsidiary of Charles River. Therefore, no financial data exists for CRL Transactions Co. for the nine months ended September 25, 1999. Under a covenant described under "Description of Notes - Certain Covenants", CRL Transactions Co. is required to guarantee the notes if it guarantees the debt under the new credit facility. Currently, Charles River is in the process of and expects to obtain a waiver from the lenders under the new credit facility, releasing CRL Transactions Co.'s obligation to guarantee the debt under the new credit facility. Therefore, CRL Transactions Co. will not be a guarantor of the notes.

     All of our future domestic restricted subsidiaries will be guarantors of the new credit facility. Our obligations under the new credit facility are or will be secured by:

     o    all of our stock,

     o all of our existing and after-acquired personal property and all the existing and after-acquired personal property of our future domestic restricted subsidiaries, including a pledge of all of the equity interests of all our future restricted subsidiaries held by us or any of our restricted subsidiaries and no more than 65% of the equity interests of any foreign restricted subsidiary, and all intercompany debt in our favor,

     o first-priority perfected liens on all of our material existing and after-acquired real property fee and leasehold interests, subject to customary permitted liens (as defined in the new credit facility), and

     o    a negative pledge on all of our and our subsidiaries' assets.

     The new credit facility contains customary covenants and restrictions on our ability to engage in particular activities, including, but not limited to:

     o    limitations on other indebtedness, liens, investments and guarantees,

     o restrictions on dividends and redemptions and payments on subordinated debt and

     o restrictions on mergers and acquisitions, sales of assets and leases. The new credit facility also contains customary events of default and a cross-default to indebtedness of Holdings.

     The notes mature in 2009. Interest on the notes is payable semi-annually in cash. The notes contain customary covenants and events of default, including covenants that limit our ability to incur debt, pay dividends and make particular investments.

     We anticipate that we will spend approximately $15.0 million on a pro forma basis for capital expenditures in 1999. The new credit facility contains restrictions on our ability to make capital expenditures. Based on current estimates, management believes that the amount of capital expenditures permitted to be made under the new credit facility will be adequate to grow our business according to our business strategy and to maintain the properties and businesses of our continuing operations. We anticipate we will spend approximately $13.5 million for capital expenditures in 2000.

     Working capital totaled $31.9 million at September 25, 1999 on a pro forma basis. Management believes that we will continue to require working capital consistent with past experience and that current levels of working capital, together with borrowings available under the new credit facility, will be sufficient to meet expected liquidity needs in the near term.

     Reference should be made to Quantitative and Qualitative Disclosures about Market Risk found on page 37 where a table disclosing the Company's total anticipated debt service requirements in the period 2000 through 2004 can be found. We anticipate that our operating cash flow, together with borrowings under the new credit facility, will be sufficient to meet our anticipated future operating expenses, capital expenditures and debt service obligations as they become due. However, our ability to make scheduled payments of principal of, to pay interest on or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. See "Risk Factors."

     From time to time we will continue to explore additional financing methods and other means to lower our cost of capital, which could include stock issuance or debt financing and the application of the proceeds therefrom to the repayment of bank debt or other indebtedness. In addition, in connection with any future acquisitions, we may require additional funding which may be provided in the form of additional debt or equity financing or a combination thereof. It is possible that we may not be able to obtain such additional financing on favorable financial terms.


     In connection with the Transactions, Holdings issued $37.6 million aggregate principal amount of 16.27% senior discount debentures with other warrants to the DLJMB Funds and other investors. The senior discount debentures accrete from their original issue price of $37.6 million to $82.3 million by October 1, 2004. Thereafter, interest is payable in cash. The senior discount debentures mature on April 1, 2010. The senior discount debentures contain covenants and events of default substantially similar to those contained in the notes. In addition, Holdings issued to the subsidiaries of Bausch & Lomb a subordinated discount note with an original issue price of $43.0 million. The subordinated discount note accretes at the rate of 12% prior to October 1, 2004 and thereafter at 15% to an aggregate principal amount of

$175.3 million at maturity on October 1, 2010. The subordinated discount notes are subject to mandatory redemption upon a change of control at the option of the holder thereof and are subject to redemption at Holdings' option at any time.


     As previously discussed, Holdings is a holding company with no operations or assets other than its ownership of 100% of Charles River's outstanding common stock. Charles River neither guarantees nor pledges its assets as collateral for the senior discount debenture or the subordinated discount note, both issued by Holdings. Holdings has no source of liquidity other than dividends from Charles River. Charles River's ability to pay dividends will be subject to limitations contained in the indenture governing the notes and the new credit facility.

   Historical

     Nine Months Ended September 25, 1999 Compared to Nine Months Ended September 26, 1998

     Cash flow from operating activities for the nine months ended September 25, 1999 was $19.6 million compared to $23.5 million for the nine months ended September 26, 1998 due to an increase in working capital.

     Net cash used in investing activities, consisting primarily of capital expenditures and acquisitions, was $4.8 million for the nine months ended September 25, 1999 compared to $14.3 million for the nine months ended September 26, 1998. The investing levels primarily change from year to year as the result of spending on acquisitions. The large amount in 1998 primarily relates to the acquisition of Tektagen, Inc. Capital expenditures were $7.4 million for the nine months ended September 25, 1999, compared to $5.8 million for the nine months ended September 26, 1998. There were not any significant capital commitments at September 25, 1999. We continually monitor our capital spending in relation to current and anticipated business needs. Our operations typically do not require large capital expenditures and we anticipate that capital spending will remain relatively consistent except for requirements related to acquisitions.

     Net cash used in financing activities, consisting principally of net activity with B&L, was $34.6 million for the nine months ended September 25, 1999 compared to $2.4 million for the nine months ended September 26, 1998. This large increase relates principally to B&L dividending all excess cash in Charles River Laboratories in connection with the Transactions.

     Fiscal 1998 Compared to Fiscal 1997

     Cash flow from operating activities in 1998 was $36.7 million compared to $23.7 million in 1997, due to an increase in net income and a decrease in working capital.

     Net cash used in investing activities in 1998 was $22.3 million compared to $12.3 million in 1997. The increase in 1998 was primarily due to the acquisition of Tektagen, Inc. Capital expenditures were $11.9 million in 1998, the same as 1997. Cash paid for acquisitions was $11.1 million in 1998, compared to $1.2 million in 1997.

     Net cash used in financing activities was $8.0 million in 1998 compared to $12.9 million in 1997. The decrease is due to less remittances to B&L.

     Fiscal 1997 Compared to Fiscal 1996

     Cash flow from operating activities in 1997 was $23.7 million compared to $20.5 million in 1996, due to a decrease in working capital.

     Net cash used in investing activities in 1997 was $12.3 million compared to $11.7 million in 1996. Capital expenditures were $11.9 million in 1997, compared to $11.6 million in 1996.

     Net cash used in financing activities was $12.9 million in 1997 compared to $4.1 million in 1996. The increase is due to increased remittances to B&L.

     We anticipate that our operating cash flow, together with borrowings under the new credit facility, will be sufficient to meet our anticipated future operating expenses, capital expenditures and debt service obligations as they become due.

However, our ability to make scheduled payments of principal of, to pay interest on or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. See "Risk Factors."

Year 2000 Compliance

     We have been addressing the potential risks associated with the year 2000 date issue. We are following a formal program developed by B&L to assess and renovate internal information technology ("IT") and non-information technology ("non-IT") operations that are at risk, and further, to evaluate the year 2000 readiness of key third-party suppliers and recipients of products, services, materials or data. Year 2000 issues are being addressed through a combination of software replacement, system upgrades and, in limited instances, source code modifications (collectively, "renovation"). Ongoing reengineering projects have had the incidental benefit of remediating several major year 2000 issues.

     The assessment phase of IT systems is substantially complete. The renovation phase is on schedule and all key IT systems are compliant as of November 1999. We expect other IT systems to be tested and compliant by mid-December 1999. For non-IT systems, we have utilized a leading production systems integration firm specializing in year 2000 assessment and remediation of manufacturing, laboratory and research and development facilities. The assessment phase was fully completed during the second quarter of 1999. At this time, we have tested all key non-IT systems and such systems are compliant. We assessed the readiness of key suppliers and customers in early 1999. We have interacted with each major supplier or recipient of data, including face-to-face interviews with many of those considered to be critical to our company. This assessment is complete.

     Our anticipated costs, comprised of both period expenses and capital expenditures, of identifying and remediating year 2000 issues on the above-described areas, are not expected to exceed $1.5 million. The majority of this work has been done by in-house personnel, which commenced in 1995. Management believes that our year 2000 program will substantially reduce the risk of a material adverse impact on future financial results caused by the year 2000 issue. Potential risks of a failure to address a year 2000 issue (whether IT, non-IT, or external) that could have a materially detrimental impact to us include the inability to manufacture or ship products, the inability to receive and fill orders, and problems with customers or suppliers, including the loss of electrical power or the failure of a key customer or supplier to purchase products or provide anticipated goods and services. At this stage, we have contingency plans for all our major facilities globally.

     On September 29, 1999, we acquired Sierra. We are currently working with local management to implement the year 2000 compliance program of Charles River. We expect to complete all phases by the end of the fourth quarter of 1999.

Subsequent Transactions

     We have recently reached an agreement in principle to acquire a controlling stake in Charles River Japan. We expect to sign a definitive agreement on or about January 31, 2000, and expect the closing to take place on or about March 1, 2000.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Our primary market risk exposures are in the areas of interest-rate risk and foreign currency exchange-rate risk.

     Our exposure to interest-rate risk arises from variable-rate and fixed-rate debt arrangements entered into for other- than-trading purposes. To mitigate the risks associated with increases in interest rates, we plan to enter into interest-rate protection agreements for at least 50% of our total variable rate debt amount.

     The table below summarizes our market risks associated with debt obligations arising from the Transaction. The term loan and revolving loan will bear interest, at our option, at prime or LIBOR, plus an applicable margin. Effective interest rates shown in the table below for the term loan facility is a weighted-average of interest rates, based on the current rates. Further, as disclosed in the Summary Description of the Notes, the interest rate on the subordinated debt is subject to increase to 14% per year on August 15, 2000 in the event that we do not meet a specified ratio as of June 30, 2000.

                                                                       Fiscal Year
                                  --------------------------------------------------------------------------------------
                                       2000              2001              2002              2003              2004
                                  -----------        -----------        ---------         ---------         ------------
Subordinated Debt Balance.....      $150,000          $150,000          $150,000          $150,000          $150,000
Effective Interest Rate.......          13.5%             13.5%             13.5%             13.5%             13.5%
Principal Payments............             0                 0                 0                 0                 0
Interest Expense..............        20,250            20,250            20,250            20,250            20,250

Term Facility Balance.........       158,800           155,600           150,400           141,200           130,000
Effective Interest Rate.......          9.69%             9.69%             9.70%             9.72%             9.76%
Principal Payments............         1,200             3,200             5,200             9,200            11,200
Interest Expense..............        15,450            15,240            14,848            14,181            13,240

Revolver Balance..............             0                 0                 0                 0                 0
Available Credit..............        30,000            30,000            30,000            30,000            30,000
Fee on Unused Portion.........          0.50%             0.50%             0.50%             0.50%             0.50%
Interest Expense..............           150               150               150               150               150

     We also have exposure to some foreign currency exchange-rate fluctuations for the cash flows received from our foreign affiliates. This risk is mitigated by the fact that the operations of our subsidiaries are conducted in their respective local currencies. Currently, we do not engage in any foreign currency hedging activities as we do not believe that our foreign currency exchange-rate risk is material.

                                    BUSINESS

                                    HOLDINGS

     Holdings is a holding company and does not have any material operations or assets other than its ownership of all of the capital stock of Charles River.

                                 CHARLES RIVER

Overview

     We are a global market leader in the commercial production and supply of animal research models for use in the discovery, development and testing of new pharmaceuticals. The expansion of our core capabilities in research models has enabled us to become a leading supplier of related biomedical products and services in several specialized niche markets. Our research model capabilities and biomedical products and services, together with our global distribution network, allow us to meet the extensive needs of our broad customer base. Our customers consist primarily of:

     o large pharmaceutical companies, including the ten largest global pharmaceutical companies based on 1998 revenues

     o    biotechnology, animal health, medical device and diagnostics companies

     o    hospitals

     o    academic institutions

     o    government agencies

     Our facilities are located in 18 countries, including the United States, Canada, Japan and many European countries. On a pro forma basis, research models accounted for 62%, and biomedical products and services accounted for 38%, of net sales for the nine-month period ended September 25, 1999. Over the same time period, Charles River and Holdings reported pro forma net sales of $177.1 million and pro forma Adjusted EBITDA of $45.4 million. Adjusted EBITDA represents EBITDA, as defined, adjusted for non-recurring, non-cash and cash items, as appropriate, which are more fully described on page 6. We present adjusted EBITDA because we believe it is a meaningful indicator of Charles River's operating performance, and it is the measure by which some of the covenants under the new credit facility are computed. EBITDA, as defined, and Adjusted EBITDA are not intended to represent cash flows for the period, nor are they presented as an alternative to operating income or as an indicator of operating performance. They should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP in the United States and are not indicative of operating income or cash flow from operations as determined under GAAP. Our method of computation may not be comparable to other similarly titled measures of other companies.

     Research Models. We have a leading position in the global market for research models, which primarily consists of purpose-bred rats and mice, but also includes other rodent species such as guinea pigs and hamsters, and primates such as cynomolgous monkeys imported from Mauritius. The use of research models is often a critical part of scientific discovery in the life sciences and is required by FDA guidelines as well as foreign regulatory agencies for new drug approval processes. Our business is primarily involved in the early stages of drug discovery and development, commonly referred to as the pre-clinical stage of drug development. During this stage, promising new drug candidates are evaluated for their effectiveness and safety through testing in research models. Data from the pre-clinical stage is submitted to the applicable regulatory agency for review in order for the drug to obtain approval to advance to the human testing stage, commonly known as clinical studies. We principally produce and sell rats, mice, other rodents and primates (principally cynomolgous monkeys) with highly defined health and genetic backgrounds, primarily for use in pre-clinical research. Our research models include special disease rodent models, such as mice with impaired immune systems, which are increasingly demanded by biomedical researchers for specialized research and discovery. We focus on maintaining reliable biosecurity, which refers to the process of ensuring that research models are produced and maintained in a clean room environment that is free of viruses, bacteria and other agents which if present could alter research results when using these models. As a result, we provide consistent product availability and offer a wide variety of healthy, genetically defined and specifically targeted research models. We further differentiate our research models by providing extensive technical service and support, including scientific oversight from a team of more than 70 full-time, dedicated professionals (DVMs, MDs and PhDs) specializing in laboratory animal medicine, pathology and the study of viruses and primates, as well as molecular biology and genetics.

     Biomedical Products and Services. The principal focus of our biomedical products and services division is to meet the research needs of large pharmaceutical companies as well as biotechnology, animal health, medical device and diagnostics companies. We are a leading supplier of endotoxin testing kits that detect fever producing toxins in injectable drugs and devices and are one of only two FDA validated in vitro alternatives to an animal test. These kits are used to test materials for the presence of particular by-products of bacteria known as endotoxins, which if present and introduced to the bloodstream can cause serious illness or even death. We manufacture these kits which are based on extracts from the blood of horseshoe crabs, which visibly clots in the presence of endotoxin, thereby acting as a test for the presence of endotoxin. In addition, we are one of the world's largest producers of SPF fertile chicken eggs, which are principally used to produce poultry vaccines. Our other biomedical products and services, many of which are related to technologies developed in our research model business, include:

     o transgenic animal production, which refers to the breeding of mice genetically engineered by a scientist by introducing a gene into the mouse that would not be present otherwise

     o    medical device testing

     o    contract research services

     o comprehensive health monitoring programs, including DNA testing, of animal colonies

     o testing services for human protein drug candidates, which are drugs developed from human cells rather than from chemical synthesis

     o    facility management services

Competitive Strengths

     Long-Standing Relationships with an Extensive Customer Base. Our customers consist primarily of large pharmaceutical companies, including the ten largest global pharmaceutical companies based on 1998 revenues, as well as biotechnology, animal health, medical device and diagnostics companies and hospitals, academic institutions and government agencies. We have many long-term, stable relationships with our customers as evidenced by the fact that all of our top 20 customers in 1989 remain our customers today. We have further strengthened our customer relationships by offering related biomedical products and services to our research model customers. Our customer base is also diversified with no individual customer accounting for more than 3% of net sales in 1998 and the top 30 customers representing approximately 30% of total net sales.

     Critical Component of Pharmaceutical Research. The research models we supply are essential to the new drug discovery and development process. FDA guidelines and some foreign regulatory agencies for many years have required that new drug candidates be tested on two separate animal species in the pre-clinical stage. According to the Pharmaceutical Research and Manufacturers of America, total research and development spending in the United States by research-based pharmaceutical companies was $17 billion in 1998. While pharmaceutical companies generally invest large sums of money in developing new drugs, the purchase of research models typically represents an immaterial portion of the cost to commercialize a new drug. As a result, most customers are principally focused on the quality of the research model which is critical for achieving accurate and reproducible study results and facilitating timely FDA approval of new drug candidates. For these reasons, our reputation for high quality models and consistent product availability enable us to maintain and expand our customer relationships.

     Leading Market Position. We believe that our worldwide infrastructure, global staff of nearly 100 scientific professionals, 50 years of operating history and reputation of Charles River and its predecessors for high quality products have established us as a global market leader in the commercial production and supply of research models. We maintain our leadership position through our well-established customer relationships, extensive high quality product offerings and our ability to provide complementary services. Our market leadership in research models has allowed us to capitalize on the significant research and development spending by large pharmaceutical companies. More recently, we have also been able to capitalize on outsourcing trends by our customers who are increasingly contracting out to others functions that were previously done internally, such as conducting tests of new drug compounds for effectiveness or safety in animals.

     Global Presence. We are a global provider of research models, with 49 facilities in the United States, Canada, Japan and many European countries. On a pro forma basis, our international business contributed approximately 35% of our net sales for the nine-month period ended September 25, 1999. We believe that as our customers continue to expand globally, they are likely to prefer to deal with a select number of suppliers who have the ability to offer them a wide range of products and services worldwide and in a timely manner. In addition, our customers benefit from our global presence because it reduces potential exposure to biosecurity risks. It also minimizes regulatory restrictions and costs relating to transporting research models over long distances. We provide our customers with uniform and consistent research models regardless of the location of their research study.

     Experienced and Motivated Management Team. Our senior management team has extensive experience in supplying the biomedical research industry, and an average of 17 years of experience with Charles River. Our senior management team, led by our chief executive officer, James C. Foster, has successfully grown our business, secured our current strong market positions, integrated eight strategic acquisitions since 1992 and positioned us for growth. Our senior management team has broadened our pure research model focus to also include being a leading supplier of biomedical products and services in several specialized niche markets. As a result of the recapitalization of our business, our management team indirectly holds 6.1% of the equity of Charles River, and expects to have the option to acquire additional equity of Charles River through a customary equity incentive plan.

Business Strategy

     Increase Sales in Research Models. We believe we can continue to increase our market share in this division by introducing new research models, providing exceptional technical service and support, increasing our existing price structure and product mix and maintaining reliable biosecurity. In general, we have been able to increase our prices at rates that are above the rate of inflation in the United States by maintaining high quality and specialized products, enhancing service and improving availability. We also have been focused on periodically adding higher value research models to our portfolio. These higher value research models tend to be premium priced, targeted towards specific disease conditions and provide us with an enhanced product mix that contributes to moderate but sustained growth in the research model business. We expect to continue to expand this division, both through sustained growth in demand for already introduced models and the introduction of new models.

     Expand Value-Added Biomedical Products and Services. Our biomedical products and services division has been our fastest growing division over the past several years. We believe we can continue to grow this business by capitalizing on outsourcing trends, building upon our existing capabilities and increasing our global sales.

          Capitalize on Outsourcing Trends. We have increased our offerings of biomedical products and services primarily in response to the increasing outsourcing trends within the pharmaceutical industry. We believe this shift toward increased outsourcing began in response to the pharmaceutical companies' growing capabilities in identifying potential new drug compounds and the resulting resource constraints placed on pharmaceutical research infrastructures by non-core activities. By outsourcing their non-core activities to us, our customers can focus on proprietary drug development and streamline their drug development process. In response, we have expanded our offerings to include many pre-clinical research activities undertaken by our customers.

          Build Upon Our Existing Capabilities. As a result of our strong position in research models, our global presence and our professional expertise, we have the unique capability to offer related biomedical products and services to many of our customers. We intend to build upon this expertise to capture more outsourcing business opportunities by using our existing infrastructure, reputation for quality and extensive customer contacts. We believe there are numerous other opportunities for increasing our share of high value pre-clinical research services and products.

          Increase Our Global Sales. Our current biomedical products and services customer base is primarily composed of our domestic research model customers. We intend to continue to offer and sell new biomedical products and services to our existing international research model customers as well as seek new international customers for this division. We believe that we can rapidly increase our global presence in this area by taking advantage of our existing international customer relationships and infrastructure.

     Undertake Strategic Acquisitions and Alliances. We have a history of acquiring and successfully integrating small companies in both our research model and our biomedical products and services businesses. We expect that strategic acquisitions will continue to provide an additional source of long-term growth. In addition, we believe that our association with GHCP, one of our equity investors, will assist us in identifying attractive acquisition candidates while expanding our existing business. GHCP, which is comprised of several experienced healthcare executives, has a strategic partnership with DLJMB to invest in healthcare related businesses. The founding partners of GHCP who are represented on the Charles River board include Henry Wendt, former Chairman of SmithKline Beecham Corporation, Robert Cawthorn, former Chairman and CEO of Rhone-Poulenc Rorer Inc. and Douglas Rogers, founder of Kidder, Peabody's Health Care Group.

Business Divisions

     Our business is divided into two divisions, research models and related biomedical products and services.

Research Models

     The research model business is our core business and accounted for 70% of our 1998 sales. The business is principally comprised of small animals (rats, mice and other rodents), and primates.

     Small Animal Models

     Our largest product line is the small animal models group, which consists primarily of the production and sale of large numbers of purpose-bred rats and mice to researchers. We believe we are a commercial leader in this business, supplying rodents for research since 1947. We began as a supplier of outbred rats, with genetic characteristics representative of a random population. Over the years we added other small animal species and strains to our product mix. We have also added:

     o    inbred animals, which have essentially identical genes

     o hybrid animals, which are the offspring of two different inbred parents

     o spontaneous mutant animals, which contain a naturally occurring genetic mutation (such as immune deficiency)

     o transgenic animals, which contain genetic material transferred from another source

     We believe we offer one of the largest selections of small animal models and provide our customers with high volume and high quality production. Our rats, mice and other rodent species (e.g., guinea pigs, hamsters) have been and continue to be some of the most extensively used research models in the world, largely as a result of our continuous commitment to innovation and quality in the breeding process. We provide our small animal models to numerous customers around the world, including pharmaceutical and biotechnology companies and hospitals and universities.

     The most common use of our small animal models is for the screening, discovery and testing of new drug candidates. For example, in order for a pharmaceutical company to file a complete submission for FDA approval of a new drug, it must provide evidence of safe and effective testing on two species of animal models, one small and one large, before moving into the clinic for testing on humans. Animal testing is used in order to identify, define, characterize and assess the safety of new drug candidates. Outbred, and increasingly, inbred mice are often the model of choice in early discovery and development work. Outbred rats are frequently used in safety assessment studies. Our models are also used in basic life science research within universities, hospitals and other research institutions. Unlike drug discovery, these uses are generally not specifically mandated by regulatory agencies such as the FDA, but instead are governed by the terms of government grants, institutional protocols as well as the scientific inquiry and peer review publication processes.

     Primates

     We provide primates to the research community, principally for use in drug development and testing studies. The primates we provide are most often cynomolgous monkeys sourced from the island of Mauritius, which are both purpose bred and wild caught. Primates are often used as the required large animal species in FDA or similar regulated testing protocols. We believe that the use of primates has been moderately increasing recently, as they are often the preferred model for testing the growing number of new drug candidates derived from human proteins, such as drugs developed in AIDS research.

     Our largest primate business is located in Houston, where we import, quarantine, condition, hold and sell primates exported to us by our supplier in Mauritius. We believe that these primates are unique, in that they are naturally free of herpes B virus, a common virus present in the species which is transmissible to humans in a highly toxic form. We have a long-term supply contract under which our supplier provides us with a reliable stream of purpose-bred and wild caught animals. The contract expires in December 31, 2005 but is automatically renewed for an additional five-year period unless it is breached. We also have a primate import and quarantine facility in the United Kingdom. The importing and care of these animals is not an FDA regulated activity, but rather it is principally a USDA and CDC regulated activity.

Biomedical Products and Services

     Biomedical products and services include our newer, higher growth businesses, such as: SPF eggs; endotoxin testing; special animal services; diagnostics; biosafety testing; facility management; and medical device testing.

     SPF Eggs

     Fertile SPF chicken embryos within eggs are often used by animal health companies as a living "bioreactor," or self-contained manufacturing vehicle, to grow large quantities of live or killed avian viruses. These viruses are then used as the raw material in poultry vaccines. We are a leading supplier to the major global manufacturers of poultry vaccines, researchers and other users. We also provide specially raised SPF eggs for some human vaccines. We have entered into an agreement with a company that is in the FDA approval process for a nasal spray flu vaccine for human use that, if commercially successful, may significantly increase our existing SPF eggs business.

     We have a worldwide presence that includes several SPF eggs production facilities in the United States, as well as facilities in Germany and in Australia. We have a joint venture in Mexico and a franchise in India. We also operate a specialized (or bird) avian laboratory in Storrs, Connecticut which provides support services to our customers.

     Endotoxin Testing

     We are a market leader in the endotoxin testing business, which is used to test quality control samples of injectable drugs and devices, their components and the processes under which they are manufactured, for the presence of endotoxin. Endotoxins are fever producing pathogens or toxic compounds that are highly toxic to humans when sufficient quantities are introduced into the body. Quality control testing for endotoxin contamination by our customers is a mandatory FDA requirement for injectable drugs and devices, and the manufacture of the test kits and reagents is regulated by the FDA as a medical device. Endotoxin testing uses a processed extract from the blood of the horseshoe crab, known as limulus amebocyte lysate, or "LAL." The LAL test is the first and one of the only FDA validated in vitro alternatives to an animal model test, specifically the rabbit pyrogen test. The process of extracting blood is not harmful to the crabs, which are subsequently returned to their natural ocean environment. We produce and distribute test kits and reagents to pharmaceutical and biotechnology medical device and product companies on a global basis.

     Special Animal Services

     Special Animal Services, or SAS, provides services for our customers to help them maintain, improve, breed and test animals purchased or created by them for biomedical research activities. Our special animal services business includes: transgenic breeding, model characterization and scale-up, genetic testing and characterization, quarantine, embryo cryopreservation, embryo transfer, rederivation, and health and genetic monitoring. We provide these services to more than 100 customers around the world, from pharmaceutical and biotechnology companies to hospitals and universities, and maintain more than 150 different lines of research models. Our Contract Research Services business is a discrete unit within the SAS business that provides more advanced or specialized research model studies. These projects not only capitalize on our strong historical research model capabilities, but also exploit more recently developed capabilities in protocol development, animal micro-surgery, dosing techniques, drug effectiveness testing and data management and analysis. We initiated SAS five years ago in response to our customers' outsourcing needs. The business is managed and staffed by a senior team that was trained and developed internally. This business leverages the technologies and relationships associated with our research model business.

     Diagnostics

     Diagnostics is an internally developed business that was built upon the scientific foundation created by the diagnostic laboratory needs of our research model business. We now provide commercial laboratory services to monitor and analyze the health and genetics of our customers' research models used in their research protocols. We may serve as the customer's sole source testing laboratory, or as a back-up source supporting some internal capability. Our diagnostics business is principally located in Wilmington, Massachusetts and Troy, New York.

     Biosafety Testing

     We recently entered the evolving business generally known as "biosafety testing." This is a specialized area of non-clinical quality control testing that is frequently outsourced by both pharmaceutical and biotechnology companies. The testing services we provide allow the customer to determine if the human protein drug candidates, or the process for manufacturing those products, are essentially "pure," or free of residual biological materials. The bulk of this testing work is required by the FDA, either for obtaining new drug approval or maintaining a licensed manufacturing capability. Our scientific staff consults with customers in the areas of process development, validation, manufacturing scale-up, and biological tests. Our biosafety business is located in Malvern, Pennsylvania.

     Facility Management

     Facility management involves managing the animal care function and facilities on behalf of government, academic, pharmaceutical and biotechnology companies. This business builds upon our core capabilities as a leading provider of high quality research models. We now manage all or a part of the animal care facilities of several commercial, government and academic institutions in both the United States and Europe.

     Medical Device Testing

     We have capabilities in medical device testing that are complementary to our research model business, especially in the large and growing cardiovascular field, using large research models. This business also provides services in support of animal and human health research, most notably in the area of new drug and vaccine development and experimental xenotransplantation of whole organs and tissues from swine to humans. Our medical device testing business is located in Southbridge, Massachusetts.

     Sierra

     Sierra, which we recently acquired, is a pre-clinical biomedical services company with expertise in drug safety and effectiveness assessment studies using research models. Sierra offers its services to biotechnology, pharmaceutical and medical device companies that are principally focused on conducting studies needed in the early stages of drug development, especially those that require highly specialized scientific capabilities. Sierra has expertise in conducting critical developmental studies on potential new drugs and devices using research models, including short-term evaluations of potential new treatment for human or animal disease conditions.

Customers

     Our customers consist primarily of large pharmaceutical companies, including the ten largest pharmaceutical companies based on 1998 revenues, as well as biotechnology, animal health, medical device and diagnostic companies and hospitals, academic institutions and government agencies. We have many long-term, stable relationships with our customers as evidenced by the fact that all of our top 20 customers in 1989 remain our customers today.

     During 1998, in both the research models and biomedical products and services businesses, approximately two-thirds of our sales were to pharmaceutical and biotechnology companies, and the balance to hospitals, universities and the government.

Sales, Marketing and Customer Support

     We sell our products and services principally through a direct sales force. As of September 25, 1999, we have approximately 51 employees engaged in field sales, of which 30 are in the United States, 12 are in Europe and 9 are with our joint venture company in Japan. The direct sales force is supplemented by a network of international distributors for some of our biomedical product and services businesses.

     Our internal marketing groups support the field sales staff, while developing and implementing programs to create close working relationships with customers in the biomedical research industry. Our web site, www.criver.com, is an effective marketing tool, and has become recognized as a valuable resource in the laboratory animal field by a broad spectrum of industry leaders. Our website is not incorporated by reference in this prospectus.

     We maintain both a customer service and technical assistance department, which services our customers' routine and more specialized needs. We frequently assist our customers in solving problems related to animal husbandry, health and genetics, biosecurity, protocol development and other areas in which our internal expertise is recognized as a valuable customer resource.

Research and Development

     We do not maintain a fully dedicated research and development staff. Rather, this work is done on an individual project basis or through a university or other forms of collaborations. Our annual dedicated research and development spending was $1.5 million in 1996, $1.4 million in 1997, $1.4 million in 1998 and $0.4 million for the nine months ended September 25, 1999. Our approach to developing new products or services is to extend our base technologies into new applications and fields, and to license or acquire technologies to serve as a platform for the development of new businesses that service our existing customer base. Our research and development focus is principally on developing projects that improve our productivity or processes.

Industry Support and Animal Welfare

     Among the shared values of our employees is a concern for and commitment to animal welfare. We have been in the forefront of animal welfare improvements in our industry, and continue to demonstrate our commitment with special recognition programs for employees who demonstrate an extraordinary commitment in this critical area of our business.

     We support a wide variety of organizations and individuals working to further animal welfare as well as the interests of the biomedical research community. We fund internships in laboratory animal medicine, provide financial support to non-profit institutions that educate the public about the benefits of animal research, and provide awards and prizes to outstanding leaders in the laboratory animal medicine field. Our primate import business dedicates a portion of its net sales, through a royalty, to support similar programs and initiatives.

Employees

     As of September 25, 1999, we have approximately 2,430 employees, including nearly 100 professionals with advanced degrees (DVMs, PhDs and MDs). Our employees are not unionized in the United States, though we are unionized in some European locales, consistent with local custom for our industry. We believe that we have a good relationship with our employees.

Competition

     Our strategy is to be the leader in each of the markets in which we participate. Our competitors are generally different in each of our business areas.

     In our research models business division, we have three smaller competitors in the United States, several smaller ones in Europe, and two in Japan. Of our main United States competitors, two are privately held businesses and the third is a government financed non-profit institution. We believe that none of our competitors for research models has our comparable global reach, financial strength, breadth of product offering or pharmaceutical industry relationships.

     We have several competitors in our biomedical products and services business division. A few of our competitors in our biomedical products and services business are larger than we are; however, many are smaller and more regionalized. Expansion by our competitors in other areas in which we operate could affect our competitive position. Of all of our businesses, we have the smallest relative share in the biosafety testing market, where the market leader is a well established company.

     We generally compete on the basis of quality, reputation, and availability, which is supported by our international presence with strategically located facilities.

Environmental Matters; Legal Proceedings

     Our operations and properties are subject to extensive foreign and federal, state and local environmental protection and health and safety laws and regulations. These laws and regulations govern, among other things, the generation, storage, handling, use and transportation of hazardous materials and the handling and disposal of hazardous and biohazardous waste generated at our facilities. Under such laws and regulations, we are required to obtain permits from governmental authorities for some of our operations. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators. Under some environmental laws and regulations, we could also be held responsible for all of the costs relating to any contamination at our past or present facilities and at third party waste disposal sites.

     Although we believe that our costs of complying with current and future environmental laws, and our liabilities arising from past or future releases of, or exposure to, hazardous substances will not materially adversely affect our business, results of operations or financial condition, we cannot assure you that they will not do so.

     We have for many years been engaged in disputes with federal, state and local authorities and private environmental groups regarding damage to mangrove plants resulting from our maintaining a free range primate breeding operation on two islands we purchased in the Florida Keys. To settle our disputes, we have agreed to move the primates off the islands, and thereafter transfer the real property to the government. We have also agreed to refoliate the islands at our cost, restoring them to their conditions prior to our arrival. Despite our best efforts, we have not been able to successfully replant the lost mangroves, principally due to the presence of a free range animal population and storms. We believe that we will finally resolve these disputes by successfully refoliating the islands over the next three years.

     We are not a party to any other material legal proceedings, other than ordinary routine litigation incidental to our business which is not otherwise material to our business or financial condition.

Regulatory Matters

     Some of our business activities are currently regulated by the AWA, which governs the treatment of particular animals intended for use in research. Much of our United States small animal research model business, which is predominantly rats and mice, is not subject to regulation under the AWA although we comply with licensing and registration requirement standards set by the USDA for handling animals, including breeding, maintenance and transportation of our animals. Birds, including the chickens used in our United States SPF egg business, are also not subject to AWA regulations. However, the USDA, which enforces the AWA, is presently considering changing the regulations issued under the AWA, in light of judicial action, to include rats, mice and birds within its coverage. The AWA imposes a wide variety of specific regulations on producers and users of animal subjects, most notably cage size, shipping conditions and environmental enrichment methods. Our animal production facilities in the United States are accredited by a highly regarded member association known as AAALAC, which maintains standards that often exceed those of the USDA.

     Our biomedical products and services businesses are also generally regulated by the USDA, and in the case of our endotoxin testing business, the FDA. Our manufacture of test kits and reagents for endotoxin testing is subject to regulation by the FDA, under the authority of the Federal Food, Drug, and Cosmetic Act. We are required to register with the FDA as a device manufacturer and are subject to inspection on a routine basis for compliance with the FDA's Quality System Regulations. These regulations require that we manufacture our products and maintain our documents in a prescribed manner with respect to manufacturing, testing and control activities. We are in receipt of a "warning letter" from the FDA for quality control deficiencies with regard to our Charleston, South Carolina facility, and are attempting to address the agency's concerns. See "Risk Factors--We must comply with many federal, state and local rules and regulations."

Properties

     The following charts provide summary information on our properties. The first chart lists the sites we own, and the second chart the sites we lease. Most of our material leases expire from 2000 to 2005.

                                 Sites---Owned

                                          No. of
Country                                   Sites  Total Square Feet         Principal Functions
-------------------------------------    ------- -----------------    ----------------------------------
Canada...............................        1            48,789      Office, Production, Laboratory
France...............................        3           373,214      Office, Production, Laboratory
Germany..............................        3           122,314      Office, Production, Laboratory
Italy................................        1            36,677      Office, Production, Laboratory
Japan................................        3           114,831      Office, Production, Laboratory
Netherlands..........................        1             6,502                  Office
United Kingdom.......................        2            67,331      Office, Production, Laboratory
USA..................................       19           732,980      Office, Production, Laboratory
China................................        1            10,000      Office, Production, Laboratory
                                            --         ---------
Total................................       34         1,512,638
                                            ==         =========

                                  Sites--Leased

                                          No. of
Country                                   Sites  Total Square Feet         Principal Functions
-------------------------------------    ------- -----------------    ----------------------------------
Australia............................        1           16,787              Office, Production
Belgium..............................        1           16,140              Office, Production
Czech Republic.......................        1           23,704        Office, Production, Laboratory
Hungary..............................        1            4,681        Office, Production, Laboratory
Spain................................        1            3,228            Production, Laboratory
Sweden...............................        1            8,070                  Production
USA(1)...............................       10          255,895        Office, Production,Laboratory
   --                                       --          -------
Total................................       16          328,505
                                            ==          =======

-------------------
(1) Includes two properties leased by Sierra with a total square footage of 116,751 square feet.

                                   MANAGEMENT

     The following table sets forth the name, age and position of each person who is an executive officer, significant member of management, or director of Holdings. Each director has been a director of our company and of Holdings since the recapitalization.

Name                       Age Position
-------------------------- --- -------------------------------------------------
James C. Foster........... 48  President, Chief Executive Officer and Director
Thomas F. Ackerman........ 45  Senior Vice President and Chief Financial Officer
Dennis R. Shaughnessy .... 41  Senior Vice President, Corporate Development,
                               General Counsel and Secretary
Robert Cawthorn........... 63  Director
Stephen D. Chubb.......... 55  Director
Thompson Dean............. 41  Director
Stephen C. McCluski....... 47  Director
Reid S. Perper............ 40  Director
Douglas E. Rogers......... 44  Director
William Waltrip........... 62  Director
Henry C. Wendt............ 66  Director

     James C. Foster joined Charles River in 1976 as General Counsel. Over the past 23 years, Mr. Foster has held various staff and managerial positions with Charles River, culminating in Mr. Foster being named Charles River's President and Chief Operating Officer in 1991. He has served as our President and Chief Executive Officer since 1992. Mr. Foster also serves on the Board of Directors of BioTransplant, Inc.

     Thomas F. Ackerman joined Charles River in 1988 with over eleven years of combined public accounting and international finance experience. He was named Controller, North America in 1992 and became our Vice President and Chief Financial Officer in 1996. He is currently responsible for overseeing Charles River's Accounting and Finance Department, as well as our Information Management & Technology Group. Prior to joining Charles River, Mr. Ackerman was an accountant at Arthur Anderson & Co.

     Dennis R. Shaughnessy joined Charles River in 1988 as Corporate Counsel and was named Vice President, Business Affairs in 1991. Prior to joining Charles River, Mr. Shaughnessy was a corporate associate at Boston's Testa, Hurwitz & Thibeault and previously served in government policy positions. He assumed his current position in 1994 and is responsible for overseeing our business development initiatives on a worldwide basis, as well as handling our overall legal affairs. Mr. Shaughnessy also serves as our Corporate Secretary.

     Robert Cawthorn has been a Managing Director of Global Health Care Partners, a group of DLJ Merchant Banking, Inc. since 1997. Mr. Cawthorn was Chief Executive Officer and Chairman of Rhone-Poulenc Rorer Inc. until May 1996. Further, he previously served as an Executive Officer of Pfizer International and the first President of Biogen Inc. Mr. Cawthorn serves as a director of CBS Corporation and Sunoco, Inc.

     Stephen D. Chubb has been Chairman, Director and Chief Executive Officer of Matritech, Inc. since its inception in 1987. Previously, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc. and as President and Chief Executive Officer of Cytogen Company.

     Thompson Dean has been a Managing Partner of DLJ Merchant Banking, Inc. since November 1996. Previously, Mr. Dean was a Managing Director of DLJ Merchant Banking, Inc. and its predecessor since January 1992. Mr. Dean serves as a director of Commvault Inc., Von Hoffmann Press, Inc., Manufacturer's Services Limited, Phase Metrics, Inc., AKI Holdings Corp., Amatek Ltd., DeCrane Aircraft Holdings Inc., Insilco Holding Corporation, Formica Corporation and Mueller Group, Inc.

     Stephen C. McCluski has been Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated since 1995. Previously, Mr. McCluski served as Vice President and Controller of Bausch & Lomb Incorporated and President of Outlook Eyewear Company.

     Reid S. Perper has been a Principal of DLJ Merchant Banking, Inc. since January 1996. Prior to that time, Mr. Perper had been a Vice President of DLJ Merchant Banking, Inc. since January 1993. Mr. Perper was formerly a director of IVAC Holdings, Inc. and Fiberite Holdings, Inc.

     Douglas E. Rogers has been Managing Director of Global Health Care Partners, a group of DLJ Merchant Banking, Inc. since 1996. Previously, Mr. Rogers was Vice President at Kidder Peabody & Co., Senior Vice President at Lehman Brothers, and head of U.S. Investment Banking at Baring Brothers. Mr. Rogers serves as a director of Computerized Medical Systems, Inc. and Wilson Greatbatch Ltd.

     William Waltrip has been a director of Bausch & Lomb Incorporated since 1985, and Chairman of the Board of Directors of Technology Solutions Company since 1993. He has also been a director of Teachers Insurance and Annuity Association since 1980 and Thomas & Betts Corporation and Technology Solutions Company since 1983. Previously, Mr. Waltrip served as Chairman and Chief Executive Officer of Bausch & Lomb Incorporated, as Chief Executive Officer of Technology Solutions Company, as Chairman and Chief Executive Officer of Biggers Brothers, Inc., and as Chief Operating Officer of IU International Corporation. He was also previously President and Chief Executive Officer and a director of Purolator Courier Corporation.

     Henry C. Wendt has been the Chairman of Global Health Care Partners, a group of DLJ Merchant Banking, Inc. since 1996. Previously, Mr. Wendt was Chairman of SmithKline Beecham Corporation and President and Chief Executive Officer of SmithKline Beckman Corp. prior to its merger with Beecham and served as founder and First Chairman of Pharmaceutical Partners for Better Health Care. Mr. Wendt serves as a director of Allergen, Inc., Atlantic Richfield Company, Computerized Medical Systems, The Egypt Investment Company, West Marine Products and Wilson Greatbatch Ltd.

                             EXECUTIVE COMPENSATION

     The aggregate remuneration of our chief executive officer during 1998 and the four other most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 26, 1998, is set forth in the following table:

                           Summary Compensation Table

                                                                          Long Term
                                                                         Compensation
                                                                  ---------------------------
                                           Annual                 Restricted       Securities
                                     -----------------------         Stock         Underlying         All Other
Name and Principal Position          Salary        Bonus           Awards(s)         Options        Compensation
---------------------------          ------        -----           ---------       ----------       ------------
James C. Foster.................     $308,700     $230,705  (1)       4,500         19,000         $204,985    (2)
 Director, President and Chief
   Executive Officer
Real H. Renaud..................      212,000       99,814               --          4,200           64,834    (3)
 Senior Vice President and
   General Manager, European
   and North American Animal
   Operations
David P. Johst..................      146,800       69,911               --          4,200           69,871    (4)
 Vice President, Human
   Resources and Administration
Julia D. Palm...................      165,200       50,829               --          1,720           66,953    (5)
 Vice President and General
   Manager, Biotech Products
   and Services
Dennis R. Shaughnessy...........      167,800       79,898               --          4,200           82,056    (6)
 Vice President, Corporate
   Development, General
   Counsel and Secretary

-------------------
(1) Includes $12,000 in cash paid to Mr. Foster under Bausch & Lomb's Long Term Incentive Plan during 1998.

(2) Includes employer contribution under our Executive Supplemental Life Insurance Retirement Plan and EVA Long-Term Incentive Plan ($168,068) and Employee Savings Plan ($3,200), costs associated with a corporate automobile ($23,861) and corporate club dues and services ($9,856).

(3) Includes employer contribution under our Executive Supplemental Life Insurance Retirement Plan ($40,075) and Employee Savings Plan ($3,200) and costs associated with a corporate automobile ($21,559).

(4) Includes employer contribution under our Executive Supplemental Life Insurance Retirement Plan ($54,982) and Employee Savings Plan ($3,200) and costs associated with a corporate automobile ($11,689).

(5) Includes employer contribution under our Executive Supplemental Life Insurance Retirement Plan ($50,691) and Employee Savings Plan ($3,200) and costs associated with a corporate automobile ($13,062).

(6) Includes employer contribution under our Executive Supplemental Life Insurance Retirement Plan ($57,956) and Employee Savings Plan ($2,132) and costs associated with a corporate automobile ($21,968).
Stock Options

     The following table presents material information regarding options to acquire shares of Bausch & Lomb's common stock granted to our named executive officers in 1998.

                       Option Grants in 1998 Fiscal Year

                                                                                             Potential Realizable Value
                                                Individual Grants                                   at Assumed
                           Number of    Percent of Total                                     Annual Rates of Stock Price
                           Securities       Options                                                Appreciation
                          Underlying       Granted to      Exercise or                        for Option Term(1)
                       Options Granted    Employees in      Base Price   Expiration     -------------------------------
Name                         (#)         Fiscal Year (%)     ($/Sh)         Date         0%($)       5%($)      10%($)
----                   ---------------   ---------------   -----------   ----------      -----       -----      ------
James C. Foster.......       19,000           1.36%            50.94       7/27/08        --        608,682   1,542,520
Real H. Renaud........        4,200           0.30%            50.94       7/27/08        --        134,551     340,978
David P. Johst........        4,200           0.30%            50.94       7/27/08        --        134,551     340,978
Julia D. Palm.........        1,720           0.12%            50.94       7/27/08        --         55,102     139,639
Dennis R. Shaughnessy.        4,200           0.30%            50.94       7/27/08        --        134,551     340,978

-------------------
(1) We cannot assure you that the value realized by an optionee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements which management believes cannot be predicted with a reliable degree of accuracy. We based these amounts on the assumption that the option holders hold the options granted for their full term. We included the column headed "0% ($)" to illustrate that we granted the options at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

     The following table provides material information related to the number and value of options exercised during 1998 and the value of options named executive officers' options at the end of 1998. On December 26, 1998, the closing sale price of Bausch & Lomb common stock on NYSE was $58 11/16 .


                   Aggregated Option Exercises in 1998 Fiscal Year and Fiscal Year-End Option Values

                                                              Number of Securities
                                                             Underlying Unexercised             Value of Unexercised
                                                                    Options                     In-the-Money Options at
                                 Shares          Value        at Fiscal Year-End (#)                Year End ($)(2)
                               Acquired on     Realized    -----------------------------      -----------------------------
Name                           Exercise (#)     ($)(1)     Exercisable     Unexercisable      Exercisable     Unexercisable
----                           ------------    --------    -----------     -------------      -----------     -------------
James C. Foster........              362       10,238          73,740            37,760        1,244,664           497,373
Real H. Renaud.........            5,036       82,873          17,696             9,418          257,909           125,719
David P. Johst.........            3,144       64,194           7,370             8,407          105,561           111,026
Julia D. Palm..........            1,880       39,600           3,214             4,267           60,463            64,727
Dennis R. Shaughnessy..            6,890       54,303           1,650             8,350           15,469           109,697

-------------------
(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. We determined the value realized without consideration for any issues or brokerage expenses which may have been owed.

(2) If all in-the-money options held at year end were exercised, this represents the total gain realized. We determined this by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value on December 26, 1998.


Employee Agreements and Compensation Arrangements

     We do not currently have employment agreements with any of our named executive officers.

Director Compensation

     We intend to pay our independent directors $10,000 per year and $1,000 per board meeting, plus travel expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     Holdings holds all of our common stock. The following table shows information with respect to the beneficial ownership of Holdings common stock by (a) any person or group who beneficially owns more than five percent of Holdings common stock, (b) each of our directors and executive officers and (c) all directors and officers as a group.


                                                               Percentage of
                                                                Outstanding
Name of Beneficial Owner                                       Common Stock (1)
------------------------                                       ----------------
DLJ Merchant Banking Partners II, L.P. and
   related investors(2)(3)...................................       71.9%
Bausch & Lomb Incorporated...................................       12.5%
James C. Foster(4)...........................................        2.0%
Thomas F. Ackerman(4)........................................        *
Dennis R. Shaughnessy(4).....................................        *
Robert Cawthorn(5)...........................................        --
Stephen D. Chubb.............................................        --
Thompson Dean(5).............................................        --
Stephen C. McCluski..........................................        --
Reid S. Perper(5)............................................        --
Douglas E. Rogers(5).........................................        --
William Waltrip..............................................        --
Henry C. Wendt(5)............................................        --
Officers and directors as a group(4).........................        6.1%
-------------------
* less than 1%.


(1) Under the SEC's rules, a beneficial owner is any person or entity with the power to vote and direct the disposition of these shares.


(2) Consists of shares held indirectly through CRL Acquisition LLC by the DLJMB Funds and the following related investors: DLJ Merchant Banking Partners II-A, L.P.; DLJ Investment Partners, L.P.; DLJ Offshore Partners II, C.V.; DLJ Capital Corp.; DLJ Diversified Partners, L.P.; DLJ Diversified Partners-A, L.P.; DLJ Millennium Partners, L.P.; DLJ Millennium Partners-A, L.P.; DLJMB Funding II, Inc.; DLJ First ESC L.P.; DLJ EAB Partners, L.P.; DLJ ESC II, L.P.; Sprout Capital VIII, L.P. and Sprout Venture Capital, L.P. See "Certain Relationships and Related Party Transactions" and "Plan of Distribution." The address of each of these investors is 277 Park Avenue, New York, New York 10172, except the address of Offshore Partners is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands Antilles.

(3) Does not include the effect of the warrants or the issuance by Holdings of senior discount debentures with other warrants to the DLJMB Funds and other investors. If such warrants were exercised, the percentage of outstanding common stock beneficially owned by DLJ Merchant Banking Partners II, L.P. and related investors would decrease by 1.0%.

(4) Consists of shares held indirectly through CRL Acquisition LLC.

(5) Messrs. Cawthorn, Dean, Perper, Rogers and Wendt are officers of DLJ Merchant Banking, Inc., an affiliate of the DLJMB Funds and the initial purchaser. Shares shown for Messrs. Cawthorn, Dean, Perper, Rogers and Wendt exclude shares shown as held by the DLJMB Funds, as to which they disclaim beneficial ownership. The address of each of these investors is 277 Park Avenue, New York, New York 10172.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Recapitalization

   Financial Advisory Fees and Agreements

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ Securities Corporation"), an affiliate of the DLJMB Funds, acted as financial advisor to us and was also the initial purchaser of the notes. We paid customary fees to DLJ Securities Corporation as compensation for its services as financial advisor and initial purchaser. DLJ Capital Funding, an affiliate of the DLJMB Funds, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the new credit facility and as a lender thereunder. The aggregate amount of all fees paid to the DLJ entities in connection with the Recapitalization and the related financing was approximately $13.2 million plus out-of-pocket-expenses.

     Under the investors' agreement described below, for a period of five years from the date of the investors' agreement, DLJ Securities Corporation or any of its affiliates will be engaged as the exclusive financial and investment banking advisor of Holdings. We expect that DLJ Securities Corporation or such affiliate will receive customary fees for such services rendered and will be entitled to reimbursement for all reasonable disbursements and out-of-pocket expenses incurred in connection with such engagement. We expect that any such arrangement will include provisions for the indemnification of DLJ Securities Corporation against some liabilities, including liabilities under the federal securities laws.

   CRL Acquisition LLC Operating Agreement

     CRL Acquisition LLC, DLJMB Funds, management and other investors are parties to an operating agreement in connection with the Recapitalization. The operating agreement provides, among other things, that any person acquiring limited liability company units of CRL Acquisition LLC who is required by the operating agreement or by any other agreement or plan of CRL Acquisition LLC to become a party to the operating agreement will execute an agreement to be bound by the operating agreement.

     The terms of the operating agreement restrict transfers of the limited liability company units of CRL Acquisition LLC by some investors or management and some future limited liability company unit holders parties thereto. The agreement provides for, among other things:

     o the ability of the other limited liability company unit holders to participate in particular sales of units of CRL Acquisition LLC by the DLJMB Funds

     o the ability of the DLJMB Funds to require the other limited liability company unit holders to sell limited liability company units of CRL Acquisition LLC in particular circumstances should the DLJMB Funds choose to sell any such units owned by them

     The operating agreement also provides that DLJMB Funds has the right to appoint the three members of the board of directors of CRL Acquisition LLC, including the chairman.

   Investors' Agreement

     Holdings, CRL Acquisition LLC, CRL Holdings, Inc. (a subsidiary of B&L), management and other investors are parties to an investors' agreement in connection with the Recapitalization. The investors' agreement provides, among other things, that any person acquiring shares of common stock of Holdings who is required by the investors' agreement or by any other agreement or plan of Holdings to become a party to the investors' agreement will execute an agreement to be bound by the investors' agreement.

     The terms of the investors' agreement restrict transfers of the shares of Holdings' common stock by CRL Holdings Inc., management and some other investors and some future shareholders parties thereto. The agreement provides for, among other things:

     o the ability of some other shareholders to participate in particular sales of shares of Holdings by CRL Acquisition LLC or its permitted transferees

     o the ability of DLJMB Funds or CRL Acquisition LLC to require the other shareholders to sell shares of Holdings in particular circumstances should the DLJMB Funds or CRL Acquisition LLC choose to sell any such shares owned by them

     o some registration rights with respect to shares of common stock of Holdings, including rights to indemnification against some liabilities, including liabilities under the Securities Act

     o the right of CRL Holdings Inc. to sell to Holdings all of the common stock of Holdings acquired by it as of the closing date of the Recapitalization and still held by it, beginning on the date that substantially all of the debt of Holdings and its subsidiaries is either repaid or refinanced and such refinanced debt permits it (such right terminates upon the occurrence of particular events, including an initial public offering, or 12 years from the closing date of the Recapitalization)

     o pre-emptive rights of all the parties, other than CRL Acquisition LLC and its permitted transferees, to acquire its pre-emptive portion of Holdings common stock in particular instances when Holdings proposes to issue common stock

     The investors' agreement also provides that DLJ Merchant Banking Partners II, L.P. has the right to appoint seven of the nine members of the board of directors of Holdings, including the chairman.

Transactions with Officers and Directors

     In connection with the Recapitalization, some of our officers purchased units of CRL Acquisition LLC, some of whom also borrowed funds up to a maximum aggregate amount of $1.3 million from DLJ Inc. secured by their units. James C. Foster borrowed $.3 million and each of Real H. Renaud, Thomas F. Ackerman and Dennis R. Shaughnessy borrowed approximately $0.2 million. Two weeks after the consummation of the Recapitalization, the loans matured and were repaid by the officers, partially with funds borrowed from Charles River up to a maximum aggregate amount of $.9 million. The loans from Charles River matures in ten years and interest accrues at the initial rate of the Term Loan B of the new credit facility. Each loan is secured by units in CRL Acquisition LLC held by the borrower, 25% of each loan is recourse to the borrower and all proceeds from the sale of such equity and options will be used to pay down the loan until it is repaid in full. All payments due under each loan accelerates immediately upon the termination of the borrower's employment with Charles River for any reason.

                       DESCRIPTION OF NEW CREDIT FACILITY


     A syndicate of financial institutions led by DLJ Capital Funding, as sole book runner, lead arranger and syndication agent, provided the new credit facility. The new credit facility includes a $40.0 million term loan A facility, a $120.0 million term loan B facility and a $30.0 million revolving credit facility, which provides for loans and under which up to $15.0 million in letters of credit may be issued. The term loan A facility matures six years after the closing date of the facility, the term loan B facility matures eight years after the closing date of the facility and the revolving facility matures six years after the closing date of the facility. The revolving credit facility is subject to a potential, but uncommitted, increase of up to $25 million at our request at any time prior to such revolving credit facility maturity date. Such increase will be available only if one or more financial institutions agrees, at the time of our request, to provide it.


     Loans under the term loan A facility and the revolving facility will bear interest, at our option, at the alternate base rate or the reserve adjusted LIBOR rate plus, in each case, applicable margins of 3.00% for LIBOR loans and 1.75% for base rate loans. Loans under the term loan B facility will bear interest, at our option, at the alternate base rate or the reserve adjusted LIBOR rate plus, in each case, applicable margins of 3.75% for LIBOR loans and 2.50% for base rate loans. We pay commitment fees in an amount equal to 0.50% per annum on the daily average unused portion of the revolving credit facility. Such fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility. Beginning approximately six months after the closing date of the new credit facility, the applicable margins applicable to loans under the term loan A facility and the revolving facility and commitment fees will be determined based on the ratio (the "Leverage Ratio") of consolidated total debt to consolidated EBITDA (as defined in the new credit facility) of us and our restricted subsidiaries (as defined in the new credit facility).

     The following margins will apply to loans under the term loan A facility and the revolving facility, which are determined by reference to the applicable leverage ratio:

                                                Applicable         Applicable
                                             Margin For Base    Margin For LIBOR
               Leverage Ratio                   Rate Loans         Rate Loans
               --------------                   ----------         ----------

     greater than or equal to 5.0:1.0               1.75%              3.00%

 greater than or equal to 4.0:1.0 and less
               than 5.0:1.0                         1.25%              2.50%

 greater than or equal to 3.0:1.0 and less
               than 4.0:1.0                         0.75%              2.00%

             less than 3.0:1.0                      0.25%              1.50%

   Further, the following commitment fees will apply, which are determined by reference to the applicable leverage ratio:

                                                    Applicable
                Leverage Ratio                    Commitment Fee
                --------------                    --------------

               greater than or
               equal to 4.0:1.0                       0.500%

              less than 4.0:1.0                       0.375%

     We will pay a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the new credit facility at a rate per year equal to the margin applicable to LIBOR loans under the revolving facility (in the case of standby letters of credit) or 1.25% (in the case of commercial letters of credit), which shall be shared by all lenders participating in the relevant letters of credit. In addition, we will pay an additional fee to the issuer of each letter of credit in an amount agreed between us and the issuer.

     The term loan A is subject to the following amortization schedule:

                                                                 Term Loan
Year                                                          Amortization (%)
----                                                          ----------------
1............................................................         0%
2............................................................         5
3............................................................        10
4............................................................        20
5............................................................        25
6............................................................        40

     The term loan B is subject to the following amortization schedule:

                                                                 Term Loan
Year                                                          Amortization (%)
----                                                          ----------------
7...........................................................          1%
8...........................................................         93

     The new credit facility is subject to mandatory prepayment:

     o with the net cash proceeds of the sale or other disposition of any property or assets of, or receipt of casualty proceeds by, us or any of our restricted subsidiaries, subject to some exceptions, including an exception for reinvestment in our and our restricted subsidiaries' business,

     o with 50% of the net cash proceeds received from the issuance of equity securities of Holdings, us or any of our restricted subsidiaries (subject to some exceptions) so long as the Leverage Ratio following such payment would exceed 3.5:1,

     o with the net cash proceeds received from issuances of debt securities by Holdings, us or any of our restricted subsidiaries (subject to some exceptions) and

     o with 50% of excess cash flow (as defined in the new credit facility) for each fiscal year so long as the Leverage Ratio following such payment would exceed 3.5:1.

     All mandatory prepayment amounts will be applied first to the prepayment of the term loans.

     All of our future domestic restricted subsidiaries will be guarantors of the new credit facility. Our obligations under the new credit facility will be secured by:

     o    all of our stock,

     o all of our existing and after-acquired personal property and all the existing and after-acquired personal property of our future domestic restricted subsidiaries, including a pledge of all of the equity interests of all our future restricted subsidiaries held by us or any of our restricted subsidiaries and no more than 65% of the equity interests of any foreign restricted subsidiary, and all intercompany debt in our favor,

     o first-priority perfected liens on all of our material existing and after-acquired real property fee and leasehold interests, subject to customary permitted liens (as defined in the new credit facility), and

     o    a negative pledge on all of our and our subsidiaries' assets.

     The new credit facility contains customary covenants and restrictions on our ability to engage in some activities, including, but not limited to:

     o    limitations on other indebtedness, liens, investments and guarantees,

     o restrictions on dividends and redemptions and payments on subordinated debt and

     o    restrictions on mergers and acquisitions, sales of assets and leases.

     The new credit facility also contains financial covenants requiring us to maintain a minimum EBITDA, minimum coverage of interest expense, minimum coverage of fixed charges and a maximum leverage ratio. The new credit facility contains customary events of default and a cross-default to indebtedness of Holdings.

     Borrowings and reimbursement obligations under the new credit facility are subject to significant conditions, including compliance with some financial ratios and the absence of any material adverse change. See "Risk Factors--Risks relating to our debt."

                                 WARRANTHOLDERS


     Below is information with respect to the number of the warrants, and shares of common stock of Holdings owned by each of the warrantholders. We are registering the warrants to permit public secondary trading of the warrants and the common stock issued upon the exercise of the warrants, and the warrantholders may offer the warrants and common stock issued upon the exercise of the warrants for resale from time to time. See "Plan of Distribution."


     We have filed with the SEC a registration statement, of which this prospectus forms a part, with respect to the resale of the warrants and the issuance and resale of common stock of Holdings issued upon the exercise of the warrants from time to time, under Rule 415 under the Securities Act, in the over-the-counter market, in privately- negotiated transactions, in underwritten offerings or by a combination of such methods of sale, and have agreed to use our best efforts to keep such registration statement effective until the earlier of (i) two years following the first date on which no warrants remain outstanding and (ii) if all warrants expire unexercised, the expiration of the warrants on October 1, 2009.

     The warrants and our common stock issued upon the exercise of the warrants offered by this prospectus may be offered from time to time by the persons or entities named below:

                                                                       Number of Warrants           Ownership
                                                                    Owned Prior to Offering      After Offering
                                             Percentage of       ------------------------------  ---------------
                                           Shares of Common                   Number of Shares   Percentage of
                                           Stock Owned Prior      Number of       Issuable          Shares of
Name and Address of Holders                   to Offering         Warrants      Upon Exercise      Common Stock
---------------------------                -----------------      --------    ----------------   --------------
Atlas Strategic Income Fund
c/o Oppenheimer Funds, Inc.
Two World Trade Center, 34th Floor
New York, NY 10048                                  --               100              394               --

Ares Leveraged Investment Fund, L.P.
c/o Ares Management, L.P.
1999 Avenue of the Stars, Suite 1900
Los Angeles, CA 90067                               --             2,500            9,856               --

Ares Leveraged Investment Fund II, L.P.
c/o Ares Management, L.P.
1999 Avenue of the Stars, Suite 1900
Los Angeles, CA 90067                               --             5,000           19,712               --

Columbia/HCA
c/o Caywood Scholl Capital Mgmt.
4350 Executive Drive #125
San Diego, CA 92121                                 --               150              591               --

DeMoss Foundation
c/o Caywood Scholl Capital Mgmt.
4350 Executive Drive #125
San Diego, CA 92121                                 --               100              394               --

Dresdner RCM Caywood Scholl CBO I, Ltd.
c/o Caywood Scholl Capital Mgmt.
4350 Executive Drive #125
San Diego, CA 92121                                 --             2,500            9,856               --

                                      59



                                                                       Number of Warrants           Ownership
                                                                    Owned Prior to Offering      After Offering
                                             Percentage of       ------------------------------  ---------------
                                           Shares of Common                   Number of Shares   Percentage of
                                           Stock Owned Prior      Number of       Issuable          Shares of
Name and Address of Holders                   to Offering         Warrants      Upon Exercise      Common Stock
---------------------------                -----------------      --------    ----------------   --------------

DLJ ESC II, L.P.
277 Park Avenue
New York, NY 10172                                  71.9%*         3,455           13,621               71.9%*

DLJ Investment Funding, Inc.
277 Park Avenue
New York, NY 10172                                  71.9%*         2,303            9,079               71.9%*

DLJ Investment Partners, L.P.
277 Park Avenue
New York, NY 10172                                  71.9%*        24,242           95,572               71.9%*

Enterprise High Yield Bond Fund
c/o Caywood Scholl Capital Mgmt.
4350 Executive Drive #125
San Diego, CA 92121                                 --               350            1,380               --

Enterprise Accumulation Trust High Yield
c/o Caywood Scholl Capital Mgmt.
4350 Executive Drive #125
San Diego, CA 92121                                 --               250              986               --

IL Annuity & Insurance Co.-RGA
c/o Caywood Scholl Capital Mgmt.
4350 Executive Drive #125
San Diego, CA 92121                                 --               150              591               --

JHW Cash Flow Fund I, L.P.
c/o Kerri Cagnassola
177 Broad Street
Stamford, CT 06901                                  --             5,000           19,712               --

Oneok Master Trust
10 West 3rd Street, 1st Floor
Tulsa, Oklahoma 74103                               --               500            1,971               --

Oppenheimer Champion Income Fund
c/o Oppenheimer Funds, Inc.
Two World Trade Center, 34th Floor
New York, NY 10048                                  --             4,500           17,741               --

Oppenheimer High Income Fund
c/o Oppenheimer Funds, Inc.
Two World Trade Center, 34th Floor
New York, NY 10048                                  --             1,100            4,337               --

                                      60



                                                                       Number of Warrants           Ownership
                                                                    Owned Prior to Offering      After Offering
                                             Percentage of       ------------------------------  ---------------
                                           Shares of Common                   Number of Shares   Percentage of
                                           Stock Owned Prior      Number of       Issuable          Shares of
Name and Address of Holders                   to Offering         Warrants      Upon Exercise      Common Stock
---------------------------                -----------------      --------    ----------------   --------------

Oppenheimer High Yield Bond Fund
c/o Oppenheimer Funds, Inc.
Two World Trade Center, 34th Floor
New York, NY 10048                                  --             3,000           11,827               --

Oppenheimer Strategic Bond Fund
c/o Oppenheimer Funds, Inc.
Two World Trade Center, 34th Floor
New York, NY 10048                                  --               350            1,380               --

Oppenheimer Strategic Income Fund
c/o Oppenheimer Funds, Inc.
Two World Trade Center, 34th Floor
New York, NY 10048                                  --             5,950           23,457               --

Sutter CBO 1999-1 Ltd.
c/o Chase Bank of Texas, N.A.
600 Travis Street, 51st Floor
Houston, TX 77002                                   --             3,500           13,798               --

TCW Leveraged Income Investment Trust L.P.
865 South Figueroa Street, 21st Floor
Los Angeles, CA 90017                               --             2,526            9,959               --

TCW Leveraged Income Trust II, L.P.
865 South Figueroa Street, 21st Floor
Los Angeles, CA 90017                               --             2,526            9,959               --

TCW Crescent Mezzanine Partners II, L.P.
865 South Figueroa Street, 21st Floor
Los Angeles, CA 90017                               --            16,266           64,127               --

TCW Crescent Mezzanine Trust II
865 South Figueroa Street, 21st Floor
Los Angeles, CA 90017                               --             3,945           15,553               --

The 1818 Mezzanine Fund, L.P.
c/o Brown Brothers Harriman & Co.
59 Wall Street
New York, NY 10005                                  --            39,424          155,425               --

Wells Fargo Bank, N.A.
Capital Markets High Yield
555 Montgomery Street, 10th Floor
San Francisco, CA 94111                             --             4,000           15,770               --

-------------------
* The holder indirectly owns such percentage of Holdings common stock.

     None of such holders have, or within the past three years had, any position, office or other material relationship with us or any of our predecessors or affiliates except as disclosed in "Management", whereby some of our directors and officers are affiliated with some of the holders listed above.

     Because the selling holders may, under this prospectus, offer all or some portion of the warrants or the common stock issuable upon conversion of the warrants, no estimate can be given as to the amount of the warrants or the common stock issuable upon conversion of the warrants that will be held by the selling holders upon termination of any such sales. In addition, the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their warrants, since the date on which they provided the information regarding their warrants, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

     Only selling holders identified above who beneficially own the securities set forth opposite each such selling holder's name in the foregoing table on the effective date of the registration statement of which this prospectus forms a part may sell such securities under the registration statement. Prior to any use of this prospectus in connection with an offering of the warrants and/or the common stock issuable upon conversion of warrants by any holder not identified above, we will supplement this prospectus to set forth the name and number of shares beneficially owned by the selling securityholder intending to sell such warrants and/or common stock, and the number of warrants and/or shares of common stock to be offered. The prospectus supplement will also disclose whether any selling securityholder selling in connection with such prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, us or any of our affiliates during the three years prior to the date of the prospectus supplement if such information has not been disclosed herein.

     Each of DLJ ESC II, L.P., DLJ Investment Funding, Inc. and DLJ Investment Partners, L.P., who is listed above as a selling holder, has made the following representations:

     o    it acquired the warrants in the ordinary course of its business

     o it is not engaged in, and do not intend to engage in, a distribution of the warrants

     o it has no arrangement or understanding to participate in a distribution of the warrants

                            DESCRIPTION OF WARRANTS


     We issued the warrants under a warrant agreement between Holdings and State Street Bank and Trust Company, as warrant agent, a copy of which is available as described under the caption entitled "Where You Can Find More Information." The following is only a summary of the warrant agreement and may not contain all the information that is important to you. Therefore, we encourage you to read the warrant agreement which has been filed with the SEC as an exhibit to the registration statement on form S-1 with respect to the warrants and shares of common stock of Holdings issuable upon the exercise of the warrants. See "Where You Can Find More Information" for information on how you can obtain a copy of the warrant agreement.


General

     Each warrant, when exercised, will entitle the holder thereof to receive
3.942 fully paid and non-assessable shares of Holdings common stock, at an exercise price of $10.00 per share, subject to adjustment. The exercise price and the number of Holdings common stock are both subject to adjustment in particular cases referred to below. The holders of the warrants would be entitled, in the aggregate, to purchase shares of Holdings common stock representing approximately 5.0% of Holdings common stock on a fully diluted basis on the closing date, assuming exercise of all outstanding warrants. The warrants will be exercisable at any time on or after October 1, 2001. Unless exercised, the warrants will automatically expire at 5:00 p.m. New York City time on October 1, 2009.

     The warrants may be exercised by surrendering to Holdings the warrant certificates evidencing the warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made at the holder's election (i) by tendering notes having an aggregate principal amount at maturity, plus accrued and unpaid interest, if any, thereon, to the date of exercise equal to the exercise price and (ii) in cash in United States dollars by wire transfer or by certified or official bank check to the order of Holdings. Upon surrender of the warrant certificate and payment of the exercise price, Holdings will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole shares of Holdings common stock to which the holder is entitled. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants. Holders of warrants will be able to exercise their warrants only if a registration statement relating to Holdings common stock underlying the warrants is then in effect, or the exercise of such warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that Holdings common stock be issued on exercise of the warrants reside.

     No fractional shares of Holdings common stock will be issued upon exercise of the warrants. Holdings will pay to the holder of the warrant at the time of exercise an amount in cash equal to the current market value of any such fractional shares of Holdings common stock less a corresponding fraction of the exercise price.

     The holders of the warrants will have no right to vote on matters submitted to the stockholders of Holdings and will have no right to receive dividends. The holders of the warrants will not be entitled to share in the assets of Holdings in the event of liquidation, dissolution or the winding up of Holdings. In the event a bankruptcy or reorganization is commenced by or against Holdings, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by Holdings with approval of the bankruptcy court, and the holders of the warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their warrants prior to the commencement of any such case.

     In the event of a taxable distribution to holders of Holdings common stock that results in an adjustment to the number of shares of Holdings common stock or other consideration for which a warrant may be exercised, the holders of the warrants may, in particular circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "Certain Federal Income Tax Consequences."

Adjustments

     The number of shares of Holdings common stock purchasable upon the exercise of the warrants and the exercise price will be subject to adjustment if particular events occur, including:

     (1) the payment by Holdings of dividends and other distributions on the Holdings common stock,

     (2) subdivisions, combinations and reclassifications of the Holdings common stock,

     (3) the issuance to all holders of Holdings common stock of rights, options or other warrants entitling them to subscribe for Holdings common stock or securities convertible into, or exchangeable or exercisable for, Holdings common stock at a price which is less than the fair market value per share (as defined) of Holdings common stock,

     (4) some distributions to all holders of Holdings common stock of any of Holdings' assets or debt securities or any rights or other warrants to purchase any such securities, but excluding those rights and warrants referred to in clause (3) above,

     (5) the issuance of shares of Holdings common stock for consideration per share less than the then fair market value per share of Holdings common stock, but excluding securities issued in transactions referred to in clauses (1) through (4) above or (6) below and subject to some exceptions,

     (6) the issuance of securities convertible into or exchangeable for Holdings common stock for a conversion or exchange price plus consideration received upon issuance less than the then fair market value per share of Holdings common stock at the time of issuance of such convertible or exchangeable security, but excluding securities issued in transactions referred to in clauses (1) through (4) above, and

     (7) some other events that could have the effect of depriving holders of the warrants of the benefit of all or a portion of the purchase rights evidenced by the warrants.

     Adjustments to the exercise price will be calculated to the nearest cent. No adjustment need be made for any of the foregoing transactions if holders of warrants issued are to participate in the transaction on a basis and with notice that the board of directors determines to be fair and appropriate in light of the basis and notice and on which other holders of Holdings common stock participate in the transaction.

     "Disinterested Director" means, in connection with any issuance of securities that gives rise to a determination of the fair market value thereof, each member of the board of directors of Holdings who is not an officer, employee, director or other affiliate of the party to whom Holdings is proposing to issue the securities giving rise to such determination.

     "Fair Market Value" per security at any date of determination shall be (1) in connection with a sale to a party that is not an affiliate of Holdings in an arm's-length transaction, the price per security at which such security is sold and (2) in connection with any sale to an affiliate of Holdings, (a) the last price per security at which such security was sold in an arm's-length transaction within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by (i) a majority of the Board of Directors of Holdings, including a majority of the disinterested directors, and approved in a board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an affiliate of Holdings, in each case taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

     No adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the exercise price; provided however, that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment. In the case of particular combinations or mergers of Holdings, or the sale of all or substantially all of the assets of Holdings to another corporation, (i) each warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such combination, merger or sale had the warrants been exercised immediately prior thereto and (ii) the Person formed by or surviving any such combination or merger, if other than the company, or to which such sale shall have been made will assume the obligations of Holdings under the warrant agreement.

Reservation of Shares

     Holdings has authorized and reserved for issuance and will at all times reserve and keep available such number of shares of Holdings common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of Holdings common stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

Amendment

     From time to time, Holdings and State Street Bank and Trust Company, warrant agent, without the consent of the holders of the warrants, may amend or supplement the warrant agreement for particular purposes, including curing defects or inconsistencies or making any change that does not adversely affect the legal rights of any holder. Any amendment or supplement to the warrant agreement that adversely affects the legal rights of the holders of the warrants will require the written consent of the holders of a majority of the then outstanding warrants (excluding warrants held by Holdings or any of its affiliates). The consent of each holder of the warrants affected will be required for any amendment under which the exercise price would be increased or the number of shares of Holdings common stock purchasable upon exercise of warrants would be decreased, other than for particular adjustments provided in the warrant agreement.

                    DESCRIPTION OF CAPITAL STOCK OF HOLDINGS

General

     Holdings is authorized to issue an aggregate of 40,000,000 shares of common stock, par value $.01 per share, of which 10,285,715 are outstanding (excluding 1,600,000 reserved for issuance for outstanding warrants, including the Warrants). The following is a summary of some of the rights and privileges pertaining to Holdings common stock. For a full description of the Holdings' capital stock, reference is made to the Holdings' Certificate of Incorporation currently in effect, a copy of which is available from Holdings. See "Where You Can Find More Information."

Common Stock

     Holders of Holdings common stock have no conversion, redemption or preemptive rights.

   Voting Rights

     The holders of Holdings common stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of Holdings common stock can, if they choose to do so, elect the board of directors of Holdings and determine most matters on which stockholders are entitled to vote. Under the Investors' Agreement, the shareholders who are party to such agreement have agreed to vote their shares to cause CRL Acquisition LLC to select five of the seven Holdings' directors, including the chairman. See "Certain Relationships and Related Party Transactions--Investors' Agreement."

   Dividend Rights

     Holders of Holdings common stock are entitled to share equally, share for share, if dividends are declared on Holdings common stock, whether payable in cash, property or securities of Holdings.

   Liquidation Rights

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of Holdings, after we have made payments from the funds available therefore to the holders of preferred stock, if any, for the full amount to which they are entitled, the holders of the shares of Holdings common stock are entitled to share equally, share for share, in the assets available for distribution.

Preferred Stock

     Holdings has authorized 10,000,000 shares of preferred stock to be issued from time to time in one or more series, with such designations, powers, preferences, rights, qualifications, limitations and restrictions as the board of directors may determine. The shares of preferred stock of any one series shall be identical with each other in all respects except as to the dates from which dividends shall accrue or be cumulative. On all matters with respect to which holders of the preferred stock are entitled to vote as a single class, each holder of preferred stock with such voting right shall be entitled to one vote for each share held.

Section 203 of Delaware General Corporation Law

     Holdings is a Delaware corporation and subject to Section 203 of the DGCL.
Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a Delaware corporation for three years following the date such person became an interested stockholder, subject to some exceptions such as transactions done with the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of Holdings common stock.

DLJMB Warrants

     Holdings issued senior discount debentures with other warrants (the "DLJMB Warrants") to the DLJMB Funds and other investors for $37.6 million. Each DLJMB Warrant will entitle the holder thereof to purchase one share of Holdings common stock at an exercise price of not less than $0.01 per share subject to customary antidilution provisions (which differ in some respects from those contained in the warrants) and other customary terms. The DLJMB Warrants will be exercisable at any time prior to 5:00 p.m., New York City time, on April 1, 2010. The exercise of the DLJMB Warrants also will be subject to applicable federal and state securities laws.

     The DLJMB Funds are entitled to particular registrations rights related to the DLJMB Warrants.

Transfer Agent and Registrar

     The transfer agent and registrar for the Holdings common stock will be the Secretary of Holdings.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following describes the material United States federal income tax consequences of the ownership, disposition and exercise of warrants applicable to holders of warrants. This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this registration statement may affect the tax consequences described herein, possibly with retroactive effect.

     The following discusses only warrants and the shares of Holdings common stock issuable upon the exercise of the warrants held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as some financial institutions, tax-exempt entities, insurance companies, dealers and traders in securities or currencies and holders who hold the warrants or the shares of Holdings common stock issuable upon the exercise of the warrants as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction, or persons who have ceased to be United States citizens or to be taxed as resident aliens. Persons considering the purchase of warrants should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a warrant or the shares of Holdings common stock issuable upon the exercise of the warrants that for United States federal income tax purposes is:

     o    a citizen or resident of the United States;

     o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

     o an estate the income of which is subject to United States federal income taxation regardless of its source; or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     As used herein, the term "Non-U.S. Holder" means an owner of a warrant or the shares of Holdings common stock issuable upon the exercise of the warrants that is, for United States federal income tax purposes,

     o    a nonresident alien individual;

     o    a foreign corporation;

     o    a nonresident alien fiduciary of a foreign estate or trust; or

     o a foreign partnership, one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Tax Consequences to U.S. Holders

     The Warrants

     A U.S. Holder will generally not recognize any gain or loss upon exercise of any warrants (except with respect to any cash received in lieu of a fractional share of Holdings common stock issuable upon the exercise of the warrant). A U.S. Holder will have an initial tax basis in the shares of Holdings common stock received on exercise of the warrants equal to the sum of its tax basis in the warrants and the aggregate cash exercise price, if any, paid in respect of such exercise. A U.S. Holder's holding period in such shares of Holdings common stock will commence on the day the warrants are exercised.

     If a warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Upon the sale or exchange of a warrant, a U.S. Holder will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder's tax basis in such warrant. Such capital gain or loss will be long-term capital gain or loss if, at the time of such sale or exchange, the warrant has been held for more than one year.

     Under Section 305 of the Code, a U.S. Holder of a warrant may be deemed to have received a constructive distribution from Charles River, which may result in the inclusion of ordinary dividend income, in the event of particular adjustments to the number of shares of Holdings common stock to be issued on exercise of a Warrant.

     Backup Withholding and Information Reporting

     Backup withholding of U.S. federal income tax at a rate of 31% may apply to dividends received with respect to the shares of Holdings common stock issuable upon the exercise of the warrants and the proceeds of a disposition of a warrant or such shares to a U.S. Holder who is not an exempt recipient. Generally, individuals are not exempt recipients, whereas corporations and some other entities are exempt recipients. Backup withholding will apply only if the U.S. Holder

     o fails to furnish its Taxpayer Identification Number ("TIN") which, in the case of an individual, is his or her Social Security Number;

     o    furnishes an incorrect TIN;

     o is notified by the Internal Revenue Service ("IRS") that it has failed to properly report payments of dividends; or

     o under particular circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding.

     U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a U.S. Holder is not an additional tax and is allowable as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

     Dividends on Warrant Shares

     Dividends paid to a Non-U.S. Holder on the shares of Holdings common stock (and, after December 31, 2000, any deemed dividends resulting from particular adjustments to the number of shares of Holdings common stock to be issued on exercise of a warrant) generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. Currently, for purposes of determining whether tax is to be withheld at a 30% rate or at a reduced treaty rate, Charles River ordinarily will presume that dividends paid on or before December 31, 2000 to an address in a foreign country are paid to a resident of such country absent knowledge that such presumption is not warranted. Under Treasury Regulations effective for payments after December 31, 2000, Non-U.S. Holders will be required to satisfy particular applicable certification requirements to claim treaty benefits.

     Sale, Exchange or Disposition of the Warrants or Warrant Shares

     A Non-U.S. Holder of a warrant or shares of Holdings common stock issuable upon the exercise of the warrants will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such warrant or shares, unless:

     o that holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and some other conditions are met;

     o that gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States; or

     o the warrant or such share was a United States real property interest ("USRPI") as defined in Section 897(c)(1) of the Code at any time during the five year period prior to the sale or exchange or at any time during the time that the Non-U.S. Holder held such warrant or share, whichever time was shorter.

     A warrant or shares of Holdings common stock would be a USRPI only if, at any time during the five years prior to the sale or exchange of such warrant or share or at any time during the period that the Non-U.S. Holder held such warrant or share, whichever time was shorter, Charles River had been a "United States real property holding corporation" (USRPHC") as defined in Section 897(c)(2) of the Code. Charles River believes that it is not, has not been and will not become a USRPHC for federal income tax purposes.

     Estate Tax

     An individual Non-U.S. Holder who is treated as the owner of, or has made particular lifetime transfers of, an interest in a warrant or shares of Holdings common stock will be required to include the value thereof in his gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

     Effectively Connected Dividend Income or Gain

     Dividends with respect to shares of Holdings common stock or gain realized on the sale, exchange or other disposition of warrants or shares that are effectively connected with the conduct of a trade or business in the U.S. by a Non-U.S. Holder, although exempt from withholding tax, may be subject to U.S. income tax at graduated rates as if such dividends or gain were earned by a U.S. Holder. The Non-U.S. Holder will be exempt from withholding tax if it properly certifies on IRS Form 4224, Form W-8ECI or other appropriate successor form that the income is effectively connected with the conduct of a United States trade or business. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its earnings and profits for the taxable year attributable to such effectively connected income, subject to particular adjustments.

     Backup Withholding and Information Reporting

     Where required, Charles River will report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to the Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     Backup withholding (described above under "-- Tax Consequences to U.S. Holders--Backup Withholding and Information Reporting") generally will not apply to dividends paid on or before December 31, 2000 to a Non-U.S. Holder at an address outside the United States, provided Charles River or its paying agent does not have actual knowledge that the payee is a United States Person. Under Treasury Regulations effective for payments made after December 31, 2000, however, a Non-U.S. Holder will be subject to backup withholding unless applicable certification requirements are met.

     Under current Treasury Regulations, payments on the sale, exchange or other disposition of a warrant or shares of Holdings common stock made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or (generally in the case of payments made after December 31, 2000) a foreign partnership with particular connections to the United States, then information reporting (but not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and some other particular conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

     Recently promulgated Treasury Regulations, generally effective for payments after December 31, 2000, provide some presumptions under which a Non-U.S. Holder will be subject to backup withholding and information reporting unless the holder certifies as to its non-U.S. status or otherwise establishes an exemption. In addition, the new Treasury Regulations change some procedural requirements relating to establishing a holder's non-U.S. status.

     Non-U.S. Holders of warrants or the shares of Holdings common stock issuable upon the exercise of the warrants should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a Non-U.S. Holder under the backup withholding rules is not an additional tax and is allowable as a credit against such holder's United States federal income tax liability, if any, or may entitle such holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Holdings will not receive any proceeds from this offering, other than in connection with the exercise of the warrants. The warrants and the common stock of Holdings issued upon the exercise of the warrants offered hereby may be sold by the warrantholders from time to time in transactions in the over-the-counter market, in negotiated transactions, in underwritten offerings, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The warrantholders may effect such transactions by selling the warrants and common stock of Holding issued upon the exercise of the warrants to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the warrantholders and/or the purchasers of the warrants for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     In order to comply with the securities laws of particular states, if applicable, the warrants and common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in particular states the warrants and the common stock of Holdings may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The warrantholders and any broker-dealers or agents that participate with the warrantholders in the distribution of the warrants or the common stock of Holdings issued upon the exercise of the warrants may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the warrants or the common stock issued upon the exercise of the warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Each warrantholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of shares of the common stock of Holdings by the warrantholders.

     The costs of the registration of the warrants will be paid by Holdings, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling holders will pay all underwriting discounts and selling commissions, if any. The selling holders will be indemnified by Holdings against particular civil liabilities, including some liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

     The validity of the warrants and shares of common stock of Holdings issuable upon the exercise of the warrants offered hereby will be passed upon for Charles River Laboratories, Inc. and Charles River Laboratories Holdings, Inc. by Davis Polk & Wardwell, New York, New York.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Charles River Laboratories, Inc. and the combined financial statements of Charles River Laboratories Holdings, Inc. and Charles River Laboratories, Inc. as of December 27, 1997 and December 26, 1998 and for each of the three years in the period ended December 26, 1998 included in this prospectus have been audited by PricewaterhouseCoopers LLP as stated in their report appearing herein.

                      WHERE YOU CAN FIND MORE INFORMATION

     Holdings has filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to warrants and shares of common stock of Holdings issuable upon the exercise of the warrants. This prospectus does not contain all the information included in the registration statement and the related exhibits and schedules. You will find additional information about us, Holdings and the warrants and shares of common stock of Holdings issuable upon the exercise of the warrants in the registration statement. The registration statement and the related exhibits and schedules may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the SEC's Regional Offices: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of this material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You can obtain information on the operation of the public reference facilities by calling 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including Charles River and Holdings, that file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents which are filed as exhibits or schedules to the registration statement or otherwise filed with the SEC.

     We are required under the warrant agreement to furnish the warrantholders with all quarterly and annual financial information that would be required to be contained in a filing with the SEC on forms 10-Q and 10-K if Holdings were required to file such Forms, including, without limitation, (a) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Holdings's certified independent accountants, and (b) all current reports that would be required to be filed with the SEC on Form 8-K if Holdings were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations.


                        INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

                                                                                                                  Page
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Data.....................................    P-2

Charles River Laboratories, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 25, 1999.............................    P-4
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 25, 1999....................    P-5
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 26,
     1998.....................................................................................................    P-8
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended
     September 26, 1998.......................................................................................    P-9
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended
     September 25, 1999.......................................................................................    P-10
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income......................................    P-11
Charles River Laboratories Holdings, Inc. and Charles River Laboratories, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet as of September 25, 1999.................................    P-14
Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 25, 1999........................    P-15
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 26, 1998...............    P-19
Unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months Ended
     September 25, 1999.......................................................................................    P-20
Notes to Unaudited Pro Forma Condensed Combined Statements of Income..........................................    P-21

                                                        P-1

                 INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED FINANCIAL DATA


     On September 29, 1999, Charles River Laboratories, Inc. (the "Company" or "Charles River") consummated a recapitalization transaction in connection with a recapitalization agreement dated July 25, 1999 (the "Recapitalization Agreement") with Bausch & Lomb Incorporated ("B&L"), subsidiaries of B&L (such subsidiaries and B&L are referred to, collectively, as the "Subsidiaries of Bausch & Lomb"), Endosafe, Inc. (renamed Charles River Laboratories Holdings, Inc., referred to as "Holdings") and CRL Acquisition LLC, a subsidiary of DLJ Merchant Banking Partners II, L.P. ("DLJMB"). Prior to the consummation of the Recapitalization, the Company became a wholly owned subsidiary of Holdings. Holdings has no operations other than those related to Charles River. Holdings was recapitalized in a transaction providing aggregate consideration of $456.2 million, consisting of $400.0 million in cash, a subordinated discount note for $43.0 million to be issued by Holdings to the Subsidiaries of Bausch & Lomb and equity to be retained by the Subsidiaries of Bausch & Lomb with a fair market value of $13.2 million (the "Recapitalization"). The $400.0 million cash consideration was raised through the following:


     o $92.4 million cash equity investment in Holdings by DLJMB and of its affiliated funds (collectively, "the DLJMB Funds"), management and other investors

     o $37.6 million senior discount debentures with warrants issued by Holdings to DLJMB and some of its affiliates and other investors

     o    $162.0 million senior secured credit facilities at the Company

     o    a portion of the net proceeds of the Company's units offered hereby

     Upon the consummation of the Recapitalization, the DLJMB Funds, management and other investors owned 87.5% of the outstanding capital stock of Holdings and B&L owned 12.5% of the outstanding capital stock of Holdings. The Recapitalization has been accounted for as a leveraged recapitalization, which will have no impact on the historical basis of Holdings' and, accordingly Charles River's, assets and liabilities.

     Simultaneously with the Recapitalization, the Company acquired SBI Holdings, Inc. ("Sierra") in connection with a stock purchase agreement (the "Sierra Acquisition") for an initial total purchase price of $24.0 million, including approximately $18.0 million in cash paid to former shareholders, and assumed debt of approximately $6.0 million which we retired immediately. The company funded with available cash, a portion of the net proceeds from the notes offered hereby and a portion of the borrowings under our new credit facility. In addition, the Company has agreed to pay (a) up to $2.0 million in contingent consideration if specific financial objectives are reached by December 31, 2000, (b) up to $10.0 million in performance-based bonus payments if specific financial objectives are reached over the next five years, and (c) $3.0 million in retention and non-competition payments contingent upon the continuing employment of specific key scientific and managerial personnel through June 30, 2001. The Recapitalization and the Sierra Acquisition are collectively referred to as the "Transactions." The Recapitalization and the Sierra Acquisition were consummated concurrently.

     The following unaudited pro forma condensed consolidated financial data of
(1) Charles River and (2) Charles River and Holdings, combined, is based upon historical consolidated financial statements of the Company and of Holdings as adjusted to give effect to the impact of the Transactions and the application of the related net proceeds therefrom as discussed under the captions "Transactions" and "Use of Proceeds." As Holdings has no operations other than those related to Charles River, the primary distinction between the Charles River and Charles River and Holdings combined, unaudited pro forma condensed financial data is the different capital structure resulting from the additional financial instruments issued by Holdings. The unaudited pro forma condensed consolidated balance sheets as of September 25, 1999 give effect to the Transactions assuming that the Transactions had occurred on September 25, 1999. The unaudited pro forma condensed consolidated statements of income for the year ended December 26, 1998, the nine months ended September 26, 1998, and the nine months ended September 25, 1999, give effect to the Transactions as if they had occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statements of income for the twelve months ended December 26, 1998 and the nine months ended September 26, 1998 also give effect to the Tektagen, Therion and ESD Acquisitions (the "1998 Acquisitions") as if they all had occurred at the beginning of the period presented.

     The pro forma adjustments are based on estimates, available information and some assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated financial data do not purport to represent what Charles River's, or Holdings' and Charles River's combined results of operations or financial position would actually have been if the Transactions and other adjustments had occurred on the dates indicated and are not necessarily representative of Charles River or Holdings' and Charles River's combined results of operations for any future period. The unaudited pro forma condensed consolidated balance sheet and consolidated statements of income should be read in conjunction with our consolidated financial statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information appearing elsewhere in this prospectus.

                        CHARLES RIVER LABORATORIES, INC.


            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            As of September 25, 1999
                             (dollars in thousands)




                                                                                                       Sierra
                                                                             Pro Forma      ---------------------------
                                Company      Settlement   Recapitalization    for the                      Acquisition
                               Historical    with B&L(a)     Adjustments   Recapitalization Historical(b)   Adjustments  Pro Forma
                               ----------    -----------  ---------------- ---------------- ------------- -------------  ---------
Assets
Current assets:
  Cash and cash equivalents ..  $   3,457    $   2,437    $   21,827 (c)   $   27,721      $     292     $  (24,335)(d)   $   3,678
  Trade receivables...........     33,820           --          --             33,820          2,493             --          36,313
  Inventories.................     28,577           --          --             28,577            853            131 (d)      29,561
  Deferred income taxes ......      5,432       (5,432)         --                --              --             --             --
  Due from affiliates. .......        966           --          --                966             --             --             966
  Other current assets .......      5,051           --          --              5,051            791             --           5,842
                                ---------     --------     ---------        ---------       --------         ------       ---------
  Total current assets .......     77,303       (2,995)       21,827           96,135          4,429        (24,204)         76,360
Property, plant and
  equipment, net..............     79,349           --            --           79,349          4,918            280 (d)      84,547
Goodwill and other
  intangibles, net............     16,212           --            --           16,212          4,919         16,889 (d)      38,020
Investments in affiliates.....     19,385           --            --           19,385             --             --          19,385
Deferred tax assets...........      5,787       (5,787)       88,060 (e)       88,060             --             --          88,060
Other assets..................     12,335           --        13,237 (c)       25,572            254             --          25,826
                                ---------     --------     ---------        ---------       --------         ------       ---------
          Total assets........  $ 210,371     $ (8,782)    $ 123,124        $ 324,713       $ 14,520         (7,035)      $ 332,198
Liabilities and
  Shareholder's Equity
Current Liabilities:
  Current portion of long-
    term debt.................  $     166     $     --     $   1,200 (c)     $  1,366       $  1,729       $ (1,729)(d)   $   1,366
  Current portion of
    capital lease
    obligations...............        167           --            --              167            105             --             272
  Accounts payable............      5,992           --            --            5,992          1,134             --           7,126
  Accrued compensation........     11,015           --            --           11,015            569             --          11,584
  Accrued ESLIRP..............      5,845           --            --            5,845             --             --           5,845
  Accrued restructuring.......        354           --            --              354             --             --             354
  Deferred income.............      4,550           --            --            4,550             --             --           4,550
  Accrued liabilities.........     12,410           --            --           12,410            852             --          13,262
  Accrued income taxes........     16,208      (16,208)           --               --             --             --              --
                                ---------     --------     ---------        ---------       --------         ------       ---------
  Total current liabilities...     56,707      (16,208)        1,200           41,699          4,389         (1,729)         44,359

Long-term debt................         --           --       308,672 (c)      308,672          4,240         (4,240)(d)     308,672
Long-term capital lease
  obligations.................        700           --            --              700            118             --             818
Other long-term liabilities...      3,706           --            --            3,706            333             --           4,039
Deferred income tax liability.         --           --            --               --             --          4,374 (d)       4,374
                                ---------     --------     ---------        ---------       --------         ------       ---------
  Total liabilities...........     61,113      (16,208)      309,872          354,777          9,080         (1,595)        362,262
                                ---------     --------     ---------        ---------       --------         ------       ---------
Minority interests............        293           --            --              293             --             --             293
Shareholder's equity
  Common stock................          1           --            --                1             --             --               1
  Capital in excess of par
    value.....................     17,836           --        90,188(e)(c)    108,024          4,667         (4,667)(d)     108,024
   Retained earnings
      (accumulated deficit).      142,422        7,426      (276,016)(c)     (126,168)         4,057         (4,057)(d)    (126,168)


                                      P-4



                                                                                                       Sierra
                                                                             Pro Forma      ---------------------------
                                Company      Settlement   Recapitalization    for the                      Acquisition
                               Historical    with B&L(a)     Adjustments   Recapitalization Historical(b)   Adjustments  Pro Forma
                               ----------    -----------  ---------------- ---------------- ------------- -------------  ---------
  Treasury stock, at cost.....         --           --            --               --         (3,284)         3,284 (d)         --
  Loans to officers...........                                  (920)(c)         (920)                                        (920)
  Accumulated other
    comprehensive income
   (accumulated deficit)......    (11,294)          --            --          (11,294)            --             --        (11,294)
                                ---------     --------     ---------        ---------       --------         ------      ---------
  Total shareholder's equity..    148,965        7,426      (186,748)         (30,357)         5,440         (5,440)       (30,357)
                                ---------     --------     ---------        ---------       --------         ------      ---------
  Total liabilities and
    shareholder's equity......  $ 210,371     $ (8,782)    $ 123,124        $ 324,713      $  14,520      $  (7,035)     $ 332,198
                                =========     ========     =========        =========      =========      =========      =========

-------------------
(a) Represents assets and liabilities of Charles River as of September 25, 1999 that, according to the terms of the Recapitalization Agreement, were distributed to or assumed by B&L in conjunction with the closing of the Recapitalization and, accordingly, are not part of the ongoing operations of Charles River. In addition, the adjustment includes a cash settlement paid by B&L to Charles River in accordance with the terms of the Recapitalization Agreement.

(b) Reflects Sierra's historical unaudited consolidated balance sheet at September 25, 1999.

(c) Holdings was recapitalized as described under the caption "Transactions." The Company's portion of the sources and uses of cash required to consummate the Transactions as of September 25, 1999 follow:

Sources:
Available cash....................................................$        2,173
New credit facility
     Revolving credit facility....................................         2,000
     Term loans...................................................       160,000
Units: Senior subordinated notes   147,872
        Warrants(1)                  2,128                               150,000
                                   -------........................--------------
     Total cash sources...........................................$      314,173
                                                                  ==============
Uses:
Distribution to Holdings..........................................$      270,000
Cash consideration for Sierra acquisition.........................        24,000
Debt issuance costs...............................................        13,237
Estimated transaction fees and expenses(2)........................         6,016
Loans to officer..................................................           920
                                                                  --------------
     Total cash uses..............................................$      314,173
                                                                  ==============
-------------------
      (1) The fair value of the related warrants was estimated at $2,128.

      (2) Consists of bridge facility commitment, legal and other professional fees. Does not include fees associated with the Sierra Acquisition (see note (d) below).

     The following represents a reconciliation of the amounts presented in the sources and uses table above to the pro forma adjustments included in the unaudited pro forma condensed consolidated balance sheet:

     Adjustment to cash and cash equivalents:


     Sources: Revolving credit facility..............$     2,000
              Term loans.............................    160,000
              Units..................................    150,000
     Uses:    Distribution to Holdings...............   (270,000)
              Debt issuance costs....................    (13,237)

              Estimated transaction fees and expenses     (6,016)
              Loans to officers......................       (920)
                                                     -----------
                                                     $    21,827
                                                     ===========

     Adjustments to other assets:

              Debt issuance costs................... $    13,237
                                                     ===========

     Adjustments to debt:

              Revolving credit facility............. $     2,000
              Term loans............................     160,000
              Senior subordinated notes.............     147,872
                                                     -----------
                                                         309,872
                    Less current portion............      (1,200)
                                                     -----------
                    Long-term debt.................. $   308,672
                                                     ===========


     Adjustments to capital in excess of par value:


              Net deferred tax assets............... $    80,060
              Fair value of warrants................       2,128
                                                     -----------
                                                     $    90,188
                                                     ===========

     Adjustments to retained earnings:


         Distribution to Holdings................... $  (270,000)
         Estimated transaction fees and expenses....      (6,016)
                                                     -----------
                                                     $  (276,016)
                                                     ===========

     Adjustments to loans to officers:


              .....................................  $       920
                                                     ===========

(d) Reflects the Sierra Acquisition adjustments. The sources and uses of cash which were required to consummate the Sierra Acquisition on September 29, 1999 follow:


(d) Reflects the Sierra Acquisition adjustments. The sources and uses of cash which were required to consummate the Sierra Acquisition on September 29, 1999 follow:

     Sources:
     Available cash................................................$      24,335
                                                                   -------------
     Total cash sources............................................$      24,335
                                                                   =============
     Uses:
     Sierra acquisition consideration(1)...........................$      24,000
     Estimated transaction fees and expenses(2)....................          335
                                                                   -------------
          Total cash uses..........................................$      24,335
                                                                   =============
-------------------
      (1) Approximately $6,000 will be used to repay Sierra's existing debt.

      (2) Consists of legal and other professional fees.

  Allocation of purchase price:
  Current assets.................................................  $      4,560
  Property, plant and equipment..................................         5,198
  Other non-current assets.......................................           254
  Intangible assets:
     Customer list...................      11,491
     Work force......................       2,941
     Other identifiable intangibles..       1,251
     Goodwill.........................      1,751                         17,434
                                           ------                  -------------
                                                                          27,446
Less assumed liabilities..........................................         3,111
                                                                   -------------
                                                                   $      24,335
                                                                   =============

          The lives established for the intangible assets acquired range from 5 to 15 years.

          As a result of the Company buying the stock of Sierra, the historical tax basis of Sierra continues with the Company and, as such, a deferred tax liability and offsetting goodwill of $4,374 has been recorded.

          In conjunction with the Sierra Acquisition, the Company has agreed to pay additional consideration of up to $2,000 if Sierra achieves specified financial targets by December 31, 2000. This additional consideration, if any, will be recorded as additional goodwill at the time the contingency is resolved.

     (e) The adjustment reflects the increase in the deferred tax assets of the Company due to the Section 338(h)(10) election made in conjunction with the Recapitalization. Such election results in a step-up in the tax basis of the underlying assets. The resulting net deferred tax asset of approximately $88,060 is expected to be realized over 15 years through future tax deductions which are expected to reduce future tax payments. In connection with the establishment of this net deferred tax asset, management has recorded a valuation allowance of $7,770, primarily related to its realizability with respect to state income taxes. Management has recorded this net deferred tax asset based on its belief that it is more likely than not that it will be realized. This belief is based upon a review of all available evidence, including historical operating results, projections of future taxable income, and tax planning strategies.

                        CHARLES RIVER LABORATORIES, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                             (dollars in thousands)

                                                                For the Year Ended December 26, 1998(a)
                                  --------------------------------------------------------------------------------------------------
                                                 1998                 Recapital-  Pro Forma for            Sierra
                                   Company      Acqui-     Adjusted    ization    the Recapital- --------------------------   Pro
                                  Historical  sitions(b)  Historical  Adjustments   ization      Historical(c)  Adjustments  Forma
                                  ----------  ---------  ----------  ----------- --------------  -------------  -----------  -----
Net sales related to products.... $169,377    $3,457       $172,834  $     --      $172,834      $13,135      $    --      $185,969
Net sales related to services....   23,924       --          23,924        --        23,924           --           --        23,924
                                   -------    ------       --------  --------      --------      -------      -------      --------
Total net sales..................  193,301     3,457        196,758        --       196,758       13,135           --       209,893
Cost of products sold............  107,146     2,716        109,862        --       109,862        6,689           --       116,551
Cost of services provided........   15,401       --          15,401        --        15,401           --           --        15,401
Selling, general and
 administrative expenses(d)......   34,142       805         34,947        --        34,947        4,105           --        39,052
Amortization of goodwill and
other intangibles................    1,287       116 (e)      1,403        --         1,403           --        1,951  (e)    3,354
                                   -------    ------       --------  --------      --------      -------      -------      --------
Operating income.................   35,325      (180)        35,145        --        35,145        2,341       (1,951)       35,535
Interest income..................      986        --            986        --           986           --           --           986
Interest expense.................     (421)      (23)          (444)  (36,536) (f)  (36,980)        (191)         191  (g)  (36,980)
Loss from foreign currency, net..      (58)       --            (58)       --           (58)          --           --           (58)
                                   -------    ------       --------  --------      --------      -------      -------      --------
Income (loss) before income
 taxes, minority interests and
 earnings from equity
 investments.....................   35,832      (203)        35,629   (36,536)         (907)       2,150       (1,760)         (517)
Provision (benefit) for income
 taxes............................  14,123       150         14,273   (14,382)(h)      (109)         750         (365) (i)      276
                                   -------    ------       --------  --------      --------      -------      -------      --------
Income (loss) before minority
 interests and earnings from
 equity investments..............   21,709      (353)        21,356   (22,154)         (798)       1,400       (1,395)         (793)
Minority interests...............      (10)       --            (10)       --           (10)          --           --           (10)
Earnings from equity
 investments.....................    1,679         2          1,681        --         1,681           --           --         1,681
                                   -------    ------       --------  --------      --------      -------      -------      --------
Net income (loss)................  $23,378    $ (351)      $ 23,027  $(22,154)     $    873      $ 1,400      $(1,395)     $    878
                                   =======    ======       ========  ========      ========      =======      =======      ========

                        CHARLES RIVER LABORATORIES, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                             (dollars in thousands)



                                                        For the Nine Months Ended September 26, 1998(a)
                                 -------------------------------------------------------------------------------------------------
                                                                                Pro Forma for the
                                                                      Recapital- Recapitalization        Sierra
                                  Company     1998 Acqui- Adjusted     ization    and the 1998 -------------------------     Pro
                                 Historical   sitions(b)  Historical  Adjustments Acquistions  Historical(c) Adjustments    Forma
                                 ----------   ---------   ----------  ----------- -----------  ------------  -----------  --------
Net sales related to products ....$ 128,478   $   2,984    $ 131,462  $    --       $ 131,462    $  9,615   $   --      $ 141,077
Net sales related to services ....   17,041        --         17,041       --          17,041        --         --         17,041
                                  ---------   ---------    ---------  ---------     ---------    --------   --------     --------
Total net sales ..................  145,519       2,984      148,503       --         148,503       9,615       --        158,118
Cost of products sold ............   80,067       2,436       82,503       --          82,503       4,634       --         87,137
Cost of services provided ........   10,974        --         10,974       --          10,974        --         --         10,974
Selling, general and
 administrative expenses(d) ......   25,202         723       25,925       --          25,925       2,753       --         28,678
Amortization of goodwill and
  other intangibles ..............    1,036         116(e)     1,152       --           1,152        --        1,439(e)     2,591
                                  ---------   ---------    ---------  ---------     ---------    --------   --------     --------
Operating income .................   28,240        (291)      27,949       --          27,949       2,228     (1,439)      28,738
Interest income ..................      659        --            659       --             659        --         --            659
Interest expense .................     (311)        (23)        (334)   (27,402)(f)   (27,736)        (77)        77(g)   (27,736)
Loss from foreign currency, net ..     (127)       --           (127)      --            (127)       --         --           (127)
                                  ---------   ---------    ---------  ---------     ---------    --------   --------     --------
Income (loss) before income
 taxes, minority interests and
 earnings from equity
 investments .....................   28,461        (314)      28,147    (27,402)          745       2,151     (1,362)       1,534
Provision (benefit) for income
  taxes ..........................   11,280         105       11,385    (10,800)(h)       585         703       (300)(i)      988
                                  ---------   ---------    ---------  ---------     ---------    --------   --------     --------
Income (loss) before minority
 interests and earnings from
 equity investments ..............   17,181        (419)      16,762    (16,602)         (160)      1,448     (1,062)         546
Minority interests ...............       (8)       --             (8)      --              (8)       --         --             (8)
Earnings from equity
 investments .....................    1,286           2        1,288       --           1,288        --         --          1,288
                                  ---------   ---------    ---------  ---------     ---------    --------   --------     --------
Net income (loss) ................$  18,459   $    (417)   $  18,042  $ (16,602)    $   1,440    $  1,448   $ (1,062)    $  1,826
                                  =========   =========    =========  =========     =========    ========   ========     ========

                                                CHARLES RIVER LABORATORIES, INC.
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                     (dollars in thousands)

                                                              For the Nine Months Ended September 25, 1999(a)
                                             ---------------------------------------------------------------------------------------
                                                                                                      Sierra          Pro Forma for
                                                                                             --------------------- Recapitalization
                                              Company    Recapitalization      Pro Forma                                & Sierra
                                             Historical    Adjustments     Recapitalization  Historical(c) Adjustments Acquisition
                                             ----------    -----------      ---------------  ------------- ----------- -----------
Net sales related to products...............   $139,269    $     --             $139,269       $16,034      $    --       $155,303
Net sales related to services...............     21,827          --               21,827           --            --         21,827
                                                -------    --------             --------       -------      -------       --------
Total net sales.............................    161,096          --              161,096       16,034            --        177,130
Cost of products sold.......................     84,557          --               84,557         9,589           --         94,146
Cost of services provided...................     12,673          --               12,673           --            --         12,673
Selling, general and administrative
      expenses(d)...........................     29,414          --               29,414         5,364           --         34,778
Amortization of goodwill and other
      intangibles...........................      1,114          --                1,114           192        1,247(e)       2,553
                                                -------    --------             --------       -------      -------       --------
Operating income............................     33,338          --               33,338           889       (1,247)        32,980
Other income................................      1,441          --                1,441            --           --          1,441
Interest income.............................        496          --                  496            --           --            496
Interest expense............................       (207)    (29,472)(f)          (29,679)         (321)         321(g)     (29,679)
Loss from foreign currency, net.............       (143)         --                 (143)           --           --           (143)
                                                -------    --------             --------       -------      -------       --------
Income (loss) before income taxes, minority
      interests and earnings from equity
      investments...........................     34,925     (29,472)               5,453           568         (926)         5,095
Provision (benefit) for income taxes........     16,903     (11,782)(h)            5,121           233         (203)(i)      5,151
                                                -------    --------             --------       -------      -------       --------
Income (loss) before minority interests and
      earnings from equity investments......     18,022     (17,690)                 332           335         (723)           (56)
Minority interests..........................        (10)         --                  (10)           --           --            (10)
Earnings from equity investments............      1,940          --                1,940            --           --          1,940
                                                -------    --------             --------       -------      -------       --------
Net income (loss)...........................    $19,952    $(17,690)            $  2,262       $   335      $  (723)      $  1,874
                                                =======    ========             ========       =======      =======       ========

                        CHARLES RIVER LABORATORIES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED STATEMENTS OF INCOME
                             (dollars in thousands)

(a) Charles River's fiscal year consists of a twelve month period ending on the Saturday closest to December 31; the Company's nine month periods consist of the nine months ending on the Saturday closest to September 30.

(b) Represents the financial results for the companies acquired during 1998 for the periods not included in the Company Historical column as follows:
     Tektagen (from January 1, 1998 until March 31, 1998), Therion (from January 1, 1998 until March 31, 1998) and ESD (from January 1, 1998 until November 30, 1998). The tables below detail these results for the year ended December 26, 1998 and the nine months ended September 26, 1998:



                                                            For the Year Ended December 26, 1998
                                                 ----------------------------------------------------------
                                                 Tektagen     Therion     ESD      Adjustments       Total
                                                 --------     -------     ---      -----------       -----
Net sales....................................        $917        $310    $2,230       $--          $3,457
Cost of products sold and services
 provided....................................         977          89     1,650        --           2,716
Selling, general and administrative expenses.         407          85       313        --             805
Amortization of goodwill and other
     intangibles.............................          --          --        --       116(e)          116(e)
Operating income.............................        (467)        136       267      (116)           (180)
                                                    -----        ----      ----     -----          ------
Interest income..............................          --          --        --        --              --
Interest expense.............................         (23)         --        --        --             (23)
(Loss) gain from foreign currency, net.......          --          --        --        --              --
                                                    -----        ----      ----     -----          ------
(Loss) income before income taxes,
     minority interests and earnings from
     equity investments......................        (490)        136       267      (116)           (203)
Provision (benefit) for income taxes.........          --          43       107        --             150
                                                    -----        ----      ----     -----          ------
(Loss) income before minority interests
     and earnings from equity investments....        (490)         93       160      (116)           (353)
Minority interests...........................          --          --        --        --              --
                                                    -----        ----      ----     -----          ------
Earnings from equity investments.............          --           2        --        --               2
Net (loss) income............................       $(490)       $ 95      $160     $(116)         $ (351)
                                                    =====        ====      ====     =====          ======


                                                         For the Nine Months Ended September 26, 1998
                                                 ----------------------------------------------------------
                                                 Tektagen     Therion     ESD      Adjustments       Total
                                                 --------     -------     ---      -----------       -----
Net sales................................         $917         $310     $1,757        $--           $2,984
Cost of products sold and services
 provided................................          977           89      1,370         --            2,436
Selling, general and administrative
 expenses................................          407           85        231         --              723
Amortization of goodwill and other
 intangibles.............................           --           --         --        116(e)            116(e)
                                                 -----         ----       ----      -----            ------
Operating income.........................         (467)         136        156       (116)            (291)
Interest income..........................           --           --         --         --               --
Interest expense.........................          (23)          --         --         --              (23)
Loss from foreign currency, net..........           --           --         --         --               --
                                                 -----         ----       ----      -----            ------
(Loss) income before income taxes,
 minority interests and earnings from
 equity investments......................         (490)         136        156       (116)            (314)

                                                       P-11



                                                         For the Nine Months Ended September 26, 1998
                                                 ----------------------------------------------------------
                                                 Tektagen     Therion     ESD      Adjustments       Total
                                                 --------     -------     ---      -----------       -----

Provision (benefit) for income taxes.....           --           43         62         --              105
                                                 -----         ----       ----      -----            ------
(Loss) income before minority interests
 and earnings from equity investments....         (490)          93         94       (116)            (419)
Earnings from equity investments.........           --            2         --         --                2
Minority interests.......................           --           --         --         --               --
                                                 -----         ----       ----      -----            ------
Net (loss) income........................        $(490)        $ 95     $   94      $(116)           $(417)
                                                 =====         ====     ======      =====            =====

(c) Represents the historical unaudited consolidated financial results of Sierra.

      As part of the Sierra Acquisition, the Company has agreed to pay up to $10,000 in performance-based bonus payments if specific financial objectives are reached over the next five years. At the time these contingencies are resolved, the bonuses, if any, will be recorded as compensation expense. As these amounts are not reasonably estimable, the expense related to those bonus payments has not been included in the pro forma financial statements.

      Also in conjunction with the Sierra Acquisition, the Company will enter into employment agreements with some Sierra employees that contain retention and non-competition payments totaling $3,000 to be paid upon their continuing employment with the Company at December 31, 1999 and June 30, 2001. The expense related to these payments has not been included in the pro forma financial statements as they are considered non-recurring. At the time these contingencies are resolved, the payments, if any, will be recorded as compensation expense.

(d) The Company does not expect the estimated stand alone costs to be significantly different from the historical costs allocated by B&L due to the autonomy with which the Company operates.

(e) Reflects the incremental expense required to reflect amortization of goodwill generated in the 1998 Acquisitions and the identifiable intangibles and goodwill acquired in connection with the Sierra Acquisition based on estimated useful lives ranging from 5-15 years.

(f) Reflects the adjustment to unaudited pro forma consolidated interest expense as a result of the Transactions:



                                                                     Nine Months    Nine Months
                                                       Year Ended       Ended          Ended
                                                      December 26,  September 26,  September 25,
                                                          1998          1998           1999
                                                      ------------  -------------  -------------
Increase in interest expense
   Notes offered hereby(1)........................... $    20,203    $    15,152    $    17,222
   Term loans(2).....................................      14,500         10,875         10,875
   Revolver(3).......................................         310            233            233
   Amortization of deferred financing costs(4).......       1,523          1,142          1,142
                                                      -----------    -----------    -----------
      Total(5).......................................      36,536         27,402         29,472
                                                      ===========    ===========    ===========

-------------------

     (1) Interest expense was calculated at an effective interest rate of 13.66%.

     (2) Interest expense was calculated at an effective blended interest rate of 9.06%, which is based upon a base rate or LIBOR plus a margin and is reset every six months.

     (3) Represents interest expense calculated at 8.50% plus fees on the unused portion of 0.50%.

     (4) Represents annual amortization expense utilizing a weighted average maturity on all borrowings of 8.70 years.

     (5) A 0.125% increase or decrease in the effective weighted average interest rate for the senior credit facilities would change pro forma interest expense by $203, $152 and $152 for the fiscal year ended December 26, 1998 and the nine months ended September 26, 1998 and September 25, 1999, respectively.

(g) To eliminate Sierra's historical interest expense related to debt that, according to the terms of the Sierra stock purchase agreement, will be repaid.

(h) Represents the income tax adjustment required to result in a pro forma income tax provision based on: (i) Charles River's historical tax provision using historical amounts and (ii) the direct tax effects of the pro forma adjustments described above.

(i) Represents the income tax adjustment required to result in a pro forma income tax provision based on: (i) Sierra's historical tax provision using historical amounts and (ii) the direct tax effects of the pro forma adjustments described above.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            As of September 25, 1999
                             (dollars in thousands)



                                                                                                      Sierra
                                                                             Pro Forma      ---------------------------
                                   Company   Settlement   Recapitalization     for the                     Acquisition
                                 Historical  with B&L(a)   Adjustments     Recapitalization Historical(b)  Adjustments    Pro Forma
                                 ----------  -----------   -----------     ---------------- -------------  -----------    ---------
Assets
Current assets:
   Cash and cash
   equivalents................       $3,457     $2,437     $21,827 (c)         $27,721          $292    $(24,335)(d)        $3,678
   Trade receivables..........       33,820         --        --                33,820         2,493          --            36,313
   Inventories................       28,577         --        --                28,577           853         131 (d)        29,561
   Deferred income taxes......        5,432     (5,432)       --                   --             --          --               --
   Due from affiliates........          966         --        --                   966            --          --               966
   Other current assets.......        5,051         --        --                 5,051           791          --             5,842
                                   --------    -------    --------            --------       -------     -------          --------
   Total current assets              77,303     (2,995)     21,827              96,135         4,429     (24,204)           76,360
Property, plant and
   equipment, net.............       79,349         --          --              79,349         4,918         280 (d)        84,547
Goodwill and other
   intangibles, net...........       16,212         --          --              16,212         4,919      16,889 (d)        38,020
Investments in affiliates.....       19,385         --          --              19,385            --          --            19,385
Deferred tax assets...........        5,787     (5,787)     88,060 (e)          88,060            --          --            88,060
Other assets..................       12,335         --      13,237 (c)          25,572           254          --            25,826
                                   --------    -------    --------            --------       -------     -------          --------
   Total assets...............     $210,371    $(8,782)   $123,124            $324,713       $14,520      (7,035)         $332,198
                                   ========    =======    ========            ========       =======      ======          ========
Liabilities and
   Shareholder's Equity
Current Liabilities:
   Current portion of long-
     term debt................         $166        $--      $1,200 (c)          $1,366        $1,729     $(1,729)(d)        $1,366
   Current portion of capital
     lease obligations........          167         --          --                 167           105          --               272
     Accounts payable.........        5,992         --          --               5,992         1,134          --             7,126
     Accrued compensation.....       11,015         --          --              11,015           569          --            11,584
     Accrued ESLIRP...........        5,845         --          --               5,845            --          --             5,845
     Accrued restructuring....          354         --          --                 354            --          --               354
     Deferred income..........        4,550         --          --               4,550            --          --             4,550
     Accrued liabilities......       12,410         --          --              12,410           852          --            13,262
     Accrued income taxes.....       16,208    (16,208)         --                  --            --          --                --
                                   --------    -------    --------            --------       -------     -------          --------
     Total current liabilities       56,707    (16,208)      1,200              41,699         4,389      (1,729)           44,359
Long-term debt................           --         --     380,314 (c)         380,314         4,240      (4,240)(d)       380,314
Long-term capital lease
   obligations................          700         --          --                 700           118          --               818
Other long-term liabilities...        3,706         --          --               3,706           333          --             4,039
Deferred income tax liability.           --         --          --                  --            --       4,374 (d)         4,374
                                   --------    -------    --------            --------       -------     -------          --------
          Total liabilities...       61,113    (16,208)    381,514             426,419         9,080      (1,595)          433,904
                                   --------    -------    --------            --------       -------     -------          --------
Minority interests............          293         --          --                 293            --          --               293
Redeemable common stock.......           --         --      13,198 (f)          13,198            --          --            13,198
Shareholder's equity
   Common stock...............            1         --          --                   1            --          --                 1
   Capital in excess of par
     value....................       17,836         --     178,348 (e)(c)      196,184         4,667      (4,667)(d)       196,184
   Retained earnings
     (accumulated deficit)....      142,422      7,426    (449,016)(c)        (299,168)        4,057      (4,057)(d)      (299,168)



                                      P-14


                                                                                                      Sierra
                                                                             Pro Forma      ---------------------------
                                   Company   Settlement   Recapitalization     for the                     Acquisition
                                 Historical  with B&L(a)   Adjustments     Recapitalization Historical(b)  Adjustments    Pro Forma
                                 ----------  -----------   -----------     ---------------- -------------  -----------    ---------

   Treasury stock, at cost               --         --          --                  --        (3,284)      3,284 (d)            --
   Loans to officers..........                                (920)(c)            (920)                                       (920)
   Accumulated other
     comprehensive income
(accumulated deficit).........      (11,294)        --          --             (11,294)           --          --           (11,294)
                                   --------    -------    --------            --------       -------     -------          --------
   Total shareholder's equity       148,965      7,426    (271,588)           (115,197)        5,440      (5,440)         (115,197)
                                   --------    -------    --------            --------       -------     -------          --------
   Total liabilities and
shareholder's equity..........     $210,371    $(8,782)   $123,124            $324,713       $14,520     $(7,035)         $332,198
                                   ========    =======    ========            ========       =======     =======          ========

-------------------

(a) Represents assets and liabilities of Holdings as of September 25, 1999 that, according to the terms of the Recapitalization Agreement, were distributed to or assumed by B&L in conjunction with the closing of the Recapitalization and, accordingly, are not part of the ongoing operations of Holdings. In addition, the adjustment includes a cash settlement paid by B&L to Holdings in accordance with the terms of the Recapitalization Agreement.

(b) Reflects Sierra's historical unaudited consolidated balance sheet at September 25, 1999.

(c) Holdings was recapitalized as described under the caption "Transactions." The sources and uses of cash required to consummate the Transactions as of September 25, 1999 follow:




Sources:
Available cash...............................................$        2,173
New credit facility
     Revolving credit facility...............................         2,000
     Term loans..............................................       160,000
Units: Senior subordinated notes    147,872
        Warrants (1)                  2,128
                                   --------..................       150,000
Senior discount debentures with warrants(2)..................        37,613
Subordinated discount note...................................        43,000
Subsidiaries of Bausch & Lomb' equity........................        13,198
DLJMB Funds, management and other investor equity............        92,387
                                                             --------------
     Total cash sources......................................$      500,371
                                                             ==============
Uses:
Recapitalization consideration...............................$      443,000
Subsidiaries of Bausch & Lomb' equity........................        13,198
Cash consideration for Sierra acquisition....................        24,000
Debt issuance costs..........................................        13,237
Estimated transaction fees and expenses(3)...................         6,016
Loans to officer.............................................           920
                                                             --------------
     Total cash uses.........................................$      500,371
                                                             ==============
-------------------
      (1) The fair value of the related warrants was estimated at $2,128.


      (2) The fair value of the related warrants was estimated at $8,971.

      (3) Consists of bridge facility commitment, legal and other professional fees. Does not include fees associated with the Sierra Acquisition (see note (d) below).

     The following represents a reconciliation of the amounts presented in the sources and uses table above to the pro forma adjustments included in the unaudited pro forma condensed consolidated balance sheet:

Adjustment to cash and cash equivalents:


Sources:      Revolving credit facility.................. $          2,000
              Term loans.................................          160,000
              Units......................................          150,000
Uses:         Distribution to Holdings...................         (270,000)
              Debt issuance costs........................          (13,237)
              Estimated transaction fees and expenses....           (6,016)
              Loans to officers..........................             (920)
                                                          ----------------
                                                          $         21,827
                                                          ================

     Adjustments to other assets:

              Debt issuance costs........................ $         13,237
                                                          ================


     Adjustments to debt:

               Revolving credit facility..................$           2,000
               Term loans.................................          160,000
               Senior subordinated notes..................          147,872
               Senior discount debentures.................           28,642
               Subordinated discount note.................           43,000
                                                          -----------------
                                                                    381,514
                    Less current portion..................           (1,200)
                                                          -----------------
                    Long-term debt........................$         380,314
                                                          =================



     Adjustments to capital in excess of par value:


              Net deferred tax assets.................... $         88,060
              Fair value of warrants.....................           11,099
              DLJMB Funds, management and other
                   investor equity.......................           92,387
                                                          ----------------
                                                          $        191,546
                                                          ================
                   Less: redeemable common stock.........           13,198
                                                          ----------------
                                                          $        178,348
                                                          ================

     Adjustments to retained earnings:

              Recapitalization consideration............. $       (443,000)
              Estimated transaction fees and expenses....           (6,016)
                                                          ----------------
                                                          $       (449,016)
                                                          ================

     Adjustments to loans to officers:

             ..........................................  $             920
                                                          ================


     (d) Reflects the Sierra Acquisition adjustments. The sources and uses of cash which were required to consummate the Sierra Acquisition on September 29, 1999 follow:

Sources:
Available cash.......................................................$    24,335
                                                                     -----------
     Total cash sources..............................................$    24,335
                                                                     ===========
Uses:
Sierra acquisition consideration(1)..................................$    24,000
Estimated transaction fees and expenses(2)...........................        335
                                                                     -----------
     Total cash uses.................................................$    24,335
-------------------
      (1) Approximately $6,000 was used to repay Sierra's existing debt.

      (2) Consists of legal and other professional fees.

Allocation of purchase price:
Current assets........................................................$    4,560
Property, plant and equipment.........................................     5,198
Other non-current assets..............................................       254
Intangible assets:
     Customer list............................         11,491
     Work force...............................          2,941
     Other identifiable intangibles...........          1,251
     Goodwill.................................          1,751             17,434
                                                        -----         ----------
                                                                          27,446
Less assumed liabilities..............................................     3,111
                                                                      ----------
                                                                      $   24,335
                                                                      ==========

          The lives established for the intangible assets acquired range from 5 to 15 years.

          As a result of Holdings buying the stock of Sierra, the historical tax basis of Sierra continues with Holdings and, as such, a deferred tax liability and offsetting goodwill of $4,374 has been recorded.

          In conjunction with the Sierra Acquisition, Holdings has agreed to pay additional consideration of up to $2,000 if Sierra achieves specific financial targets by December 31, 2000. This additional consideration, if any, will be recorded as additional goodwill at the time the contingency is resolved.

     (e) The adjustment reflects the increase in the deferred tax assets of Holdings due to the Section 338(h)(10) election made in conjunction with the Recapitalization. Such election results in a step-up in the tax basis of the underlying assets. The resulting net deferred tax asset of approximately $88,060 is expected to be realized over 15 years through future tax deductions which are expected to reduce future tax payments. In connection with the establishment of this net deferred tax asset, management has recorded a valuation allowance of $7,770, primarily related to its realizability with respect to state income taxes. Management has recorded this net deferred tax asset based on its belief that it is more likely than not that it will be realized. This belief is based upon a review of all available evidence, including historical operating results, projections of future taxable income, and tax planning strategies.


     (f) Amount represents the fair value attributable to the Subsidiaries of Bausch & Lomb' equity that has been reclassified from additional paid in capital to the mezzanine section of the balance sheet due to the existence of a put option held by the Rollover Shareholder. Such put option is only exercisable during the period, if any, beginning on the earlier of:


     (i) the date on which all of the consolidated indebtedness of Holdings incurred on or prior to the effective date of the Transactions has been repaid in full, including any refinancings or replacements; or

    (ii) the date on which all of the consolidated indebtedness of Holdings has been repaid in full, refinanced or replaced and such refinanced or replacement debt permits the put option to be exercised and ending on the earlier of:

     (i)  the date of an initial public offering;

    (ii) the date on which the DLJ-affiliated entities own less than 50% of the outstanding common stock of Holdings; or

   (iii)  twelve years from the effective date of the Transactions.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                             (dollars in thousands)




                                                         For the Year Ended December 26, 1998(a)
                                ----------------------------------------------------------------------------------------------------
                                                                                        Pro Forma
                                                                                         for the
                                                                                     Recapitalization        Sierra
                                  Company                              Recapital-     and the 1998 -------------------------
                                                1998        Adjusted     ization                                               Pro
                                Historical Acquisitions(b) Historical  Adjustments    Acquisitions Historical(c) Adjustments  Forma
                                ---------- --------------- ----------  -----------    ------------ ------------- -----------  -----
Net sales related to products...  $169,377     $3,457       $172,834    $     --        $172,834     $13,135    $    --    $185,969
Net sales related to services...    23,924         --         23,924          --          23,924          --         --      23,924
                                   -------     ------       --------    --------        --------     -------    -------    --------
Total net sales.................   193,301      3,457        196,758          --         196,758      13,135         --     209,893
Cost of products sold...........   107,146      2,716        109,862          --         109,862       6,689         --     116,551
Cost of services provided.......    15,401         --         15,401          --          15,401          --         --      15,401
Selling, general and
 administrative expenses (d)....    34,142        805         34,947                      34,947       4,105         --      39,052
Amortization of goodwill and
 other intangibles..............     1,287        116 (e)      1,403          --           1,403          --      1,951 (e)   3,354
                                   -------     ------       --------    --------        --------     -------    -------    --------
Operating income................    35,325       (180)        35,145          --          35,145       2,341     (1,951)     35,535
Interest income.................       986         --            986          --             986          --         --         986
Interest expense................      (421)       (23)          (444)    (47,357)(f)     (47,801)       (191)       191 (g) (47,801)
Loss from foreign currency, net.       (58)        --            (58)         --             (58)         --         --         (58)
                                   -------     ------       --------    --------        --------     -------    -------    --------
Income (loss) before income
 taxes, minority interests and
 earnings from equity
 investments....................    35,832       (203)        35,629     (47,357)        (11,728)      2,150     (1,760)    (11,338)
Provision (benefit) for income
 taxes..........................    14,123        150         14,273     (18,313)(h)      (4,040)        750       (365)(i)  (3,655)
                                   -------     ------       --------    --------        --------     -------    -------    --------
Income (loss) before minority
 interests and earnings from
 equity investments.............    21,709       (353)        21,356     (29,044)         (7,688)      1,400     (1,395)     (7,683)
Minority interests..............       (10)        --            (10)         --             (10)         --         --         (10)
Earnings from equity
 investments....................     1,679          2          1,681          --           1,681          --         --       1,681
                                   -------     ------       --------    --------        --------     -------    -------    --------
Net income (loss)...............   $23,378     $ (351)      $ 23,027    $(29,044)       $ (6,017)    $ 1,400    $(1,395)   $ (6,012)
                                   =======     ======       ========    ========        ========     =======    =======    ========
Pro forma loss per common
 share (j)......................
 Basic..........................                                                                                            $ (0.58)
 Diluted........................                                                                                            $ (0.58)

Pro forma weighted average
 number of common shares
 outstanding (j)................
 Basic..........................                                                                                         10,285,715
 Diluted........................                                                                                         10,285,715

                  CHARLES RIVER LABORATORIES HOLDINGS INC. AND
                        CHARLES RIVER LABORATORIES, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                             (dollars in thousands)



                                                            For the Nine Months Ended September 25, 1999(a)
                                ---------------------------------------------------------------------------------------------------
                                                                                              Sierra                Pro Forma for
                                                                    Pro Forma       ----------------------------   Recapitalization
                                 Company     Recapitalization                                                         & Sierra
                                Historical      Adjustments      Recapitalization   Historical (c)   Adjustments     Acquisition
                                ----------   ----------------    ----------------   --------------   -----------  ----------------
Net sales related to products.    $139,269        $  --               $139,269         $16,034          $  --          $155,303
Net sales related to services.      21,827           --                 21,827             --              --            21,827
                                   -------     --------                -------          ------          -----           -------
Total net sales...............     161,096           --                161,096          16,034             --           177,130
Cost of products sold.........      84,557           --                 84,557           9,589             --            94,146
Cost of services provided.....      12,673           --                 12,673             --              --            12,673
Selling, general and
 administrative expenses(d)...      29,414           --                 29,414           5,364             --            34,778
Amortization of goodwill and
 other intangibles............       1,114           --                  1,114             192          1,247  (e)        2,553
                                   -------     --------                -------          ------          -----           -------
Operating income..............      33,338           --                 33,338             889         (1,247)           32,980
Other income..................       1,441           --                  1,441              --             --             1,441
Interest income...............         496           --                    496              --             --               496
Interest expense..............        (207)     (38,775) (f)           (38,982)           (321)           321  (g)      (38,982)
Loss from foreign currency,
 net..........................        (143)          --                   (143)             --             --              (143)
                                   -------     --------                -------          ------          ------          -------
Income (loss) before income
 taxes, minority interests
 and earnings from equity
 investments..................      34,925      (38,775)                (3,850)            568           (926)           (4,208)
Provision (benefit) for
 income taxes.................      16,903      (14,959) (h)             1,944             233           (203) (i)        1,974
                                   -------     --------                -------          ------           ----           -------
Income (loss) before minority
 interests and earnings
 from equity investments......      18,022      (23,816)                (5,794)            335           (723)           (6,182)
Minority interests............         (10)          --                    (10)             --             --               (10)
Earnings from equity
 investments..................       1,940          --                   1,940              --             --             1,940
                                   -------     --------                -------          ------          -----           -------
Net income (loss).............     $19,952     $(24,816)               $(3,864)         $  335          $(723)          $(4,252)
                                   =======     ========                =======          ======          =====           =======
Pro forma loss per common
 share (i)....................
 Basic........................                                                                                          $ (0.41)
 Diluted......................                                                                                            (0.41)

Pro forma weighted average
 number of common shares
 outstanding (i)..............
 Basic........................                                                                                       10,285,715
 Diluted......................                                                                                       10,285,715


                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED STATEMENTS OF INCOME
                             (dollars in thousands)

(a) Holdings' fiscal year consists of a twelve month period ending on the Saturday closest to December 31; the Company's nine month periods consist of the nine months ending on the Saturday closest to September 30.

(b) Represents the financial results for the companies acquired during 1998 for the periods not included in the Holdings' Historical column as follows: Tektagen (from January 1, 1998 until March 31, 1998), Therion (from January 1, 1998 until March 31, 1998) and ESD (from January 1, 1998 until November 30, 1998). The tables below detail these results for the year ended December 26, 1998:

                                                             For the Year Ended December 26, 1998
                                                 ---------------------------------------------------------
                                                 Tektagen     Therion     ESD        Adjustments     Total
                                                 --------     -------     ---        -----------     -----
Net sales....................................      $917        $310    $2,230         $  --        $3,457
Cost of products sold and services
 provided....................................       977          89     1,650            --         2,716
Selling, general and administrative expenses.       407          85       313            --           805
Amortization of goodwill and other
intangibles..................................        --          --        --           116 (e)       116 (e)
                                                  -----        ----      ----         -----         -----
Operating income.............................      (467)        136       267          (116)         (180)
Interest income..............................        --          --        --            --            --
Interest expense.............................       (23)         --        --            --           (23)
(Loss) gain from foreign currency, net.......        --          --        --            --            --
                                                  -----        ----      ----         -----         -----
(Loss) income before income taxes,
 minority interests and earnings from
 equity investments..........................      (490)        136       267          (116)         (203)
Provision (benefit) for income taxes.........        --          43       107            --           150
                                                  -----        ----      ----         -----         -----

(Loss) income before minority interests
 and earnings from equity investments........      (490)         93       160          (116)         (353)
Minority interests...........................        --          --        --            --            --
                                                  -----        ----      ----         -----         -----
Earnings from equity investments.............        --           2        --            --             2
Net (loss) income............................     $(490)       $ 95      $160         $(116)        $(351)
                                                  =====        ====      ====         =====         =====


(c) Represents the historical unaudited consolidated financial results of Sierra.

      As part of the Sierra Acquisition, Holdings has agreed to pay up to $10,000 in performance-based bonus payments if specific financial objectives are reached over the next five years. At the time these contingencies are resolved, the bonuses, if any, will be recorded as compensation expense. As these amounts are not reasonably estimable, the expense related to those bonus payments has not been included in the pro forma financial statements.

      Also in conjunction with the Sierra Acquisition, Holdings will enter into employment agreements with some Sierra employees that contain retention and non-competition payments totaling $3,000 to be paid upon their continuing employment with Holdings at December 31, 1999 and June 30, 2001. The expense related to these payments has not been included in the pro forma financial statements as they are considered non-recurring. At the time these contingencies are resolved, the payments, if any, will be recorded as compensation expense.

(d) Holdings does not expect the estimated stand alone costs to be significantly different from the historical costs allocated by B&L due to the autonomy with which Holdings operates.

(e) Reflects the incremental expense required to reflect amortization of goodwill generated in the 1998 Acquisitions and the identifiable intangibles and goodwill acquired in connection with the Sierra Acquisition based on estimated useful lives ranging from 5-15 years.

(f) Reflects the adjustment to unaudited pro forma consolidated interest expense as a result of the Transactions:



                                                             Year Ended December 26,     Nine Months Ended
                                                                      1998              September 25, 1999
                                                             -----------------------    ------------------
Increase in interest expense
   Units(1).................................................     $    20,203                $   17,222
   Term loans(2)............................................          14,500                    10,875
   Senior discount debentures with warrants(3)..............           4,962                     4,309
   Subordinated discount note(4)............................           5,859                     4,994
   Revolver(5)..............................................             310                       233
   Amortization of deferred financing costs(6)..............           1,523                     1,142
                                                                     -------                   -------
      Total(7)..............................................          47,357                    38,775
                                                                     =======                   =======

-------------------
      (1) Interest expense was calculated at an effective interest rate of 13.66%.

      (2) Interest expense was calculated at an effective blended interest rate of 9.06%, which is based upon a base rate or LIBOR plus a margin and is reset every six months.

      (3) Interest expense was calculated at an effective interest rate of 16.53%.

      (4) Interest expense was calculated at an effective interest rate of 13.63%.

      (5) Represents interest expense calculated at 8.50% plus fees on the unused portion of 0.50%.

      (6) Represents annual amortization expense utilizing a weighted average maturity on all borrowings of 8.69 years.

      (7) A 0.125% increase or decrease in the effective weighted average interest rate for the senior credit facilities would change pro forma interest expense by $292 and $219 for the fiscal year ended December 26, 1998 and the nine months September 25, 1999, respectively.

(g) To eliminate Sierra's historical interest expense related to debt that, according to the terms of the Sierra stock purchase agreement, will be repaid.

(h) Represents the income tax adjustment required to result in a pro forma income tax provision based on: (i) Holdings historical tax provision using historical amounts and (ii) the direct effects of the pro forma adjustments described above.

(i) Represents the income tax adjustment required to result in a pro forma income tax provision based on: (i) Sierra's historical tax provision using historical amounts and (ii) the direct tax effects of the pro forma adjustments described above.


(j) As a result of the Recapitalization, the DLJMB Funds, management and other investors indirectly own (through CRL Acquisition LLC) 87.5% of the capital stock of Holdings and the Subsidiaries of Bausch & Lomb own 12.5% of the capital stock of Holdings. Based upon the amounts invested, the total shares of common stock in Holdings outstanding at the date of the Recapitalization was 10,285,715, which equates to the pro forma weighted average number of common shares outstanding. Basic earnings per share was computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Dilutive securities of 1,541,606, assuming exercise of the warrants, were excluded from the computation of earnings per share, as they would be anti-dilutive due to the net loss.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Charles River Laboratories, Inc.
Report of Independent Accountants...........................................F-2
Consolidated Statements of Income for the years ended December 28, 1996,
   December 27, 1997 and December 26, 1998..................................F-3
Consolidated Balance Sheets as of December 27, 1997 and December 26, 1998...F-4 Consolidated Statement of Cash Flows for the years ended December 28, 1996,
   December 27, 1997 andDecember 26, 1998 ..................................F-5
Consolidated Statement of Changes in Shareholder's Equity for the years ended December 30, 1995, December 28, 1996, December 27, 1997 and
   December 26, 1998........................................................F-7
Notes to Consolidated Financial Statements..................................F-8
Consolidated Statements of Income for the nine months ended September 26,
   1998 and September 25, 1999 (unaudited)..................................F-23
Consolidated Balance Sheet as of September 25, 1999 (unaudited).............F-24
Consolidated Statements of Cash Flows for the nine months ended
   September 26, 1998 and September 25, 1999 (unaudited)....................F-25
Notes to Interim Consolidated Financial Statements (unaudited)..............F-27

Charles River Laboratories Holdings, Inc.
Report of Independent Accountants...........................................F-31
Combined Statements of Income for the years ended December 28, 1996,
   December 27, 1997 and December 26, 1998..................................F-32
Combined Balance Sheets as of December 27, 1997 and December 26, 1998.......F-33
Combined Statement of Cash Flows for the years ended December 28, 1996,
   December 27, 1997 and December 26, 1998..................................F-34
Combined Statement of Changes in Shareholder's Equity for the years ended
   December 30, 1995, December 28, 1996, December 27, 1997 and
   December 26, 1998........................................................F-36
Notes to Combined Financial Statements......................................F-37
Combined Statements of Income for the nine months ended September 26, 1998 and
   September 25, 1999 (unaudited)...........................................F-53
Combined Balance Sheet as of September 25, 1999 (unaudited) ................F-54
Combined Statements of Cash Flows for the nine months ended September 26, 1998 and September 25, 1999 (unaudited) ......................................F-55
Notes to Interim Combined Financial Statements (unaudited)..................F-57

                       Report of Independent Accountants

To the Board of Directors of
Charles River Laboratories, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholder's equity and cash flows present fairly, in all material respects, the financial position of Charles River Laboratories, Inc. and its subsidiaries (the "Company") at December 26, 1998 and December 27, 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 26, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 16(b) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Boston, Massachusetts


June 30, 1999,
except as to Note 2, which is as of September 29, 1999

                                         CHARLES RIVER LABORATORIES, INC.
                                         CONSOLIDATED STATEMENTS OF INCOME
                                              (dollars in thousands)




                                                                                    Fiscal Year Ended
                                                                        -----------------------------------------
                                                                        December 28,   December 27,   December 26,
                                                                            1996           1997           1998
                                                                        ------------   ------------   -----------

Net sales related to products........................................... $  146,477     $  156,800     $  169,377
Net sales related to services..........................................       9,127         13,913         23,924
Total net sales.........................................................    155,604        170,713        193,301
Costs and expenses
   Cost of products sold................................................     91,600        102,980        107,146
   Cost of services provided............................................      6,177          8,480         15,401
   Selling, general and administrative..................................     28,327         30,451         34,142
   Amortization of goodwill and intangibles.............................        610            834          1,287
   Restructuring charges................................................      4,748          5,892             --
                                                                         ----------     ----------     ----------
Operating income........................................................     24,142         22,076         35,325
Other income (expense)
   Interest income......................................................        654            865            986
   Interest expense.....................................................       (491)          (501)          (421)
   Gain/(loss) from foreign currency, net...............................         84           (221)           (58)
                                                                         ----------     ----------     ----------

Income before income taxes, minority interests and earnings from equity
   investments..........................................................     24,389         22,219         35,832
Provision for income taxes..............................................     10,889          8,499         14,123
                                                                         ----------     ----------     ----------
Income before minority interests and earnings from equity investments...     13,500         13,720         21,709
Minority interests......................................................         (5)           (10)           (10)
Earnings from equity investment.........................................      1,750          1,630          1,679
                                                                         ----------     ----------     ----------
Net income.............................................................. $   15,245     $   15,340     $   23,378
                                                                         ==========     ==========     ==========

                See Notes to Consolidated Financial Statements.

                                         CHARLES RIVER LABORATORIES, INC.
                                            CONSOLIDATED BALANCE SHEETS
                                              (dollars in thousands)



                                                                                       December 27,  December 26,
                                                                                           1997          1998
                                                                                       ------------  ------------

Assets
   Current assets
      Cash and cash equivalents....................................................... $     17,915  $     24,811
      Trade receivables, less allowances of $688 and $898, respectively...............       28,280        32,466
      Inventories.....................................................................       28,904        30,731
      Deferred income taxes...........................................................        4,751         5,432
      Due from affiliates.............................................................        1,153           982
      Other current assets............................................................        2,320         2,792
                                                                                       ------------  ------------
        Total current assets..........................................................       83,323        97,214
   Property, plant and equipment, net.................................................       76,889        82,690
   Goodwill and other intangibles, less accumulated amortization of $4,356 and
      $5,591 respectively.............................................................        8,621        17,705
   Investments in affiliates..........................................................       16,140        18,470
   Other assets.......................................................................       11,238        17,331
                                                                                       ------------  ------------
        Total assets.................................................................. $    196,211  $    233,410
Liabilities and Shareholder's Equity
   Current liabilities
      Current portion of long-term debt............................................... $         83  $        202
      Current portion of capital lease obligations....................................          144           188
      Accounts payable................................................................        7,566        11,615
      Accrued compensation............................................................        8,601         9,972
      Accrued ESLIRP..................................................................        4,407         5,160
      Deferred income.................................................................        1,339         3,419
      Accrued restructuring...........................................................        2,732         1,113
      Accrued liabilities.............................................................        8,282        13,794
      Accrued income taxes............................................................        8,423        14,329
                                                                                       ------------  ------------
        Total current liabilities.....................................................       41,577        59,792
   Long-term debt.....................................................................          170           248
   Capital lease obligations..........................................................          966           944
   Other long-term liabilities........................................................        3,844         3,861
                                                                                       ------------  ------------
        Total liabilities.............................................................       46,557        64,845
                                                                                       ------------  ------------
   Commitments and contingencies (Note 12)
   Minority interests.................................................................          290           306
   Shareholder's equity
      Common stock, par value $1 per share, 1,000 shares issued.......................            1             1
      Capital in excess of par value..................................................       17,836        17,836
      Retained earnings...............................................................      140,320       156,776
      Accumulated other comprehensive income..........................................       (8,793)       (6,354)
                                                                                       ------------  ------------
        Total shareholder's equity....................................................      149,364       168,259
                                                                                       ------------  ------------
        Total liabilities and shareholder's equity.................................... $    196,211  $    233,410
                                                                                       ============  ============

                                               See Notes to Consolidated Financial Statements

                                      F-4


                                         CHARLES RIVER LABORATORIES, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (dollars in thousands)



                                                                                       Fiscal Year Ended
                                                                            ----------------------------------------
                                                                            December 28,  December 27,  December 26,
                                                                                1996          1997          1998
                                                                            ------------  ------------  ------------

Cash flows relating to operating activities
   Net income..............................................................  $    15,245   $    15,340   $   23,378
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization........................................        9,528         9,703       10,895
      Provision for doubtful accounts......................................           81           166          181
      Earnings from equity investments.....................................       (1,750)       (1,630)      (1,679)
      Minority interests...................................................            5            10           10
      Deferred income taxes................................................       (5,693)       (1,363)      (3,133)
      Stock compensation expense...........................................           24            84          333
      Property, plant and equipment write downs............................           --           822           --
   Changes in assets and liabilities
      Trade receivables....................................................       (1,840)       (2,232)      (1,712)
      Inventories..........................................................       (1,552)       (1,917)      (1,250)
      Due from affiliates..................................................         (845)         (462)         538
      Other current assets.................................................          133           165         (241)
      Other assets.........................................................       (1,787)          611       (4,990)
      Accounts payable.....................................................         (180)          594        2,853
      Accrued compensation.................................................         (347)          674        2,090
      Accrued ESLIRP.......................................................          674           499          821
      Deferred income......................................................          (62)          105        1,278
      Accrued restructuring................................................           --         2,732       (1,619)
      Accrued liabilities..................................................        1,705           431        3,970
      Accrued income taxes.................................................        6,852          (500)       5,605
      Other long-term liabilities..........................................          354          (148)        (629)
                                                                            ------------   -----------   ----------
        Net cash provided by operating activities..........................       20,545        23,684       36,699
                                                                            ------------   -----------   ----------
Cash flows relating to investing activities
   Dividends received from equity investments..............................          725           773          681
   Capital expenditures....................................................      (11,572)      (11,872)     (11,909)
   Cash paid for acquisition of businesses.................................         (831)       (1,207)     (11,121)
                                                                            ------------   -----------   ----------
        Net cash used in investing activities..............................      (11,678)      (12,306)     (22,349)
                                                                            ------------   -----------   ----------
Cash flows relating to financing activities
   Proceeds from long-term debt............................................           21           281          199
   Payments on long-term debt..............................................       (3,698)         (119)      (1,247)
   Payments on capital lease obligations...................................         (194)         (346)         (48)
   Net activity with Bausch & Lomb.........................................         (197)      (12,755)      (6,922
                                                                            ------------   -----------   ----------
        Net cash used in financing activities..............................       (4,068)      (12,939)      (8,018)
                                                                            ------------   -----------   ----------
Effect of exchange rate changes on cash and cash equivalents...............         (478)         (181)         564
                                                                            ------------   -----------   ----------
Net change in cash and cash equivalents....................................        4,321        (1,742)       6,896
Cash and cash equivalents, beginning of year...............................       15,336        19,657       17,915
                                                                            ------------   -----------   ----------


                 See Notes to Consolidated Financial Statements.

                                      F-5



                                                                                       Fiscal Year Ended
                                                                            ----------------------------------------
                                                                            December 28,  December 27,  December 26,
                                                                            ------------  ------------  ------------

Cash and cash equivalents, end of year.....................................  $    19,657   $    17,915   $   24,811
                                                                             ===========   ===========   ==========
Supplemental cash flow information
   Cash paid for taxes.....................................................  $     4,821   $     4,254   $    4,681
   Cash paid for interest..................................................          414           287          177

                See Notes to Consolidated Financial Statements.

                                         CHARLES RIVER LABORATORIES, INC.
                            CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                              (dollars in thousands)




                                                                                Accumulated
                                                                                   Other                    Capital
                                                                   Retained    Comprehensive    Common     In Excess
                                                        Total      Earnings       Income         Stock       of Par
                                                     ----------   ----------   -------------   --------   -----------

Balance at December 30, 1995........................ $  142,537   $  122,687    $     2,013    $      1   $  17,836
   Components of comprehensive income:
      Net income....................................     15,245       15,245             --          --          --
      Foreign currency translation..................     (3,467)          --         (3,467)         --          --
      Minimum pension liability adjustment..........         15           --             15          --          --
                                                     ----------
        Total comprehensive income..................     11,793
                                                     ----------
   Net activity with Bausch & Lomb..................       (197)        (197)            --          --          --
                                                     ----------   ----------    -----------    --------   ---------
Balance at December 28, 1996........................ $  154,133   $  137,735    $    (1,439    $      1   $  17,836
   Components of comprehensive income:
      Net income....................................     15,340       15,340             --          --          --
      Foreign currency translation..................     (6,844)          --         (6,844)         --          --
      Minimum pension liability adjustment..........       (510)          --           (510)         --          --
                                                     ----------
        Total comprehensive income..................      7,986
                                                     ----------
   Net activity with Bausch & Lomb..................    (12,755)     (12,755)            --          --          --
                                                     ----------   ----------    -----------    --------   ---------
Balance at December 27, 1997........................ $  149,364   $  140,320    $    (8,793    $      1   $  17,836
   Components of comprehensive income:
      Net income....................................     23,378       23,378             --          --          --
      Foreign currency translation..................      2,839           --          2,839          --          --
      Minimum pension liability adjustment..........       (400)          --           (400)         --          --
                                                     ----------
        Total comprehensive income..................     25,817
                                                     ----------
   Net activity with Bausch & Lomb..................     (6,922)      (6,922)            --          --          --
                                                     ----------   ----------    -----------    --------   ---------
Balance at December 26, 1998........................ $  168,259   $  156,776    $    (6,354)   $      1   $  17,836
                                                     ==========   ==========    ===========    ========   =========

                See Notes to Consolidated Financial Statements.

                        CHARLES RIVER LABORATORIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

1.   Description of Business and Summary of Significant Accounting Policies

   Description of Business

     Charles River Laboratories, Inc. (the "Company") is a commercial producer and supplier of animal research models for use in the discovery, development and testing of pharmaceuticals. In addition, the Company is a supplier of biomedical products and services in several specialized niche markets. The Company is a 100% owned subsidiary of Bausch & Lomb Incorporated (Bausch &
Lomb). The Company's fiscal year is the twelve month period ending the last Saturday in December.

   Basis of Presentation

     As of the dates and for the periods presented in these financial statements, the assets, liabilities, operations and cash flows relating to the Company are held by Bausch & Lomb and some affiliated entities. As more fully described in Note 2, effective September 29, 1999, the Company consummated a recapitalization agreement that provides for the contribution of all such assets, liabilities and operations to an existing dormant subsidiary which was subsequently renamed CRL Holdings, Inc. These consolidated financial statements include all such assets, liabilities, operations and cash flows as of and for each of the periods presented.

   Principles of Consolidation

     The financial statements include all majority-owned U.S. and non-U.S. subsidiaries. Intercompany accounts, transactions and profits are eliminated. Affiliated companies over which the Company does not have the ability to exercise control are accounted for using the equity method (Note 11).

   Use of Estimates

     The financial statements have been prepared in conformity with generally accepted accounting principles and, as such, include amounts based on informed estimates and judgments of management with consideration given to materiality. Actual results could differ from those estimates.

   Cash and Cash Equivalents

     Cash equivalents include time deposits and highly liquid investments with remaining maturities at the purchase date of three months or less.

   Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally on the average cost method. All inventories have been reduced to their net realizable value. Costs for primates are accumulated in inventory until particular primates are sold or declared breeders.

   Property, Plant and Equipment

     Property, plant and equipment, including improvements that significantly add to productive capacity or extend useful life, are recorded at cost, while maintenance and repairs are expensed as incurred. Depreciation is calculated for financial reporting purposes using the straight-line method based on the estimated useful lives of the assets as follows: building, 20 to 40 years; machinery and equipment, 2 to 20 years; and leasehold improvements, shorter of estimated useful life or the lease periods.

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)



   Intangible Assets

     Intangible assets are amortized on a straight-line basis over periods ranging from eight to 20 years. Intangible assets consist primarily of goodwill, patents and non-compete agreements.

   Other Assets

     Other assets consist primarily of the cash surrender value of life insurance net long-term deferred tax assets and the net value of primate breeders. The value of primate breeders is amortized over 20 years. Total amortization expense for primate breeders was $378, $348 and $323 in 1996, 1997 and 1998 and is included in costs of products sold and services provided.

   Impairment of Long-Lived Assets

     The Company evaluates long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposal are less than its carrying amount. In such instances, the carrying value of long-lived assets is reduced to the estimated fair value, as determined using an appraisal or discounted cash flow, as appropriate.

   Stock-Based Compensation Plans

     As permitted under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), the Company accounts for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25).

   Revenue Recognition

     Revenues are recognized when products are shipped or as services are performed. Deferred income represents cash received in advance of delivery of primates from customers under contract and is recognized at time of delivery.

   Fair Value of Financial Instruments

     The carrying amount of the Company's significant financial instruments, which includes accounts receivable and debt, approximate their fair values at December 26, 1998 and December 27, 1997.

   Income Taxes

     As of December 26, 1998, the Company was not a separate taxable entity for federal, state or local income tax purposes and its results of operations were included in the consolidated Bausch & Lomb tax returns. The Company accounts for income taxes under the separate return method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS
109).

   Foreign Operations

     The financial statements of all non-U.S. subsidiaries are translated into U.S. dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholder's equity at historical exchange rates. The resulting translation adjustment is recorded as a component of accumulated other comprehensive income on the accompanying balance sheet.

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)



   Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables from customers within the pharmaceutical and biomedical industries. As these industries have experienced significant growth and its customers are predominantly well-established and viable, the Company believes its exposure to credit risk to be minimal.

   Comprehensive Income

     The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," (FAS 130) at the beginning of 1998. As it relates to the Company, comprehensive income is defined as net income plus the sum of currency translation adjustments and the change in minimum pension liability (collectively, other comprehensive income), and is presented in the Consolidated Statement of Changes in Shareholder's Equity.

   Segment Reporting

     During 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (FAS 131), which requires financial and descriptive information about an enterprise's reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates in two business segments, research models and biomedical products and services.

   Reclassifications

     Some amounts in prior year financial statements and related notes have been changed to conform with current year presentation.

2.   Subsequent Events

     On September 29, 1999 CRL Acquisition LLC, an affiliate of DLJ Merchant Banking Partners II, L.P., consummated a transaction in which it acquired 87.5% of the common stock of Charles River Laboratories, Inc. from Bausch & Lomb for approximately $443 million. This transaction was effected through Charles River Laboratories Holdings, Inc. ("Holdings"), a holding company with no operations or assets other than its ownership of 100% of the Company's outstanding stock. This transaction will be accounted for as a leveraged recapitalization, which will have no impact on the historical basis of the Company's assets and liabilities. In addition, concurrent with the transaction, the Company purchased all of the outstanding shares of common stock of SBI Holdings, Inc. ("Sierra"), a pre-clinical biomedical services company, for $24.0 million. This acquisition will be accounted for as a purchase business combination with the operating results of Sierra being included in the Company's consolidated operating results beginning on the effective date of the acquisition. These transactions are hereafter referred to as the "Acquisitions".

     The Acquisitions and related transaction fees and expenses were funded as follows:

     o issuance of 150,000 units, each consisting of a $1,000 principal amount of 13.5% senior subordinated note (the Series A Note Offering) and one warrant to purchase 3.942 shares of common stock of Holdings;

     o borrowings by the Company of $162.0 million under a new senior secured credit facility;

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)



     o    an equity investment of $92.4 million in Holdings;

     o senior discount debentures with warrants issued by Holdings for $37.6 million; and

     o subordinated discount note issued by Holdings to Bausch & Lomb for $43.0 million.

     The Series A Note Offering (the "Notes") will mature on October 1, 2009. The Notes will not be redeemable at the issuers' option prior to October 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the issuer at redemption prices set forth in the Notes. Interest on the Notes will accrue at the rate of 13.5% per annum and will be payable semi-annually in arrears on October 1 and April 1 of each year, commencing on April 1, 2000. The payment of principal and interest on the Notes will be subordinated in right to the prior payment of all Senior Debt, as defined. The senior secured credit facility includes a $40 million term loan A facility, a $120 million term loan B facility and a $30 million revolving credit facility. The term loan A facility will mature on October 1, 2005, the term loan B facility will mature on October 1, 2007 and the revolving credit facility will mature on October 1, 2005. Interest on the term loan A, term loan B and revolving credit facility will accrue at either a base rate plus 1.75% or LIBOR plus 3.0%, at the Company's option (8.5%, 9.25% and 8.5%, respectively, at September 29, 1999) per annum and will be paid quarterly in arrears commencing on December 30, 1999. A commitment fee in an amount equal to 0.50% per annum on the daily average unused portion of the revolving credit facility will be paid quarterly in arrears. Upon the occurrence of a change in control, as defined, the issuer will be obligated to make an offer to each holder of the Notes to repurchase all or any part of such holders' Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Restrictions under the Notes include some sales of assets, some payments of dividends and incurrence of debt, and limitations on some mergers and transactions with affiliates. With respect to the Notes and the senior secured credit facility, the Company will be required to maintain some financial ratios and covenants. The senior discount debentures accrete from their original issue price of $37.6 million to $82.3 million by October 1, 2004. Thereafter, interest is payable in cash. The senior discount debentures mature on April 1, 2010. The senior discount debentures contain covenants and events of default substantially similar to those contained in the Notes. The subordinated discount note accretes at the rate of 12% prior to October 1, 2004 and thereafter at 15% to an aggregate principal amount of $175.3 million at maturity on October 1, 2010. The subordinated discount notes are subject to mandatory redemption upon a change of control at the option of the holder thereof and are subject to redemption at Holding's option at any time.

     As previously discussed, Holdings is a holding company with no operations or assets other than its ownership of 100% of Charles River's outstanding common stock. The Company neither guarantees nor pledges its assets as collateral for the senior discount debenture or the subordinated discount note, which Holdings issued. Holdings has no source of liquidity to meet its cash requirements. As such, repayment of the obligations as outlined above will be dependent upon either dividends from the Company, which are restricted by terms contained in the indenture governing the Notes and the new senior secured credit facility, or through a refinancing or equity transaction at the Holdings level.

3.   Restructuring Charges and Asset Impairments

     In June 1996 and April 1997, the Bausch & Lomb board of directors approved plans to restructure portions of the Company. As a result, pre-tax restructuring charges of $4,748 and $5,892 were recorded in 1996 and 1997, respectively.
The major components of the plans are summarized in the table below:


                                                         1996           1997
                                                      ----------     ----------
Employee separations..................................$    2,283     $    3,200
Asset writedowns......................................     1,631          2,157
Other.................................................       834            535
                                                      ----------     ----------
                                                      $    4,748     $     5,892
                                                      ==========     ===========

     The overall purpose of the restructuring charges was to reduce costs and improve profitability by closing excess capacity and eliminating associated personnel, reducing excess corporate, administrative and professional personnel, and exiting several small unprofitable product-lines. The restructuring actions affected both the research model and biomedical products and services segments. In total over 70 individuals were terminated in connection with these actions.

     These restructuring efforts have reduced the Company's fixed cost structure and realigned the business to meet its strategic objectives through the closure, relocation and combining of breeding, distribution, sales and administrative operations, and workforce reductions. Some severance costs are being paid over periods greater than one year. Further, the Company is under a court order issued in June 1997 to relocate its primate operations from two islands located in the Florida Keys to Miami, Florida. Also, the Company is required to refoliate the islands due to damage caused by the primates. Due to complications arising within the plan to relocate the primates, the relocation has taken longer than anticipated to complete, as the primates needed to be moved in a controlled manner in order to minimize mortality and breeding disruption. Asset writedowns relate primarily to the closing of facilities and losses resulting from equipment dispositions. Other charges included miscellaneous costs and other commitments.

     The following table sets forth the activity in the restructuring reserves through December 26, 1998:

                                                 Restructuring Programs
                                     ------------------------------------------
                                         1996           1997           Total
                                     -------------   -----------   ------------
Restructuring provision............. $       4,748            --   $      4,748
Cash payments.......................        (3,117)           --         (3,117)
Asset write-downs...................        (1,631)           --         (1,631)
                                     -------------   -----------   ------------
   Balance, December 28, 1996.......            --            --             --
Restructuring provision.............            --         5,892          5,892
Cash payments ......................            --        (1,725)        (1,725)
Asset write-downs...................            --        (1,435)        (1,435)
                                     -------------   -----------   ------------
   Balance, December 27, 1997.......            --         2,732          2,732
Cash payments.......................            --          (897)          (897)
Asset write-downs...................            --          (722)          (722)
                                     -------------   -----------   ------------
   Balance, December 26, 1998....... $          --   $     1,113   $      1,113
                                     =============   ===========   ============

     Reserves remaining at December 26, 1998 primarily represent liabilities for continuing severance payments and relocation and refoliation costs. The remaining balance of $1,113 is expected to be fully utilized by the end of 1999.

4.   Supplemental Balance Sheet Information

     The composition of inventories is as follows:

                                                     December 27,  December 26,
                                                         1997          1998
                                                     ------------  ------------
Raw materials and supplies...........................$      5,222  $      4,932
Work in process......................................         379         1,088
Finished products....................................      23,303        24,711
                                                     ------------  ------------
   Inventories.......................................$     28,904  $     30,731
                                                     ============  ============

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)


     The composition of property, plant and equipment is as follows:

                                                     December 27,  December 26,
                                                         1997          1998
                                                     ------------  ------------
Land.................................................$      7,473  $      7,783
Buildings............................................      82,963        90,919
Machinery and equipment..............................      63,192        74,876
Leasehold improvements...............................       1,033         3,063
Furniture and fixtures...............................       1,383         1,532
Vehicles.............................................       2,864         3,006
Construction in progress.............................       8,483         6,176
                                                     ------------  ------------
                                                          167,391       187,355
Less accumulated depreciation........................     (90,502)     (104,665)
                                                     ------------  ------------
   Net property, plant and equipment.................$     76,889  $     82,690
                                                     ============  ============

5.   Long-Term Debt

     The Company has various debt instruments outstanding at its international subsidiaries aggregating $253 and $450 at December 27, 1997 and December 26, 1998, respectively, with interest rates ranging from 3% to 15.2% and maturities ranging from September 1999 through June 2003.

6.   Leases

   Capital Leases

     The Company has one capital lease for a building and three capital leases for equipment. These leases are capitalized using interest rates considered appropriate at the inception of each lease. Following is an analysis of assets under capital lease:

                                                     December 27,  December 26,
                                                          1997          1998
                                                     ------------  ------------
Building.............................................$      2,001  $      2,001
Equipment............................................         179           179
Accumulated depreciation.............................      (1,213)       (1,457)
                                                     ------------  ------------
                                                     $        967  $        723
                                                     ============  ============

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)



     Capital lease obligations amounted to $1,110 and $1,132 at December 27, 1997 and December 26, 1998, respectively, with maturities through 2003 at interest rates ranging from 8.6% to 9.3%. Future minimum lease payments under capital lease obligations at December 26, 1998 are as follows:


1999................................................................$      282
2000................................................................       282
2001................................................................       282
2002................................................................       282
2003................................................................       534
Total minimum lease payments........................................     1,662
Less amount representing interest...................................      (530)
                                                                    ----------
Present value of net minimum lease payments.........................$    1,132
                                                                    ==========


Operating Leases

     The Company has various operating leases for machinery and equipment, automobiles, office equipment, land and office space. Rent expense for all operating leases was $2,944 in 1996, $3,111 in 1997 and $3,273 in 1998. Future minimum payments by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consist of the following at December 26, 1998:


1999................................................................$     3,182
2000................................................................      2,932
2001................................................................      1,994
2002................................................................      1,088
2003................................................................        488
Thereafter..........................................................      1,690
                                                                    -----------
                                                                    $    11,374
                                                                    ===========

7.   Income Taxes

     An analysis of the components of income before income taxes and minority interests and the related provision for income taxes is presented below:


                                                                 Fiscal Year Ended
                                                     -----------------------------------------
                                                     December 28,  December 27,   December 26,
                                                         1996          1997           1998
                                                     ------------  ------------   ------------

Income before equity in earnings of foreign
   subsidiaries, income taxes and minority interests
   U.S...............................................$     15,422  $     13,497   $     22,364
   Non-U.S...........................................       8,967         8,722         13,468
                                                     ------------  ------------   -------------
                                                     $     24,389  $     22,219   $     35,832
                                                     ============  ============   ============

                                     F-14



                                         CHARLES RIVER LABORATORIES, INC.
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                              (dollars in thousands)


Income tax provision
   Current:
      Federal........................................$      5,506  $      6,202   $      7,730
      Foreign........................................       4,217         2,528          6,171
      State and local................................       1,406         1,397          1,833
                                                     ------------  ------------   -------------
        Total current................................      11,129        10,127         15,734
                                                     ------------  ------------   -------------
   Deferred:
      Federal........................................        (496)       (1,867)          (597)
      Foreign........................................         376           498           (887)
      State..........................................        (120)         (259)          (127)
                                                     ------------  ------------   -------------
        Total deferred...............................        (240)       (1,628)        (1,611)
                                                     ------------  ------------   ------------
                                                     $     10,889  $      8,499   $     14,123
                                                     ============  ============   ============

     Deferred taxes, detailed below, recognize the impact of temporary differences between the amounts of assets and liabilities recorded for financial statement purposes and such amounts measured in accordance with tax laws. Realization of benefit for net operating losses and foreign tax credit carryforwards, which expire between 2002 and 2011, is contingent on future taxable earnings. A valuation allowance has been recorded for foreign tax credits, which may not be realized.



                                                        December 27, 1997          December 26, 1998
                                                     -----------------------    -----------------------
                                                       Assets    Liabilities      Assets    Liabilities
                                                     ----------  -----------    ----------  -----------
Current:
   Inventories.......................................$      588           --    $      827           --
   Restructuring accruals............................     1,584           --         1,006           --
   Employee benefits and compensation................     2,023           --         3,077           --
   Other accruals....................................       556           --           522           --
                                                     ----------  -----------    ----------    ---------
                                                         4,751           --         5,432           --
                                                     ----------    ---------    ----------    ---------
Non-current:
   Net operating loss and credit carryforwards......      1,776           --         2,960           --
   Depreciation and amortization....................      3,326        1,723         3,672          836
   Valuation allowance on foreign tax credits.......     (1,776)          --        (1,766)          --
   Other............................................        654           --           921           --
                                                     ----------    ---------    ----------    ---------
                                                          3,980        1,723         5,787          836
                                                    ===========    =========    ==========    =========
                                                    $     8,731    $   1,723    $   11,219    $     836
                                                    ===========    =========    ==========    =========


                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)



     Reconciliations of the statutory U.S. federal income tax rate to effective tax rates are as follows:


                                                               Fiscal Year Ended
                                                    ----------------------------------------
                                                    December 28,  December 27,  December 26,
                                                        1996         1997          1998
                                                    ------------  ------------  ------------

Tax at statutory U.S. tax rate.....................    35.0%         35.0%         35.0%
Foreign tax rate differences.......................     6.0          (0.1)          1.6
Non-deductible goodwill amortization...............     0.3           0.4           0.6
State income taxes, net of federal tax benefit.....     3.4           3.3           3.1
Other..............................................    (0.6)         (0.4)         (0.8)
                                                       ----          ----          ----
                                                       44.1%         38.2%         39.5%
                                                       ====          ====          ====


     The Company's foreign subsidiaries have undistributed earnings at December 26, 1998. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

8.   Employee Benefits

     The Company sponsors one defined contribution plan and two defined benefit plans. The Company's defined contribution plan ("Charles River Laboratories Employee Savings Plan") qualifies under section 401(k) of the Internal Revenue Code. It covers substantially all U.S. employees and contains a provision whereby the Company matches two percent of employee contributions up to four percent. The costs associated with the defined contribution plan totaled $395, $416 and $498 in 1996, 1997, and 1998, respectively.

     One of the Company-sponsored defined benefit plans (Charles River Laboratories, Inc. Pension Plan) is a qualified, non-contributory plan that also covers substantially all U.S. employees. Benefits are based on participants' final average monthly compensation and years of service. Participants' rights vest upon completion of five years of service.

     Under another defined benefit plan, the Company provides some executives with supplemental retirement benefits. This plan (Executive Supplemental Life Insurance Retirement Plan or ESLIRP) is generally unfunded and non-qualified under the provisions of the Employee Retirement Income Securities Act of 1974.

     The following table provides reconciliations of the changes in benefit obligations, fair value of plan assets and funded status of the two defined benefit plans.

                                                         Pension Benefit Plans
                                                      -------------------------
                                                         1997           1998
                                                      ----------     ----------
Reconciliation of benefit obligation
   Benefit/obligation at beginning of year............$   17,570     $   20,531
   Service cost.......................................       804            795
   Interest cost......................................     1,413          1,588
   Benefit payments...................................      (710)          (742)
   Actuarial loss.....................................     1,454          2,940
                                                      ----------     ----------
   Benefit/obligation at end of year..................$   20,531     $   25,112
                                                      ==========     ==========
Reconciliation of fair value of plan assets

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)


                                                         Pension Benefit Plan
                                                      -------------------------
                                                         1997           1998
                                                      ----------     ----------
   Fair value of plan assets at beginning of year.....$   17,394     $   19,237
   Actual return on plan assets.......................     2,328          7,773
   Employer contributions.............................       225            225
   Benefit payments...................................      (710)          (742)
                                                      ----------     ----------
   Fair value of plan assets at end of year...........$   19,237     $   26,493
                                                      ==========     ==========
Funded status
   Funded status at beginning of year.................$   (1,294)    $    1,380
   Unrecognized transition obligation.................       705            564
   Unrecognized prior-service cost....................       (31)           (27)
   Unrecognized gain..................................    (4,331)        (7,178)
                                                      ----------     ----------
   Accrued benefit (cost).............................$   (4,951)    $   (5,261)
                                                      ==========     ==========
Amounts recognized in the consolidated balance sheet
   Accrued benefit cost...............................$   (6,945)    $   (7,849)
   Intangible asset...................................       358            286
   Accumulated other comprehensive income.............       982          1,381
                                                      ----------     ----------
   Net amount recognized..............................$   (5,605)    $   (6,182)
                                                      ==========     ==========

     Key weighted-average assumptions used in the measurement of the Company's benefit obligations are shown in the following table:


                                                  Fiscal Year End
                                       ----------------------------------------
                                       December 28,  December 27,  December 26,
                                           1996          1997          1998
                                       ------------  ------------  ------------
Discount rate..........................    7.75%         7.5%            7%
Expected return on plan assets.........      10%           10%          10%
Rate of compensation increase..........     5.0%         4.75%        4.75%

     The following table provides the components of net periodic benefit cost for the two defined benefit plans for 1996, 1997 and 1998:


                                                  Defined Benefit Plans
                                       ----------------------------------------
                                           1996          1997          1998
                                       ------------  ------------  ------------
Components of net periodic benefit cost
Service cost...........................  $     690     $    804       $   795
Interest cost..........................      1,236        1,413         1,588
Expected return on plan assets.........     (1,463)      (1,717)       (1,901)
Amortization of transition obligation..        141          141           141
Amortization of prior-service cost.....         (3)          (3)           (3)
Amortization of net gain...............       (189)        (172)          (85)
                                         ---------     --------       -------
Net periodic benefit cost..............  $     412     $    466       $   535
                                         =========     ========       =======

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plan with accumulated benefit obligations in excess of plan assets were $6,752, $6,409 and $0, respectively, as of December 27, 1997, and $8,205, $7,745 and $0, respectively, as of December 26, 1998.

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)


     The Company had an adjusted minimum pension liability of $1,636 ($982, net of tax) and $2,302 ($1,381, net of tax) as of December 27, 1997 and December 26, 1998, which represented the excess of the minimum accumulated net benefit obligation over previously recorded pension liabilities.

9.   Stock Compensation Plans

   Stock Options

     Bausch & Lomb sponsors several stock-based compensation plans in which the Company's employees participate. Stock options vest ratably over three years and expire ten years from the grant date. The exercise price on all options issued has been equal to the fair market value of the underlying security on the date of the grant. Vesting is contingent upon continued employment with Bausch & Lomb. The total number of shares available for grant in each calendar year for all plans combined excluding incentive stock options shall be no greater than three percent of the total number of outstanding shares of common stock as of the first day of each such year. No more than six million shares are available for granting purposes as incentive stock options under Bausch & Lomb's current plan. As of December 26, 1998, 2.5 million shares remain available for such grants.

     All of Bausch & Lomb's stock-based compensation plans are accounted for under the provisions of APB 25. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income is required by FAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement.

     For purposes of this disclosure, the fair value of each fixed option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants outstanding in 1996, 1997 and 1998:


                                           1996        1997         1998
                                        --------      ------      -------
Risk-free interest rate.................   6.11%       5.66%       4.69%
Dividend yield..........................   2.42%       2.54%       2.48%
Volatility factor.......................  24.87%      25.17%      25.67%
Weighted average expected life (years)..       5           5           4

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Bausch & Lomb's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Had compensation expense for the Company's portion of fixed options been determined consistent with FAS 123, the Company's net income would have been reduced to the pro forma amounts indicated below:


                                                             Net Income
                                                     -------------------------
                                                     As Reported     Pro Forma
                                                     -----------    ----------
1998................................................ $    23,378    $   22,859
1997................................................      15,340        15,021

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)


                                                             Net Income
                                                     -------------------------
                                                     As Reported     Pro Forma
                                                     -----------    ----------
1996................................................      15,245        15,042

     A summary of the status of the Company's portion of fixed stock option plans at year end 1996, 1997 and 1998 is presented below:


                                                  1996                        1997                         1998
                                       -------------------------   ---------------------------  --------------------------
                                                     Weighted                      Weighted                    Weighted
                                                     Average                       Average                     Average
                                                  Exercise Price                Exercise Price              Exercise Price
                                        Shares      (Per Share)      Shares      (Per Share)      Share       (Per Share)
                                       --------   --------------   ---------    --------------  ---------   --------------

Outstanding at beginning of year.....   225,584      $ 40.84         294,162        $  39.90      326,722        $ 41.00
Granted..............................    71,643        35.86          77,154           42.32       73,280          50.64
Exercised............................       (80)       27.40         (13,350)          30.34      (73,481)         39.45
Forfeited............................    (2,985)       43.60         (31,244)          41.99       (1,370)         41.48
                                       --------                    ---------                     --------
Outstanding at end of year...........   294,162        39.90         326,722           41.00      325,151          43.98
                                       ========                    =========                     ========
Options exercisable at year end......   177,155                      193,097                      176,096
                                       ========                    =========                     ========
Weighted-average fair value of
   options granted during the year...  $   9.34                    $   10.59                     $  10.93
                                       ========                    =========                     ========

     The following presents additional information about the Company's fixed stock options outstanding at December 26, 1998:


                                                 Options Outstanding                     Options Exercisable
                                       -----------------------------------------    -----------------------------
                                                     Weighted
                                                     Average         Weighted                        Weighted
                                                    Remaining        Average                          Average
                                        Number     Contractual    Exercise Price      Number       Exercise Price
Range of Exercise Prices Per Share   Outstanding   Life (Years)     (Per Share)     Exercisable      (Per Share)
----------------------------------   -----------   ------------   --------------    -----------   ---------------
$26 to $35.............................   52,990       6.3            $34.78           39,726        $  34.60
$36 to $45.............................  131,413       7.3             41.35           81,577           40.88
$46 to $55.............................  140,748       7.5             49.90           54,793           48.26
                                         -------                                      -------
$26 to $55.............................  325,151       7.2             43.98          176,096           41.76
                                         =======                                      =======

   Stock Awards

     Bausch & Lomb issued restricted stock awards to directors, officers and other key personnel. These awards have vesting periods up to three years with vesting criteria based upon the attainment of particular Economic-Value-Added
(EVA) metrics and continued employment until applicable vesting dates. EVA is a measure of capital utilization. It is not, nor is it intended to be, a measure of operating performance in accordance with generally accepted accounting principles. Compensation expense is recorded based on the applicable vesting criteria and, for those awards with performance goals, as such goals are met. In 1996, 1997 and 1998, 2,484, 1,400 and 1,200 such awards were granted to Company employees at weighted average market values of $35.92, $42.25 and $51.63 per share, respectively. The comp19sation expense relating to stock awards in 1996, 1997 and 1998 was $24, $84 and $333, respectively.

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)

10. Business Acquisitions

     The Company acquired several businesses during the three-year period ended December 26, 1998. All acquisitions have been accounted for under the purchase method of accounting. The results of operations of the acquired business are included in the consolidated financial statements from the date of acquisition.

     Significant acquisitions include the following:

     On March 30, 1998, the Company acquired 100% of the outstanding stock of Tektagen, Inc. ("Tektagen") for $8,000 and assumed debt equal to approximately $850. Tektagen provides quality control testing and consulting services to the biotechnology and pharmaceutical industries. The purchase price exceeded the fair value of the net assets acquired by approximately $6,600, which is being amortized on a straight line basis over 15 years. In addition, during 1998 the Company acquired an additional biomedical service business and one research model business; the impact of each is considered immaterial to the Company's financial statements taken as a whole.

     On July 31, 1996, the Company reacquired the assets of two businesses it previously owned for approximately $1,100 in cash plus the forgiveness of approximately $5,800 in debt. These businesses represent substantially all of the Company's primate operations. The purchase price was allocated to the fair value of net assets acquired.

     The following selected unaudited pro forma consolidated results of operations are presented as if each of the acquisitions had occurred as of the beginning of the period immediately preceding the period of acquisition after giving effect to pagan adjustments for the amortization of goodwill and related income tax effects. The pro forma data is for informational purposes only and does not necessarily reflect the results of operations had the companies operated as one during the period. No effect has been given for synergies, if any, that may have been realized through the acquisitions.

                                                  Fiscal Year Ended
                                       -----------------------------------------
                                        December 28,  December 27,  December 26,
                                            1996         1997          1998
                                       -------------  ------------  ------------
(Amounts unaudited)
Net sales..............................$   161,708     $ 179,513     $ 196,973
Operating income.......................     25,497        21,830        35,154
Net income.............................     15,966        15,018        22,913

     In addition, during 1997 and 1998 the Company made contingent payments of $640 and $681, respectively, to the former owner of an acquired business in connection with an additional purchase price commitment.

11.  Joint Ventures

     The Company holds investments in several joint ventures. These joint ventures are separate legal entities whose purpose is consistent with the overall operations of the Company and represent geographical expansions of existing Company markets. The financial results of two of the joint ventures are consolidated into the Company's results as the Company has the ability to exercise control over these entities. The interests of the outside joint venture partners in these two joint ventures has been recorded as minority interests totaling $290 at December 27, 1997 and $306 at December 26, 1998.

     The Company also has investments in two other joint ventures that are accounted for on the equity method as the Company does not have the ability to exercise control over the operations. Charles River Japan is a 50 /50 joint venture with Ajinomoto Co., Inc. and is an extension of the Company's research model business in Japan. Dividends received from Charles River Japan amounted to $725 in 1996, $773 in 1997, and $681 in 1998. Charles River Mexico, a joint venture which is an extension of the Company's avian (or bird) business in Mexico, is not significant to the Company's operations.

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)

     Summarized financial statement information for the unconsolidated joint ventures is as follows:

                                                   Fiscal Year Ended
                                       -----------------------------------------
                                        December 28,  December 27,  December 26,
                                            1996         1997          1998
(Amounts unaudited)                    -------------  ------------  ------------
Condensed Combined Statements of Income
   Net sales...........................   $ 43,978      $ 44,744      $ 39,798
   Operating income....................      7,712         7,484         6,756
   Net income..........................      3,500         3,337         3,445


                                                   December 27,  December 26,
                                                       1997         1998
                                                   ------------  -----------
Condensed Combined Balance Sheets
   Current assets.....................               $  18,466     $  19,388
   Non-current assets.................                  34,774        36,376
                                                     ---------    ----------
                                                     $  53,240     $  55,764
                                                     =========     =========
   Current liabilities................               $  17,105     $  13,501
   Non-current liabilities............                   5,237         6,617
   Shareholders' equity...............                  30,898        35,646
                                                     ---------     ---------
                                                     $  53,240     $  55,764
                                                     =========     =========

12. Commitments and Contingencies

   Insurance

     The Company maintains insurance for workers' compensation, auto liability and general liability. The per claim loss limits are $250, with annual aggregate loss limits of $1,500. Related accruals were $849 and $2,363 on December 27, 1997 and December 26, 1998, respectively. Separately, the Company has provided three letters of credit in favor of the insurance carriers in the amount of $825.

   Litigation

     Various lawsuits, claims and proceedings of a nature considered normal to its business are pending against Holdings. In the opinion of management, the outcome of such proceedings and litigation currently pending will not materially affect the Company's consolidated financial statements. The most potentially significant claim is described below.

     As discussed in Note 3, the Company is currently under a court order issued in June 1997 to remove its primate operations from two islands located in the Florida Keys. The mandate asserts that the Company's operations have contributed to the defoliation of some protected plant life. Reserves of $500 are included in the restructuring reserve recorded in the accompanying consolidated financial statements to provide for relocation costs and any exposures in connection with the refoliation.

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)

13. Related Party Transactions

     The Company historically has operated autonomously from Bausch & Lomb. However, some costs and expenses including insurance, information technology and other miscellaneous expenses were charged to the Company on a direct basis. Management believes these charges are based upon assumptions that are reasonable under the circumstances. However, these charges and estimates are not necessarily indicative of the costs and expenses which would have resulted had the Company incurred these costs as a separate entity. Charges of approximately $460, $470 and $250 for these items are included in costs of products sold and services rendered and selling, general and administrative expense in the accompanying consolidated statements of income for the years ended 1996, 1997 and 1998, respectively. The Company does not expect the estimated stand alone costs to be significantly different from the historical costs allocated by B&L due to the autonomy with which the Company operates.

     The accompanying financial statements include a line item "net activity with Bausch and Lomb" which comprises the above referenced intercompany allocations and the net distributions made by the Company to B&L.

14. Geographic and Business Segment Information

     The Company is organized into geographic regions for management reporting with operating income being the primary measure of regional profitability. Some general and administrative expenses, including some centralized services provided by regional offices, are allocated based on business segment sales. The accounting policies used to generate geographic results are the same as the Company's overall accounting policies.

     The following table presents sales and other financial information by geography for the years 1996, 1997 and 1998. Included in the other non-U.S. category below are the Company's operations located in Canada, China, Germany, Italy, Netherlands, United Kingdom, Australia, Belgium, Czech Republic, Hungary, Spain and Sweden. Sales to unaffiliated customers represent net sales originating in entities physically located in the identified geographic area. Long-lived assets include property, plant and equipment, goodwill and intangibles, other investments and other assets.

                                                                Other
                                         U.S.      France     Non U.S.  Consolidated
                                       ---------  ---------  ---------- ------------
1996
   Sales to unaffiliated customers.... $  83,520  $  28,892  $  43,192    $ 155,604
   Long-lived assets..................    65,594     12,790     18,952       96,336
1997
   Sales to unaffiliated customers.... $ 100,314  $  25,680  $  44,719    $ 170,713
   Long-lived assets..................    62,236     10,146     22,108       94,490
1998
   Sales to unaffiliated customers.....$ 115,639  $  26,177  $  51,485    $ 193,301
   Long-lived assets..................... 76,289     12,751     23,745      112,785

     The Company's product line segments are research models and biomedical products and services. The following table presents sales and other financial information by product line segment for the fiscal years 1996, 1997 and 1998. Sales to unaffiliated customers represent net sales originating in entities primarily engaged in either provision of research models or biomedical products and services. Long-lived assets include property, plant and equipment, goodwill and intangibles; other investments; and other assets.

                                             1996        1997          1998
                                         -----------  -----------  -----------
Research models
   Net sales...........................  $   121,262  $   125,214  $  134,590
   Operating income....................       24,080       19,583      30,517

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)


   Total assets .......................      162,201      157,915     180,139
   Depreciation and amortization ......        5,351        5,297       5,534
   Capital expenditures ...............        6,119        6,178       8,127
Biomedical products and services
   Net sales ..........................  $    34,342  $    45,499  $   58,711
   Operating income ...................        3,264        6,496      11,117
   Total assets .......................       34,780       38,296      53,271
   Depreciation and amortization ......        4,177        4,406       5,361
   Capital expenditures ...............        5,453        5,694       3,782

     A reconciliation of segment operating income to consolidated operating income is as follows:

                                                   Fiscal Year Ended
                                       ----------------------------------------
                                       December 28,  December 27,  December 26,
                                           1996          1997          1998
                                       ------------  ------------  ------------
Total segment operating income.........$    27,344   $    26,079   $     41,634
Unallocated corporate overhead.........     (3,202)       (4,003)        (6,309)
                                       -----------   -----------   ------------
Consolidated operating income..........$    24,142   $    22,076   $     35,325
                                       ===========   ===========   ============

     A summary of identifiable long-lived assets of each business segment at year end is as follows:

                                                    December 27,   December 26,
                                                        1997           1998
                                                    ------------   ------------
Research Models................................     $     65,144   $     73,190
Biomedical Products and Services...............           29,346         39,595
                                                    ------------   ------------
                                                    $     94,490   $    112,785
                                                    ============   ============

                        CHARLES RIVER LABORATORIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                             (dollars in thousands)


                                                         Nine Months Ended
                                                   -----------------------------
                                                   September 26,   September 25,
                                                       1998            1999
                                                   -------------   -------------
Net sales related to products.....................  $    128,478   $    139,269
Net sales related to services.....................        17,041         21,827
                                                    ------------   ------------
Total net sales...................................       145,519        161,096
Costs and expenses
   Cost of products sold..........................        80,067         84,557
   Cost of services provided......................        10,974         12,673
   Selling, general and administrative............        25,202         29,414
   Amortization of goodwill and intangibles.......         1,036          1,114
                                                    ------------   ------------
Operating income..................................        28,240         33,338
Other income (expense)
   Other income...................................            --          1,441
   Interest income................................           659            496
   Interest expense...............................          (311)          (207)
   Loss from foreign currency, net................          (127)          (143)
                                                    ------------   ------------
Income before income taxes, minority interests
   and earnings from equity investments...........        28,461         34,925
Provision for income taxes........................        11,280         16,903
                                                    ------------   ------------
Income before minority interests and earnings
   from equity investments........................        17,181         18,022
Minority interests................................            (8)           (10)
Earnings from equity investments..................         1,286          1,940
                                                    ------------   ------------
Net income........................................  $     18,459   $     19,952
                                                    ============   ============


                See Notes to Consolidated Financial Statements.

                        CHARLES RIVER LABORATORIES, INC.
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                             (dollars in thousands)


                                                                   September 25,
                                                                       1999
                                                                   ------------
Assets
   Current assets
      Cash and cash equivalents.................................   $      3,457
      Trade receivables, less allowances of $854................         33,820
      Inventories...............................................         28,577
      Deferred income taxes.....................................          5,432
      Due from affiliates.......................................            966
      Other current assets......................................          5,051
                                                                   ------------
        Total current assets....................................         77,303

   Property, plant and equipment, net...........................         79,349
   Goodwill and other intangibles, less accumulated
     amortization of $6,960.....................................         16,212
   Investments in affiliates....................................         19,385
   Other assets.................................................         18,122
                                                                   ------------
        Total assets............................................   $    210,371
                                                                   ============
Liabilities and shareholder's equity
   Current liabilities
      Current portion of long-term debt.........................   $        166
      Current portion of capital lease obligations..............            167
      Accounts payable..........................................          5,992
      Accrued compensation......................................         11,015
      Accrued ESLIRP............................................          5,845
      Deferred income...........................................          4,550
      Accrued restructuring.....................................            354
      Accrued liabilities.......................................         12,410
      Accrued income taxes......................................         16,208
                                                                   ------------
        Total current liabilities...............................         56,707
   Long-term debt...............................................             --
   Capital lease obligations....................................            700
   Other long-term liabilities..................................          3,706
                                                                   ------------
        Total liabilities.......................................         61,113
                                                                   ------------
   Commitments and contingencies (Note 3)
   Minority interests...........................................            293

Shareholder's equity
   Common stock, par value $1 per share, 1,000 shares issued....              1
   Capital in excess of par value...............................         17,836
   Retained earnings............................................        142,422
   Accumulated other comprehensive income.......................        (11,294)
                                                                   ------------
        Total shareholder's equity..............................        148,965
                                                                   ------------
           Total liabilities and shareholder's equity...........   $    210,371
                                                                   ============




                See Notes to Consolidated Financial Statements.

                        CHARLES RIVER LABORATORIES, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (dollars in thousands)


                                                         Nine Months Ended
                                                    ----------------------------
                                                    September 26,  September 25,
                                                        1998           1999
                                                    ----------------------------
Cash flows relating to operating activities
   Net income....................................... $    18,459    $    19,952
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization.................       7,932          8,701
      Provision for doubtful accounts...............         248             13
      Gain from sale of facilities..................                     (1,441)
      Earnings from equity investments..............      (1,286)        (1,940)
      Minority interests............................           8             10
      Deferred income taxes.........................        (634)            --
      Stock compensation expense....................         159            124
      Property, plant, and equipment write downs....          --            324
   Change in assets and liabilities
      Trade receivables.............................      (3,298)        (3,022)
      Inventories...................................        (683)         1,232
      Due from affiliates...........................         153           (264)
      Other current assets..........................      (1,255)        (2,115)
      CVS of life insurance.........................      (3,585)          (439)
      Other assets..................................        (464)          (510)
      Accounts payable..............................         910         (4,767)
      Accrued compensation..........................       1,640           (605)
      Accrued ESLIRP................................         519            688
      Deferred income...............................         671          1,130
      Accrued restructuring.........................      (1,425)          (759)
      Accrued liabilities...........................       1,687          1,079
      Accrued income taxes..........................       4,259          2,211
      Other long-term liabilities...................        (529)           (50
                                                     -----------    -----------
        Net cash provided by operating activities...      23,486         19,552

Cash flows relating to investing activities
   Dividends received from equity investments.......         681            815
   Proceeds from sale of facilities                           --          1,860
   Capital expenditures.............................      (5,834)        (7,426)
   Cash paid for acquisition of businesses..........      (9,114)             0
                                                     -----------    -----------
        Net cash used in investing activities.......     (14,267)        (4,751)
                                                     -----------    -----------
Cash flows relating to financing activities
   Proceeds from long-term debt.....................         171             --
   Payments on long-term debt.......................      (1,120)          (312)
   Payments on capital lease obligations............         (94)           (90)
   Net activity with Bausch & Lomb..................      (1,369)       (34,152)
                                                     -----------    -----------
        Net cash used in financing activities.......      (2,412)       (34,554)
                                                     -----------    -----------
Effect of exchange rate changes on cash and cash
     equivalents....................................         462         (1,601)
                                                     -----------    -----------
Net change in cash and cash equivalents.............       7,269        (21,354)
                                                     -----------    -----------


                See Notes to Consolidated Financial Statements.

                                                          Nine Months Ended
                                                    ----------------------------
                                                    September 26,  September 25,
                                                        1998           1999
                                                    ----------------------------
Cash and cash equivalents, beginning of year.......       17,915         24,811
                                                     -----------    -----------
Cash and cash equivalents, end of year.............  $    25,184    $     3,457
                                                     ===========    ===========
Supplemental cash flow information
   Cash paid for taxes.............................  $     2,202    $     3,316
   Cash paid for interest..........................          161            207



                See Notes to Consolidated Financial Statements.

                        CHARLES RIVER LABORATORIES, INC.
       NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (UNAUDITED)
                             (dollars in thousands)

1.   Basis of Presentation

     The consolidated balance sheet at September 25, 1999 and the consolidated statements of income and of cash flows for the nine months ended September 26, 1998 and September 25, 1999 are unaudited, and some information and footnote disclosure related thereto normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, the accompanying unaudited consolidated financial statements were prepared following the same policies and procedures used in the preparation of the audited financial statements and reflect all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the financial position of the Company. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

2.   Supplemental Balance Sheet Information

     The composition of inventories is as follows:

                                                                   September 25,
                                                                       1999
                                                                   ------------
     Raw materials and supplies.................................... $     4,228
     Work in process...............................................         988
     Finished products.............................................      23,361
                                                                    -----------
     Net inventories............................................... $    28,577
                                                                    ===========

     The composition of property, plant and equipment is as follows:

                                                                   September 25,
                                                                       1999
                                                                   ------------
     Land.......................................................... $     7,329
     Buildings.....................................................      89,014
     Machinery and equipment.......................................      76,648
     Leasehold improvements........................................       3,746
     Furniture and fixtures........................................       1,595
     Vehicles......................................................       2,843
     Construction in progress......................................       6,434
                                                                    -----------
                                                                        187,609
     Less accumulated depreciation.................................    (108,260)
                                                                    -----------
     Net property, plant and equipment............................. $    79,349
                                                                    ===========

3.   Commitments and Contingencies

   Litigation

     Various lawsuits, claims and proceedings of a nature considered normal to its business are pending against the Company. In the opinion of management, the outcome of such proceedings and litigation currently pending will not materially affect the Company's consolidated financial statements. The most potentially significant claim is described below.

                        CHARLES RIVER LABORATORIES, INC.
       NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (UNAUDITED)
                             (dollars in thousands)
                                  (continued)

3.   Commitments and Contingencies (continued)

     The Company is currently under a court order issued June 1997 to remove its primate operations from two islands located in the Florida Keys. The mandate asserts that the Company's operations have contributed to the defoliation of some protected plant life. Reserves of $218 are included in the restructuring reserve recorded in the accompanying consolidated financial statements to provide for any exposures in connection with the relocation and refoliation.

4.   Business Segment Information

     The following table presents sales and other financial information by product line segment for the nine months ended September 26, 1998 and September 25, 1999. Sales to unaffiliated customers represent net sales originating in entities primarily engaged in either provision of research models or biomedical products and services.

                                                         1998          1999
                                                     -----------    -----------
     Research models
        Net sales................................... $   103,205    $  109,177
        Operating income............................      26,281        27,977
        Total assets................................     182,761       157,284
        Depreciation and amortization...............       5,738         6,044
        Capital expenditures........................       4,112         4,282
     Biomedical products and services
        Net sales................................... $    42,314    $   51,919
        Operating income............................       7,347        11,553
        Total assets................................      39,331        53,087
        Depreciation and amortization...............       2,194         2,657
        Capital expenditures........................       1,722         3,144

     A reconciliation of segment operating income to consolidated operating income is as follows:

                                                         1998          1999
                                                     -----------    -----------
     Total segment operating income................. $    33,628    $   39,530
     Unallocated corporate overhead.................      (5,388)       (6,192)
                                                     -----------    -----------
     Consolidated operating income.................. $    28,240    $   33,338
                                                     ===========    ==========

5.   Comprehensive Income

     The components of comprehensive income for the nine-month periods ended September 26, 1998 and September 25, 1999 are set forth below:

                                                         1998           1999
                                                     -----------    -----------
     Net income                                      $    18,459    $   19,952
     Foreign currency translation                             20        (4,940)
                                                     -----------    ----------
     Comprehensive income                            $    18,479    $   15,012
                                                     ===========    ==========

                        CHARLES RIVER LABORATORIES, INC.
       NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (UNAUDITED)
                             (dollars in thousands)
                                  (continued)

6.   Other Income

     During the nine months ended September 25, 1999, the Company recorded a gain of $1.4 million on the sale of some facilities located in Florida and The Netherlands.

7.   Restructuring Reserve

     During the nine months ended September 25, 1999, the Company charged approximately $759 against the restructuring reserve for costs previously reserved for. As of September 25, 1999, the remaining restructuring reserve amounted to $354, comprised primarily of scheduled severance payments and relocation and refoliation costs. Such payments will be substantially complete by the end of the year.

8.   Subsequent Events

     On September 29, 1999 CRL Acquisition LLC, an affiliate of DLJ Merchant Banking Partners II, L.P., consummated a transaction in which it acquired 87.5% of the common stock of Charles River Laboratories, Inc. from Bausch & Lomb for approximately $443 million. This transaction was effected through Charles River Laboratories Holdings, Inc. ("Holdings"), a holding company with no operations or assets other than its ownership of 100% of the Company's outstanding stock. This transaction will be accounted for as a leveraged recapitalization, which will have no impact on the historical basis of the Company's assets and liabilities. In addition, concurrent with the transaction, the Company purchased all of the outstanding shares of common stock of SBI Holdings, Inc. ("Sierra"), a pre-clinical biomedical services company, for $24.0 million. This acquisition will be accounted for as a purchase business combination with the operating results of Sierra being included in the Company's consolidated operating results beginning on the effective date of the acquisition. These transactions are hereafter referred to as the "Acquisitions".

     The Acquisitions and related transaction fees and expenses were funded as follows:

     o issuance of 150,000 units, each consisting of a $1,000 principal amount of 13.5% senior subordinated note (the Series A Note Offering) and one warrant to purchase 3.942 shares of common stock of Holdings;

     o borrowings by the Company of $162.0 million under a new senior secured credit facility;

     o    an equity investment of $92.4 million in Holdings;

     o senior discount debentures with warrants issued by Holdings for $37.6 million; and

     o subordinated discount note issued by Holdings to Bausch & Lomb for $43.0 million.

     The Series A Note Offering (the "Notes") will mature on October 1, 2009. The Notes will not be redeemable at the issuers' option prior to October 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the issuer at redemption prices set forth in the Notes. Interest on the Notes will accrue at the rate of 13.5% per annum and will be payable semi-annually in arrears on October 1 and April 1 of each year, commencing on April 1, 2000. The payment of principal and interest on the Notes will be subordinated in right to the prior payment of all Senior Debt, as defined. The senior secured credit facility includes a $40 million term loan A facility, a $120 million term loan B facility and a $30 million revolving credit facility. The term loan A facility will mature on October 1, 2005, the term loan B facility will mature on October 1, 2007 and the revolving credit facility will mature on October 1, 2005. Interest on the term loan A, term loan B and revolving credit facility will accrue at either a base rate plus 1.75% or LIBOR plus 3.0%, at the Company's option (8.5%, 9.25% and 8.5%, respectively, at September 29, 1999) per annum and will be paid quarterly in arrears commencing on December 30, 1999. A commitment fee in an amount equal to 0.50% per annum on the daily average unused portion of the revolving credit facility will be paid quarterly in arrears. Upon the occurrence of a change in control, as defined, the issuer will be obligated to make an offer to each holder of the Notes to repurchase all or any part of such holders' Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Restrictions under the Notes include some sales of assets, some payments of dividends and incurrence of debt, and limitations on some mergers and transactions with affiliates. With respect to the Notes and the senior secured credit facility, the Company will be required to maintain some financial ratios and covenants. The senior discount debentures accrete from their original issue price of $37.6 million to $82.3 million by October 1, 2004. Thereafter, interest is payable in cash. The senior discount debentures mature on April 1, 2010. The senior discount debentures contain covenants and events of default substantially similar to those contained in the Notes. The subordinated discount note accretes at the rate of 12% prior to October 1, 2004 and thereafter at 15% to an aggregate principal amount of $175.3 million at maturity on October 1, 2010. The subordinated discount notes are subject to mandatory redemption upon a change of control at the option of the holder thereof and are subject to redemption at Holding's option at any time.

     As previously discussed, Holdings is a holding company with no operations or assets other than its ownership of 100% of Charles River's outstanding common stock. The Company neither guarantees nor pledges its assets as collateral for the senior discount debenture or the subordinated discount note, which Holdings issued. Holdings has no source of liquidity to meet its cash requirements. As such, repayment of the obligations as outlined above will be dependent upon either dividends from the Company, which are restricted by terms contained in the indenture governing the Notes and the new senior secured credit facility, or through a refinancing or equity transaction at the Holdings level.

9.   Dividends from Foreign Subsidiaries

     During the nine months ended September 25, 1999, cash dividends totaling $20,662 were remitted to the Company from several of its foreign subsidiaries. Under the terms of the transaction more fully described in Note 8, such dividends were, in turn, remitted by the Company to B&L. As the related amounts had previously been considered permanently reinvested in the foreign jurisdictions, the Company was required to provide additional taxes upon their repatriation to the United States. In addition, during the nine months ended September 25, 1999, an election was made by B&L to treat some foreign entities as branches for United States income tax purposes. As a result, all previously untaxed accumulated earnings of such entities became immediately subject to tax in the United States. The receipt of the cash dividends from the foreign subsidiaries and the foreign tax elections made resulted in incremental United States taxes of $1,974, net of foreign tax credits, during the nine months ended September 25, 1999.

                       Report of Independent Accountants

To the Board of Directors of
Charles River Laboratories Holdings, Inc. and
Charles River Laboratories, Inc.

     In our opinion, the accompanying combined balance sheets and the related combined statements of income, changes in shareholder's equity and cash flows present fairly, in all material respects, the financial position of Charles River Laboratories Holdings, Inc. ("Holdings") and Charles River Laboratories, Inc. and its subsidiaries ("collectively, "Holdings") at December 26, 1998 and December 27, 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 26, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 16(b) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and the financial statement schedule are the responsibility of Holdings' management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Boston, Massachusetts


June 30, 1999,
except as to Note 2, which is as of September 29, 1999

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
                         COMBINED STATEMENTS OF INCOME
                             (dollars in thousands)


                                                                                     Fiscal Year Ended
                                                                         ----------------------------------------
                                                                         December 28,   December 27,  December 26
                                                                             1996           1997          1998
                                                                         ------------   ------------  -----------

Net sales related to products........................................... $    146,477   $    156,800  $   169,377
Net sales related to services...........................................        9,127         13,913       23,924
                                                                         ------------   ------------  -----------
Total net sales.........................................................      155,604        170,713      193,301
Costs and expenses
   Cost of products sold................................................       91,600        102,980      107,146
   Cost of services provided............................................        6,177          8,480       15,401
   Selling, general and administrative..................................       28,327         30,451       34,142
   Amortization of goodwill and intangibles.............................          610            834        1,287
   Restructuring charges................................................        4,748          5,892           --
                                                                         ------------   ------------  -----------
Operating income........................................................       24,142         22,076       35,325
Other income (expense)
   Interest income......................................................          654            865          986
   Interest expense.....................................................         (491)          (501)         (58)
   Gain/(loss) from foreign currency, net...............................           84           (221)
Income before income taxes, minority interests and earnings from equity
   investments..........................................................       24,389         22,219       35,832
Provision for income taxes..............................................       10,889          8,499       14,123
                                                                         ------------   ------------  -----------
Income before minority interests and earnings from equity investments...       13,500         13,720       21,709
Minority interests......................................................           (5)           (10)         (10)
Earnings from equity investment.........................................        1,750          1,630         1,67
                                                                         ------------   ------------  -----------
Net income.............................................................. $     15,245   $     15,340  $    23,378
                                                                         ============   ============  ===========




                  See Notes to Combined Financial Statements.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
                            COMBINED BALANCE SHEETS
                             (dollars in thousands)


                                                                                       December 27,  December 26,
                                                                                           1997          1998
                                                                                      ------------  ------------

Assets
   Current assets
      Cash and cash equivalents....................................................... $     17,915  $     24,811
      Trade receivables, less allowances of $688 and $898, respectively...............       28,280        32,466
      Inventories.....................................................................       28,904        30,731
      Deferred income taxes...........................................................        4,751         5,432
      Due from affiliates.............................................................        1,153           982
      Other current assets............................................................        2,320         2,792
                                                                                       ------------  ------------
        Total current assets..........................................................       83,323        97,214
   Property, plant and equipment, net.................................................       76,889        82,690
   Goodwill and other intangibles, less accumulated amortization of $4,356 and
      $5,591 respectively.............................................................        8,621        17,705
   Investments in affiliates..........................................................       16,140        18,470
   Other assets.......................................................................       11,238        17,331
                                                                                       ------------  ------------
        Total assets.................................................................. $    196,211  $    233,410
                                                                                       ============  ============
Liabilities and Shareholder's Equity
   Current liabilities
      Current portion of long-term debt............................................... $         83  $        202
      Current portion of capital lease obligations....................................          144           188
      Accounts payable................................................................        7,566        11,615
      Accrued compensation............................................................        8,601         9,972
      Accrued ESLIRP..................................................................        4,407         5,160
      Deferred income.................................................................        1,339         3,419
      Accrued restructuring...........................................................        2,732         1,113
      Accrued liabilities.............................................................        8,282        13,794
      Accrued income taxes............................................................        8,423        14,329
                                                                                       ------------  ------------
        Total current liabilities.....................................................       41,577        59,792
   Long-term debt.....................................................................          170           248
   Capital lease obligations..........................................................          966           944
   Other long-term liabilities........................................................        3,844         3,861
                                                                                       ------------  ------------
        Total liabilities.............................................................       46,557        64,845
                                                                                       ------------  ------------
   Commitments and contingencies (Note 12)
   Minority interests.................................................................          290           306
   Shareholder's equity
      Common stock, par value $1 per share, 1,000 shares issued.......................            1             1
      Capital in excess of par value..................................................       17,836        17,836
      Retained earnings...............................................................      140,320       156,776
      Accumulated other comprehensive income..........................................       (8,793)       (6,354)
                                                                                       ------------  ------------
        Total shareholder's equity....................................................      149,364       168,259
                                                                                       ------------  ------------
        Total liabilities and shareholder's equity.................................... $    196,211  $    233,410
                                                                                       ============  ============



                  See Notes to Combined Financial Statements.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)


                                                                                        Fiscal Year Ended
                                                                            -----------------------------------------
                                                                            December 28,  December 27,   December 26,
                                                                                1996          1997           1998
                                                                            ------------  ------------   -----------
Cash flows relating to operating activities
   Net income.............................................................. $    15,245   $    15,340    $    23,378
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization........................................       9,528         9,703         10,895
      Provision for doubtful accounts......................................          81           166            181
      Earnings from equity investments.....................................      (1,750)       (1,630)        (1,679)
      Minority interests...................................................           5            10             10
      Deferred income taxes................................................      (5,693)       (1,363)        (3,133)
      Stock compensation expense...........................................          24            84            333
      Property, plant and equipment write downs............................          --           822             --
   Changes in assets and liabilities
      Trade receivables....................................................      (1,840)       (2,232)        (1,712)
      Inventories..........................................................      (1,552)       (1,917)        (1,250)
      Due from affiliates..................................................        (845)         (462)           538
      Other current assets.................................................         133           165           (241)
      Other assets.........................................................      (1,787)          611         (4,990)
      Accounts payable.....................................................        (180)          594          2,853
      Accrued compensation.................................................        (347)          674          2,090
      Accrued ESLIRP.......................................................         674           499            821
      Deferred income......................................................         (62)          105          1,278
      Accrued restructuring................................................          --         2,732         (1,619)
      Accrued liabilities..................................................       1,705           431          3,970
      Accrued income taxes.................................................       6,852          (500)         5,605
      Other long-term liabilities..........................................         354          (148)          (629)
                                                                            -----------   -----------    -----------
        Net cash provided by operating activities..........................      20,545        23,684         36,699
                                                                            -----------   -----------    -----------
Cash flows relating to investing activities
   Dividends received from equity investments..............................         725           773            681
   Capital expenditures....................................................     (11,572)      (11,872)       (11,909)
   Cash paid for acquisition of businesses.................................        98310       (1,207)       (11,121)
                                                                            -----------   -----------    -----------
        Net cash used in investing activities..............................     (11,678)      (12,306)       (22,349)
                                                                            -----------   -----------    -----------
Cash flows relating to financing activities
   Proceeds from long-term debt............................................          21           281            199
   Payments on long-term debt..............................................      (3,698)         (119)        (1,247)
   Payments on capital lease obligations...................................        (194)         (346)           (48)
   Net activity with Bausch & Lomb.........................................        (197)      (12,755)        (6,922)
                                                                            -----------   -----------    -----------
        Net cash used in financing activities..............................      (4,068)      (12,939)        (8,018)
                                                                            -----------   -----------    -----------
Effect of exchange rate changes on cash and cash equivalents...............        (478)         (181)           564
                                                                            -----------   -----------    -----------
Net change in cash and cash equivalents....................................       4,321        (1,742)         6,896
Cash and cash equivalents, beginning of year...............................      15,336        19,657         17,915
                                                                            -----------   -----------    -----------


                  See Notes to Combined Financial Statements.

                                                                                        Fiscal Year Ended
                                                                            -----------------------------------------
                                                                            December 28,  December 27,   December 26,
                                                                                1996          1997           1998
                                                                            ------------  ------------   ------------
Cash and cash equivalents, end of year..................................... $    19,657   $    17,915    $    24,811
                                                                            ===========   ===========    ===========
Supplemental cash flow information
   Cash paid for taxes..................................................... $     4,821   $     4,254    $     4,681
   Cash paid for interest..................................................         414           287            177


                  See Notes to Combined Financial Statements.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                             (dollars in thousands)


                                                                                 Accumulated
                                                                                    Other                      Capital
                                                                     Retained   Comprehensive    Common      In Excess
                                                        Total        Earnings      Income         Stock        of par
                                                    ------------   ------------ -------------  -----------  -----------
Balance at December 30, 1995........................ $   142,537   $    122,687  $      2,013   $        1  $    17,836
   Components of comprehensive income:
      Net income....................................      15,245         15,245            --           --           --
      Foreign currency translation..................      (3,467)            --        (3,467)          --           --
      Minimum pension liability adjustment..........          15             --            15           --           --
                                                     -----------
        Total comprehensive income..................      11,793
                                                     -----------
   Net activity with Bausch & Lomb..................        (197)          (197)                        --           --
                                                     -----------   ------------  ------------   ----------  -----------
Balance at December 28, 1996........................ $   154,133   $    137,735  $     (1,439)  $        1  $    17,836
   Components of comprehensive income:
      Net income....................................      15,340         15,340            --           --           --
      Foreign currency translation..................      (6,844)            --        (6,844)          --           --
      Minimum pension liability adjustment..........        (510)            --          (510)          --           --
                                                     -----------
        Total comprehensive income..................       7,986
                                                     -----------
   Net activity with Bausch & Lomb..................     (12,755)       (12,755)           --           --           --
                                                     -----------   ------------  ------------   ----------  -----------
Balance at December 27, 1997........................ $   149,364   $    140,320  $     (8,793)  $        1  $    17,836
   Components of comprehensive income:
      Net income....................................      23,378         23,378            --           --           --
      Foreign currency translation..................       2,839             --         2,839           --           --
      Minimum pension liability adjustment..........        (400)            --          (400)          --           --
                                                     -----------
        Total comprehensive income..................      25,817
                                                     -----------
   Net activity with Bausch & Lomb..................      (6,922)        (6,922)           --           --           --
                                                     -----------   ------------  ------------   ----------  -----------
Balance at December 26, 1998........................ $   168,259   $    156,776  $     (6,354)  $        1  $    17,836
                                                     ===========   ============  ============   ==========  ===========




                  See Notes to Combined Financial Statements.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (dollars in thousands)

1. Basis of Presentation, Description of Business and Summary of Significant Accounting Policies

   Basis of Presentation and Description of Business

     These combined financial statements include the accounts of Charles River Laboratories Holdings, Inc. ("Holdings"), B&L CRL, Inc. and its subsidiaries, the assets, liabilities, operations and cash flows of which are held by Bausch & Lomb, Inc. and affiliated entities as of and for the periods presented in these financial statements. Holdings is an indirect wholly owned subsidiary of Bausch & Lomb, Inc. As more fully described in Note 2, on September 29, 1999, B&L CRL, Inc. consummated a recapitalization transaction that provided for the contribution of all of its assets, liabilities, results of operations and cash flows to a subsidiary named Charles River Laboratories, Inc. (the "Company"). Under the recapitalization, the Company became a wholly-owned subsidiary of Holdings.

     Based on the ongoing structure described above and the common ownership and management of Holdings and the Company as of and during the periods presented in these financial statements, these financial statements are presented on a combined basis and include all such assets, liabilities, results of operations and cash flows of the combined entities. As of the dates and for the periods presented in these combined financial statements, Holdings has no assets, liabilities, results of operations or cash flows. Hereafter, Holdings and the Company are referred to collectively as "Holdings". Prior to August 31, 1999, Holdings was named Endosafe, Inc.

     Holdings is a commercial producer and supplier of animal research models for use in the discovery, development and testing of pharmaceuticals. In addition, Holdings is a supplier of biomedical products and services in several specialized niche markets. Holdings fiscal year is the twelve month period ending the last Saturday in December.

   Principles of Consolidation

     The financial statements include all majority-owned U.S. and non-U.S. subsidiaries. Intercompany accounts, transactions and profits are eliminated. Affiliated companies over which the Company does not have the ability to exercise control are accounted for using the equity method (Note 11).

   Use of Estimates

     The financial statements have been prepared in conformity with generally accepted accounting principles and, as such, include amounts based on informed estimates and judgments of management with consideration given to materiality. Actual results could differ from those estimates.

   Cash and Cash Equivalents

     Cash equivalents include time deposits and highly liquid investments with remaining maturities at the purchase date of three months or less.

   Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally on the average cost method. All inventories have been reduced to their net realizable value. Costs for primates are accumulated in inventory until particular primates are sold or declared breeders.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


   Property, Plant and Equipment

     Property, plant and equipment, including improvements that significantly add to productive capacity or extend useful life, are recorded at cost, while maintenance and repairs are expensed as incurred. Depreciation is calculated for financial reporting purposes using the straight-line method based on the estimated useful lives of the assets as follows: building, 20 to 40 years; machinery and equipment, 2 to 20 years; and leasehold improvements, shorter of estimated useful life or the lease periods.

   Intangible Assets

     Intangible assets are amortized on a straight-line basis over periods ranging from eight to 20 years. Intangible assets consist primarily of goodwill, patents and non-compete agreements.

   Other Assets

     Other assets consist primarily of the cash surrender value of life insurance net long-term deferred tax assets and the net value of primate breeders. The value of primate breeders is amortized over 20 years. Total amortization expense for primate breeders was $378, $348 and $323 in 1996, 1997 and 1998 and is included in costs of products sold and services provided.

   Impairment of Long-Lived Assets

     Holdings evaluates long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposal are less than its carrying amount. In such instances, the carrying value of long-lived assets is reduced to the estimated fair value, as determined using an appraisal or discounted cash flow, as appropriate.

   Stock-Based Compensation Plans

     As permitted under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), Holdings accounts for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25).

   Revenue Recognition

     Revenues are recognized when products are shipped or as services are performed. Deferred income represents cash received in advance of delivery of primates from customers under contract and is recognized at time of delivery.

   Fair Value of Financial Instruments

     The carrying amount of Holdings' significant financial instruments, which includes accounts receivable and debt, approximate their fair values at December 26, 1998 and December 27, 1997.

   Income Taxes

     As of December 26, 1998, Holdings was not a separate taxable entity for federal, state or local income tax purposes and its results of operations were included in the consolidated Bausch & Lomb tax returns. Holdings accounts for income

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


taxes under the separate return method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS
109).

   Foreign Operations

     The financial statements of all non-U.S. subsidiaries are translated into U.S. dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholder's equity at historical exchange rates. The resulting translation adjustment is recorded as a component of accumulated other comprehensive income on the accompanying balance sheet.

   Concentrations of Credit Risk

     Financial instruments that potentially subject Holdings to concentrations of credit risk consist primarily of trade receivables from customers within the pharmaceutical and biomedical industries. As these industries have experienced significant growth and its customers are predominantly well-established and viable, Holdings believes its exposure to credit risk to be minimal.

   Comprehensive Income

     Holdings adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," (FAS 130) at the beginning of 1998. As it relates to Holdings, comprehensive income is defined as net income plus the sum of currency translation adjustments and the change in minimum pension liability (collectively, other comprehensive income), and is presented in the Consolidated Statement of Changes in Shareholder's Equity.

   Segment Reporting

     During 1998, Holdings adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (FAS 131), which requires financial and descriptive information about an enterprise's reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Holdings operates in two business segments, research models and biomedical products and services.

   Earnings per Share

     As more fully described under the Basis of Presentation and Description of Business section of Note 1, the accompanying combined financial statements include the combined capital structure of Holdings and the Company which is significantly different than the capital structure of Holdings immediately after the Recapitalization Transaction. Further, the combined financial statements include operations of certain Bausch & Lomb, Inc. entities that were contributed to the Company as part of the recapitalization which were not historically supported by the combined capital structure referred to above. As a result, the presentation of historical earnings per share data for Holdings would not be meaningful and has not been presented herein.

   Reclassifications

     Some amounts in prior year financial statements and related notes have been changed to conform with current year presentation.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


2.   Subsequent Events

     On September 29, 1999 CRL Acquisition LLC, an affiliate of DLJ Merchant Banking Partners II, L.P., consummated a transaction in which it acquired 87.5% of the common stock of Charles River Laboratories, Inc. (the "Company") from Bausch & Lomb for approximately $443 million. This transaction was effected through Charles River Laboratories Holdings, Inc. ("Holdings"), a holding company with no operations or assets other than its ownership of 100% of the Company's outstanding stock. This transaction will be accounted for as a leveraged recapitalization, which will have no impact on the historical basis of Holdings' assets and liabilities. In addition, concurrent with the transaction, Holdings purchased all of the outstanding shares of common stock of SBI Holdings, Inc. ("Sierra"), a pre-clinical biomedical services company, for $24.0 million. This acquisition will be accounted for as a purchase business combination with the operating results of Sierra being included in Holdings' consolidated operating results beginning on the effective date of the acquisition. These transactions are hereafter referred to as the "Acquisitions".

     The Acquisitions and related transaction fees and expenses were funded as follows:

     o issuance of 150,000 units, each consisting of a $1,000 principal amount of 13.5% senior subordinated note (the Series A Note Offering) and one warrant to purchase 3.942 shares of common stock of Holdings;

     o borrowings by the Company of $162.0 million under a new senior secured credit facility;

     o    an equity investment of $92.4 million in Holdings;

     o senior discount debentures with warrants issued by Holdings for $37.6 million; and

     o subordinated discount note issued by Holdings to Bausch & Lomb for $43.0 million.

     The Series A Note Offering (the "Notes") will mature on October 1, 2009. The Notes will not be redeemable at the issuers' option prior to October 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the issuer at redemption prices set forth in the Notes. Interest on the Notes will accrue at the rate of 13.5% per annum and will be payable semi-annually in arrears on October 1 and April 1 of each year, commencing on April 1, 2000. The payment of principal and interest on the Notes will be subordinated in right to the prior payment of all Senior Debt, as defined. The senior secured credit facility includes a $40 million term loan A facility, a $120 million term loan B facility and a $30 million revolving credit facility. The term loan A facility will mature on October 1, 2005, the term loan B facility will mature on October 1, 2007 and the revolving credit facility will mature on October 1, 2005. Interest on the term loan A, term loan B and revolving credit facility will accrue at either a base rate plus 1.75% or LIBOR plus 3.0%, at the Company's option (8.5%, 9.25% and 8.5%, respectively, at September 29, 1999) per annum and will be paid quarterly in arrears commencing on December 30, 1999. A commitment fee in an amount equal to 0.50% per annum on the daily average unused portion of the revolving credit facility will be paid quarterly in arrears. Upon the occurrence of a change in control, as defined, the issuer will be obligated to make an offer to each holder of the Notes to repurchase all or any part of such holders' Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Restrictions under the Notes include some sales of assets, some payments of dividends and incurrence of debt, and limitations on some mergers and transactions with affiliates. With respect to the Notes and the senior secured credit facility, the Company will be required to maintain some financial ratios and covenants. The senior discount debentures accrete from their original issue price of $37.6 million to $82.3 million by October 1, 2004. Thereafter, interest is payable in cash. The senior discount debentures mature on April 1, 2010. The senior discount debentures contain covenants and events of default substantially similar to those contained in the Notes. The subordinated discount note accretes at the rate of 12% prior to October 1, 2004 and thereafter at 15% to an aggregate principal amount of $175.3 million at maturity on October 1, 2010. The subordinated discount notes are subject to mandatory redemption upon a change of control at the option of the holder thereof and are subject to redemption at Holding's option at any time.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


     As previously discussed, Holdings is a holding company with no operations or assets other than its ownership of 100% of Charles River's outstanding common stock. The Company neither guarantees nor pledges its assets as collateral for the senior discount debenture or the subordinated discount note, which were both issued by Holdings. Holdings has no source of liquidity to meet its cash requirements. As such, repayment of the obligations as outlined above will be dependent upon either dividends from the Company, which are restricted by terms contained in the indenture governing the Notes and the new senior secured credit facility, or through a refinancing or equity transaction at the Holdings level.

     Each warrant will entitle the holder, subject to some conditions, to purchase 3.942 shares of common stock of Holdings at an exercise price of $10.00 per share of common stock of Holdings, subject to adjustment under some circumstances. Upon exercise, the holders of warrants would be entitled, in the aggregate, to purchase common stock of Holdings representing approximately 5.0% of the common stock of Holdings on a fully diluted basis on the closing date (assuming exercise of all outstanding warrants). The warrants will be exercisable on or after October 1, 2001 and will expire on October 1, 2009.

3.   Restructuring Charges and Asset Impairments

     In June 1996 and April 1997, the Bausch & Lomb board of directors approved plans to restructure portions of Holdings. As a result, pre-tax restructuring charges of $4,748 and $5,892 were recorded in 1996 and 1997, respectively.
The major components of the plans are summarized in the table below:

                                                       1996           1997
                                                    ----------     ----------
Employee separations................................$    2,283     $    3,200
Asset writedowns....................................     1,631          2,157
Other...............................................       834            535
                                                    ----------     ----------
                                                    $    4,748     $    5,892
                                                    ==========     ==========

     The overall purpose of the restructuring charges was to reduce costs and improve profitability by closing excess capacity and eliminating associated personnel, reducing excess corporate, administrative and professional personnel, and exiting several small unprofitable product-lines. The restructuring actions affected both the research model and biomedical products and services segments. In total over 70 individuals were terminated in connection with these actions.

     These restructuring efforts have reduced Holdings' fixed cost structure and realigned the business to meet its strategic objectives through the closure, relocation and combining of breeding, distribution, sales and administrative operations, and workforce reductions. Some severance costs are being paid over periods greater than one year. Further, Holdings is under a court order issued in June 1997 to relocate its primate operations from two islands located in the Florida Keys to Miami, Florida. Also, Holdings is required to refoliate the islands due to damage caused by the primates. Due to complications arising within the plan to relocate the primates, the relocation has taken longer than anticipated to complete, as the primates needed to be moved in a controlled manner in order to minimize mortality and breeding disruption. Asset writedowns relate primarily to the closing of facilities and losses resulting from equipment dispositions. Other charges included miscellaneous costs and other commitments.

     The following table sets forth the activity in the restructuring reserves through December 26, 1998:

                                             Restructuring Programs
                                     ---------------------------------------
                                        1996          1997           Total
                                     ---------      --------       ---------
Restructuring provision............  $   4,748            --       $   4,748
Cash payments......................     (3,117)           --          (3,117)

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


                                             Restructuring Programs
                                     ---------------------------------------
                                        1996          1997           Total
                                     ---------      --------       ---------
Asset write-downs..................     (1,631)           --          (1,631)
                                     ---------      --------       ---------
   Balance, December 28, 1996......         --            --              --
Restructuring provision............         --         5,892           5,892
Cash payments .....................         --        (1,725)         (1,725)
Asset write-downs..................         --        (1,435)         (1,435)
                                     ---------      --------       ---------
   Balance, December 27, 1997......         --         2,732           2,732
Cash payments......................         --          (897)           (897)
Asset write-downs..................         --          (722)           (722)
                                     ---------      --------       ---------
   Balance, December 26, 1998......  $      --      $  1,113       $   1,113
                                     =========      ========       =========

     Reserves remaining at December 26, 1998 primarily represent liabilities for continuing severance payments and relocation and refoliation costs. The remaining balance of $1,113 is expected to be fully utilized by the end of 1999.

4.   Supplemental Balance Sheet Information

     The composition of inventories is as follows:

                                                    December 27,   December 26,
                                                        1997           1998
                                                    ------------   ------------
Raw materials and supplies..........................$      5,222   $      4,932
Work in process.....................................         379          1,088
Finished products...................................      23,303         24,711
                                                    ------------   ------------
   Inventories......................................$     28,904   $     30,731
                                                    ============   ============

     The composition of property, plant and equipment is as follows:

                                                    December 27,   December 26,
                                                        1997           1998
                                                    ------------   ------------
Land................................................$      7,473   $      7,783
Buildings...........................................      82,963         90,919
Machinery and equipment.............................      63,192         74,876
Leasehold improvements..............................       1,033          3,063
Furniture and fixtures..............................       1,383          1,532
Vehicles............................................       2,864          3,006
Construction in progress............................       8,483          6,176
                                                    ------------   ------------
                                                         167,391        187,355
Less accumulated depreciation.......................     (90,502)      (104,665)
                                                    ------------   ------------
   Net property, plant and equipment................$     76,889   $     82,690
                                                    ============   ============

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


5.   Long-Term Debt

     The Company has various debt instruments outstanding at its international subsidiaries aggregating $253 and $450 at December 27, 1997 and December 26, 1998, respectively, with interest rates ranging from 3% to 15.2% and maturities ranging from September 1999 through June 2003.

6.   Leases

   Capital Leases

     The Company has one capital lease for a building and three capital leases for equipment. These leases are capitalized using interest rates considered appropriate at the inception of each lease. Following is an analysis of assets under capital lease:

                                                    December 27,   December 26,
                                                        1997           1998
                                                    ------------   ------------
Building............................................$      2,001   $      2,001
Equipment...........................................$        179   $        179
Accumulated depreciation............................      (1,213)        (1,457)
                                                    ------------   ------------
                                                    $        967   $        723
                                                    ============   ============

     Capital lease obligations amounted to $1,110 and $1,132 at December 27, 1997 and December 26, 1998, respectively, with maturities through 2003 at interest rates ranging from 8.6% to 9.3%. Future minimum lease payments under capital lease obligations at December 26, 1998 are as follows:

     1999...........................................................$      282
     2000...........................................................       282
     2001...........................................................       282
     2002...........................................................       282
     2003...........................................................       534
                                                                    -----------
     Total minimum lease payments...................................     1,662
     Less amount representing interest..............................      (530)
                                                                    -----------
     Present value of net minimum lease payments....................$    1,132
                                                                    ==========

Operating Leases

     The Company has various operating leases for machinery and equipment, automobiles, office equipment, land and office space. Rent expense for all operating leases was $2,944 in 1996, $3,111 in 1997 and $3,273 in 1998. Future minimum payments by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consist of the following at December 26, 1998:

     1999...........................................................$     3,182
     2000...........................................................      2,932
     2001...........................................................      1,994
     2002...........................................................      1,088

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


     2003...........................................................        488
     Thereafter.....................................................      1,690
                                                                    -----------
                                                                    $    11,374
                                                                    ===========
7.   Income Taxes

     An analysis of the components of income before income taxes and minority interests and the related provision for income taxes is presented below:

                                                                   Fiscal Year Ended
                                                       ----------------------------------------
                                                       December 28,  December 27,  December 26,
                                                           1996          1997          1998
                                                       ------------  ------------  ------------
Income before equity in earnings of foreign s
   ubsidiaries, income taxes and minority interests
   U.S................................................ $     15,422  $    13,497   $    22,364
   Non-U.S............................................        8,967        8,722        13,468
                                                       ------------  -----------   -----------
                                                       $     24,389  $    22,219   $    35,832
                                                       ============  ===========   ===========
Income tax provision
   Current:
      Federal......................................... $      5,506  $     6,202   $    7,730
      Foreign.........................................        4,217        2,528        6,171
      State and local.................................        1,406        1,397        1,833
                                                       ------------  -----------   ----------
        Total current.................................       11,129       10,127       15,734
                                                       ------------  -----------   ----------
   Deferred:
      Federal.........................................         (496)      (1,867)        (597)
      Foreign.........................................          376          498         (887)
      State...........................................         (120)        (259)        (127)
                                                       ------------  -----------   ----------
        Total deferred................................         (240)      (1,628)      (1,611)
                                                       ------------  -----------   ----------
                                                       $     10,889  $     8,499   $   14,123
                                                       ============  ===========   ==========

     Deferred taxes, detailed below, recognize the impact of temporary differences between the amounts of assets and liabilities recorded for financial statement purposes and such amounts measured in accordance with tax laws. Realization of benefit for net operating losses and foreign tax credit carryforwards, which expire between 2002 and 2011, is contingent on future taxable earnings. A valuation allowance has been recorded for foreign tax credits, which may not be realized.

                                                         December 27, 1997           December 26, 1998
                                                    --------------------------   ------------------------
                                                       Assets     Liabilities      Assets     Liabilities
                                                    -----------   -----------    ----------   -----------
Current:
   Inventories......................................$       588           --     $      827           --
   Restructuring accruals...........................      1,584           --          1,006           --
   Employee benefits and compensation...............      2,023           --          3,077           --
   Other accruals...................................        556           --            522           --
                                                    -----------    ---------     ----------    ---------
                                                          4,751           --          5,432           --
                                                    -----------    ---------     ----------    ---------

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


                                                         December 27, 1997           December 26, 1998
                                                    --------------------------   ------------------------
                                                       Assets     Liabilities      Assets     Liabilities
                                                    -----------   -----------    ----------   -----------
Non-current:
   Net operating loss and credit carryforwards......      1,776           --          2,960           --
   Depreciation and amortization....................      3,326        1,723          3,672          836
   Valuation allowance on foreign tax credits.......     (1,776)          --         (1,766)          --
   Other............................................        654           --            921           --
                                                    -----------    ---------     ----------    ---------
                                                          3,980        1,723          5,787          836
                                                    -----------    ---------     ----------    ---------
                                                    $     8,731    $   1,723     $   11,219    $     836
                                                    ===========    =========     ==========    =========

     Reconciliations of the statutory U.S. federal income tax rate to effective tax rates are as follows:

                                                                               Fiscal Year Ended
                                                                   ----------------------------------------
                                                                   December 28,  December 27,  December 26,
                                                                       1996          1997           1998
                                                                   ------------  ------------  ------------

Tax at statutory U.S. tax rate.................................        35.0%         35.0%         35.0%
Foreign tax rate differences...................................         6.0          (0.1)          1.6
Non-deductible goodwill amortization...........................         0.3           0.4           0.6
State income taxes, net of federal tax benefit.................         3.4           3.3           3.1
Other..........................................................        (0.6)         (0.4)         (0.8)
                                                                       ----          ----          ----
                                                                       44.1%         38.2%         39.5%
                                                                       ====          ====          ====

     Holdings' foreign subsidiaries have undistributed earnings at December 26, 1998. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, Holdings would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

8.   Employee Benefits

     Holdings sponsors one defined contribution plan and two defined benefit plans. Holdings' defined contribution plan ("Charles River Laboratories Employee Savings Plan") qualifies under section 401(k) of the Internal Revenue Code. It covers substantially all U.S. employees and contains a provision whereby Holdings matches two percent of employee contributions up to four percent. The costs associated with the defined contribution plan totaled $395, $416 and $498 in 1996, 1997, and 1998, respectively.

     One of the Company-sponsored defined benefit plans (Charles River Laboratories, Inc. Pension Plan) is a qualified, non-contributory plan that also covers substantially all U.S. employees. Benefits are based on participants' final average monthly compensation and years of service. Participants' rights vest upon completion of five years of service.

     Under another defined benefit plan, Holdings provides some executives with supplemental retirement benefits. This plan (Executive Supplemental Life Insurance Retirement Plan or ESLIRP) is generally unfunded and non-qualified under the provisions of the Employee Retirement Income Securities Act of 1974.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


     The following table provides reconciliations of the changes in benefit obligations, fair value of plan assets and funded status of the two defined benefit plans.

                                                      Pension Benefit Plans
                                                    -------------------------
                                                       1997           1998
                                                    ----------     ----------
Reconciliation of benefit obligation
   Benefit/obligation at beginning of year..........$   17,570     $   20,531
   Service cost.....................................       804            795
   Interest cost....................................     1,413          1,588
   Benefit payments.................................      (710)          (742)
   Actuarial loss...................................     1,454          2,940
                                                    ----------     ----------
   Benefit/obligation at end of year................$   20,531     $   25,112
                                                    ==========     ==========
Reconciliation of fair value of plan assets
   Fair value of plan assets at beginning of year...$   17,394     $   19,237
   Actual return on plan assets.....................     2,328          7,773
   Employer contributions...........................       225            225
   Benefit payments.................................      (710)          (742)
                                                    ----------     ----------
   Fair value of plan assets at end of year.........$   19,237     $   26,493
                                                    ==========     ==========
Funded status
   Funded status at beginning of year...............$   (1,294)    $    1,380
   Unrecognized transition obligation...............       705            564
   Unrecognized prior-service cost..................       (31)           (27)
   Unrecognized gain................................    (4,331)        (7,178)
                                                    ----------     ----------
   Accrued benefit (cost)...........................$   (4,951)    $   (5,261)
                                                    ==========     ==========
Amounts recognized in the consolidated balance sheet
   Accrued benefit cost.............................$   (6,945)    $   (7,849)
   Intangible asset.................................       358            286
   Accumulated other comprehensive income...........       982          1,381
                                                    ----------     ----------
   Net amount recognized............................$   (5,605)    $   (6,182)
                                                    ==========     ==========

     Key weighted-average assumptions used in the measurement of Holdings' benefit obligations are shown in the following table:

                                                  Fiscal Year Ended
                                       ----------------------------------------
                                       December 28,  December 27,  December 26,
                                           1996          1997          1998
                                       ------------  ------------  ------------
Discount rate..........................    7.75%         7.5%            7%
Expected return on plan assets.........      10%           10%          10%
Rate of compensation increase..........    5.0%          4.75%        4.75%

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


     The following table provides the components of net periodic benefit cost for the two defined benefit plans for 1996, 1997 and 1998:

                                                   Defined benefit Plans
                                               -----------------------------
                                                 1996      1997       1998
                                               --------  --------   --------
Components of net periodic benefit cost
Service cost...................................$    690  $    804   $    795
Interest cost..................................   1,236     1,413      1,588
Expected return on plan assets.................  (1,463)   (1,717)    (1,901)
Amortization of transition obligation..........     141       141        141
Amortization of prior-service cost.............      (3)       (3)        (3)
Amortization of net gain.......................    (189)     (172)       (85)
                                               --------  --------   --------
Net periodic benefit cost......................$    412  $    466   $    535
                                               ========  ========   ========

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plan with accumulated benefit obligations in excess of plan assets were $6,752, $6,409 and $0, respectively, as of December 27, 1997, and $8,205, $7,745 and $0, respectively, as of December 26, 1998.

     Holdings had an adjusted minimum pension liability of $1,636 ($982, net of tax) and $2,302 ($1,381, net of tax) as of December 27, 1997 and December 26, 1998, which represented the excess of the minimum accumulated net benefit obligation over previously recorded pension liabilities.

9.   Stock Compensation Plans

   Stock Options

     Bausch & Lomb sponsors several stock-based compensation plans in which Holdings employees participate. Stock options vest ratably over three years and expire ten years from the grant date. The exercise price on all options issued has been equal to the fair market value of the underlying security on the date of the grant. Vesting is contingent upon continued employment with Bausch & Lomb. The total number of shares available for grant in each calendar year for all plans combined excluding incentive stock options shall be no greater than three percent of the total number of outstanding shares of common stock as of the first day of each such year. No more than six million shares are available for granting purposes as incentive stock options under Bausch & Lomb's current plan. As of December 26, 1998, 2.5 million shares remain available for such grants.

     All of Bausch & Lomb's stock-based compensation plans are accounted for under the provisions of APB 25. Under APB 25, because the exercise price of Holdings' employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income is required by FAS 123, which also requires that the information be determined as if Holdings has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement.

     For purposes of this disclosure, the fair value of each fixed option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants outstanding in 1996, 1997 and 1998:

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


                                                   1996        1997        1998
                                                  ------      ------      ------
Risk-free interest rate......................      6.11%       5.66%       4.69%
Dividend yield...............................      2.42%       2.54%       2.48%
Volatility factor............................     24.87%      25.17%      25.67%
Weighted average expected life (years).......         5           5           4

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Bausch & Lomb's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Had compensation expense for Holdings' portion of fixed options been determined consistent with FAS 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                             Net Income
                                                    --------------------------
                                                    As Reported     Pro Forma
                                                    -----------    -----------
1998............................................... $  23,378      $  22,859
1997................................................   15,340         15,021
1996................................................   15,245         15,042

     A summary of the status of Holdings' portion of fixed stock option plans at year end 1996, 1997 and 1998 is presented below:


                                                  1996                        1997                         1998
                                       -------------------------   ---------------------------  --------------------------
                                                     Weighted                      Weighted                    Weighted
                                                     Average                       Average                     Average
                                                  Exercise Price                Exercise Price              Exercise Price
                                        Shares      (Per Share)      Shares      (Per Share)      Share       (Per Share)
                                       --------   --------------   ---------    --------------  ---------   --------------

Outstanding at beginning of year.....   225,584      $ 40.84         294,162        $  39.90      326,722        $ 41.00
Granted..............................    71,643        35.86          77,154           42.32       73,280          50.64
Exercised............................       (80)       27.40         (13,350)          30.34      (73,481)         39.45
Forfeited............................    (2,985)       43.60         (31,244)          41.99       (1,370)         41.48
                                       --------                    ---------                     --------
Outstanding at end of year...........   294,162        39.90         326,722           41.00      325,151          43.98
                                       ========                    =========                     ========
Options exercisable at year end......   177,155                      193,097                      176,096
                                       ========                    =========                     ========
Weighted-average fair value of
   options granted during the year...  $   9.34                    $   10.59                     $  10.93
                                       ========                    =========                     ========

     The following presents additional information about Holdings' fixed stock options outstanding at December 26, 1998:

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


                                                 Options Outstanding                     Options Exercisable
                                       -----------------------------------------    -----------------------------
                                                     Weighted
                                                     Average         Weighted                        Weighted
                                                    Remaining        Average                          Average
                                        Number     Contractual    Exercise Price      Number       Exercise Price
Range of Exercise Price Per Share    Outstanding   Life (Years)     (Per Share)     Exercisable      (Per Share)
---------------------------------    -----------   ------------   --------------    -----------   ---------------
$26 to $35.......................     52,990          6.3            $34.78           39,726        $  34.60
$36 to $45.......................    131,413          7.3             41.35           81,577           40.88
$46 to $55.......................    140,748          7.5             49.90           54,793           48.26
                                     -------                                         -------
$26 to $55.......................    325,151          7.2             43.98          176,096           41.76
                                     =======                                         =======

   Stock Awards

     Bausch & Lomb issued restricted stock awards to directors, officers and other key personnel. These awards have vesting periods up to three years with vesting criteria based upon the attainment of particular Economic-Value-Added
(EVA) metrics and continued employment until applicable vesting dates. EVA is a measure of capital utilization. It is not, nor is it intended to be, a measure of operating performance in accordance with generally accepted accounting principles. Compensation expense is recorded based on the applicable vesting criteria and, for those awards with performance goals, as such goals are met. In 1996, 1997 and 1998, 2,484, 1,400 and 1,200 such awards were granted to Holdings employees at weighted average market values of $35.92, $42.25 and $51.63 per share, respectively. The compensation expense relating to stock awards in 1996, 1997 and 1998 was $24, $84 and $333, respectively.

10. Business Acquisitions

     Holdings acquired several businesses during the three-year period ended December 26, 1998. All acquisitions have been accounted for under the purchase method of accounting. The results of operations of the acquired business are included in the consolidated financial statements from the date of acquisition.

     Significant acquisitions include the following:

     On March 30, 1998, Holdings acquired 100% of the outstanding stock of Tektagen, Inc. ("Tektagen") for $8,000 and assumed debt equal to approximately $850. Tektagen provides quality control testing and consulting services to the biotechnology and pharmaceutical industries. The purchase price exceeded the fair value of the net assets acquired by approximately $6,600, which is being amortized on a straight line basis over 15 years. In addition, during 1998 Holdings acquired an additional biomedical service business and one research model business; the impact of each is considered immaterial to Holdings' financial statements taken as a whole.

     On July 31, 1996, Holdings reacquired the assets of two businesses it previously owned for approximately $1,100 in cash plus the forgiveness of approximately $5,800 in debt. These businesses represent substantially all of the Company's primate operations. The purchase price was allocated to the fair value of net assets acquired.

     The following selected unaudited pro forma consolidated results of operations are presented as if each of the acquisitions had occurred as of the beginning of the period immediately preceding the period of acquisition after giving effect to some adjustments for the amortization of goodwill and related income tax effects. The pro forma data is for informational purposes only and does not necessarily reflect the results of operations had the companies operated as one during the period. No effect has been given for synergies, if any, that may have been realized through the acquisitions.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


                                                  Fiscal Year Ended
                                       -----------------------------------------
                                        December 28,  December 27,  December 26,
                                            1996         1997          1998
                                       -------------  ------------  ------------
Net sales..............................$   161,708     $ 179,513     $ 196,973
Operating income.......................     25,497        21,830        35,154
Net income.............................     15,966        15,018        22,913

     In addition, during 1997 and 1998 Holdings made contingent payments of $640 and $681, respectively, to the former owner of an acquired business in connection with an additional purchase price commitment.

11.  Joint Ventures

     Holdings holds investments in several joint ventures. These joint ventures are separate legal entities whose purpose is consistent with the overall operations of Holdings and represent geographical expansions of existing Holdings markets. The financial results of two of the joint ventures are consolidated into Holdings' results as Holdings has the ability to exercise control over these entities. The interests of the outside joint venture partners in these two joint ventures has been recorded as minority interests totaling $290 at December 27, 1997 and $306 at December 26, 1998.

     Holdings also has investments in two other joint ventures that are accounted for on the equity method as Holdings does not have the ability to exercise control over the operations. Charles River Japan is a 50 /50 joint venture with Ajinomoto Co., Inc. and is an extension of Holdings' research model business in Japan. Dividends received from Charles River Japan amounted to $725 in 1996, $773 in 1997, and $681 in 1998. Charles River Mexico, a joint venture which is an extension of Holdings' avian business in Mexico, is not significant to the Company's operations.

     Summarized financial statement information for the unconsolidated joint ventures is as follows:

                                                   Fiscal Year Ended
                                       -----------------------------------------
                                        December 28,  December 27,  December 26,
                                            1996         1997          1998
(Amounts unaudited)                    -------------  ------------  ------------
Condensed Combined Statements of Income
   Net sales...........................   $ 43,978      $ 44,744      $ 39,798
   Operating income....................      7,712         7,484         6,756
   Net income..........................      3,500         3,337         3,445

                                                   December 27,  December 26,
                                                       1997         1998
                                                   ------------  -----------
Condensed Combined Balance Sheets
   Current assets.....................               $  18,466     $  19,388
   Non-current assets.................                  34,774        36,376
                                                     ---------    ----------
                                                     $  53,240     $  55,764
                                                     =========     =========
   Current liabilities................               $  17,105     $  13,501
   Non-current liabilities............                   5,237         6,617
   Shareholders' equity...............                  30,898        35,646
                                                     ---------     ---------
                                                     $  53,240     $  55,764
                                                     =========     =========

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)


12. Commitments and Contingencies

   Insurance

     Holdings maintains insurance for workers' compensation, auto liability and general liability. The per claim loss limits are $250, with annual aggregate loss limits of $1,500. Related accruals were $849 and $2,363 on December 27, 1997 and December 26, 1998, respectively. Separately, Holdings has provided three letters of credit in favor of the insurance carriers in the amount of $825.

   Litigation

     Various lawsuits, claims and proceedings of a nature considered normal to its business are pending against Holdings. In the opinion of management, the outcome of such proceedings and litigation currently pending will not materially affect Holdings' consolidated financial statements. The most potentially significant claim is described below.

     As discussed in Note 3, Holdings is currently under a court order issued in June 1997 to remove its primate operations from two islands located in the Florida Keys. The mandate asserts that Holdings' operations have contributed to the defoliation of some protected plant life. Reserves of $500 are included in the restructuring reserve recorded in the accompanying consolidated financial statements to provide for relocation costs and any exposures in connection with the refoliation.

13. Related Party Transactions

     Holdings historically has operated autonomously from Bausch & Lomb. However, some costs and expenses including insurance, information technology and other miscellaneous expenses were charged to the Company on a direct basis. Management believes these charges are based upon assumptions that are reasonable under the circumstances. However, these charges and estimates are not necessarily indicative of the costs and expenses which would have resulted had Holdings incurred these costs as a separate entity. Charges of approximately $460, $470 and $250 for these items are included in costs of products sold and services rendered and selling, general and administrative expense in the accompanying consolidated statements of income for the years ended 1996, 1997 and 1998, respectively. Holdings does not expect the estimated stand alone costs to be significantly different from the historical costs allocated by B&L due to the autonomy with which Holdings operates.

     The accompanying financial statements include a line item "net activity with Bausch and Lomb" which comprises the above referenced intercompany allocations and the net distributions made by Holdings to B&L.

14. Geographic and Business Segment Information

     Holdings is organized into geographic regions for management reporting with operating income being the primary measure of regional profitability. Some general and administrative expenses, including some centralized services provided by regional offices, are allocated based on business segment sales. The accounting policies used to generate geographic results are the same as Holdings' overall accounting policies.

     The following table presents sales and other financial information by geography for the years 1996, 1997 and 1998. Included in the other non-U.S. category below are Holding's operations located in Canada, China, Germany, Italy, Netherlands, United Kingdom, Australia, Belgium, Czech Republic, Hungary, Spain and Sweden. Sales to unaffiliated customers represent net sales originating in entities physically located in the identified geographic area. Long-lived assets include property, plant and equipment, goodwill and intangibles, other investments and other assets.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
                             (dollars in thousands)



                                                                Other
                                         U.S.      France     Non U.S.  Consolidated
                                       ---------  ---------  ---------- ------------

1996
   Sales to unaffiliated customers.... $  83,520  $  28,892  $  43,192    $ 155,604
   Long-lived assets..................    65,594     12,790     18,952       96,336
1997
   Sales to unaffiliated customers.... $ 100,314  $  25,680  $  44,719    $ 170,713
   Long-lived assets..................    62,236     10,146     22,108       94,490
1998


   Sales to unaffiliated customers.... $ 115,639  $  26,177  $  51,485    $ 193,301
   Long-lived assets..................    76,289     12,751     23,745      112,785

      Holdings' product line segments are research models and biomedical products and services. The following table presents sales and other financial information by product line segment for the fiscal years 1996, 1997 and 1998. Sales to unaffiliated customers represent net sales originating in entities primarily engaged in either provision of research models or biomedical products and services. Long-lived assets include property, plant and equipment, goodwill and intangibles; other investments; and other assets.

                                             1996        1997          1998
                                         -----------  -----------  -----------
Research models
   Net sales...........................  $   121,262  $   125,214  $  134,590
   Operating income....................       24,080       19,583      30,517
   Total assets .......................      162,201      157,915     180,139
   Depreciation and amortization ......        5,351        5,297       5,534
   Capital expenditures ...............        6,119        6,178       8,127
Biomedical products and services
   Net sales ..........................  $    34,342  $    45,499  $   58,711
   Operating income ...................        3,264        6,496      11,117
   Total assets .......................       34,780       38,296      53,271
   Depreciation and amortization ......        4,177        4,406       5,361
   Capital expenditures ...............        5,453        5,694       3,782

     A reconciliation of segment operating income to consolidated operating income is as follows:

                                                   Fiscal Year Ended
                                       ----------------------------------------
                                       December 28,  December 27,  December 26,
                                           1996          1997          1998
                                       ------------  ------------  ------------
Total segment operating income.........$    27,344   $    26,079   $     41,634
Unallocated corporate overhead.........     (3,202)       (4,003)        (6,309)
                                       -----------   -----------   ------------
Consolidated operating income..........$    24,142   $    22,076   $     35,325
                                       ===========   ===========   ============

     A summary of identifiable long-lived assets of each business segment at year end is as follows:

                                                    December 27,   December 26,
                                                        1997           1998
                                                    ------------   ------------
Research Models................................     $     65,144   $     73,190
Biomedical Products and Services...............           29,346         39,595
                                                    ------------   ------------
                                                    $     94,490   $    112,785
                                                    ============   ============

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
                   COMBINED STATEMENTS OF INCOME (UNAUDITED)
                             (dollars in thousands)


                                                         Nine Months Ended
                                                   -----------------------------
                                                   September 26,   September 25,
                                                       1998            1999
                                                   -------------   -------------
Net sales related to products.......................$    128,478   $    139,269
Net sales related to services.......................      17,041         21,827
                                                    ------------   ------------
Total net sales.....................................     145,519        161,096
Costs and expenses
   Cost of products sold............................      80,067         84,557
   Cost of services provided........................      10,974         12,673
   Selling, general and administrative..............      25,202         29,414
   Amortization of goodwill and intangibles.........       1,036          1,114
                                                    ------------   ------------
Operating income....................................      28,240         33,338
Other income (expense)
   Other income.....................................          --          1,441
   Interest income..................................         659            496
   Interest expense.................................        (311)          (207)
   Loss from foreign currency, net..................        (127)          (143)
                                                    ------------   ------------
Income before income taxes, minority interests and
   earnings from equity investments.................      28,461         34,925
Provision for income taxes..........................      11,280         16,903
                                                    ------------   ------------
Income before minority interests and earnings from
   equity investments...............................      17,181         18,022
Minority interests..................................          (8)           (10)
Earnings from equity investments....................       1,286          1,940
                                                    ------------   ------------
Net income..........................................$     18,459   $     19,952
                                                    ============   ============



                  See Notes to Combined Financial Statements.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
                       COMBINED BALANCE SHEET (UNAUDITED)
                             (dollars in thousands)


                                                                   September 25,
                                                                       1999
                                                                   ------------
Assets
   Current assets
      Cash and cash equivalents.................................... $     3,457
      Trade receivables, less allowances of $854...................      33,820
      Inventories..................................................      28,577
      Deferred income taxes........................................       5,432
      Due from affiliates..........................................         966
      Other current assets.........................................       5,051
                                                                    -----------
        Total current assets.......................................      77,303

   Property, plant and equipment, net..............................      79,349
   Goodwill and other intangibles, less accumulated
     amortization of $6,960........................................      16,212
   Investments in affiliates.......................................      19,385
   Other assets....................................................      18,122
                                                                    -----------
        Total assets............................................... $   210,371
                                                                    ===========
Liabilities and shareholder's equity
   Current liabilities
      Current portion of long-term debt............................ $       166
      Current portion of capital lease obligations.................         167
      Accounts payable.............................................       5,992
      Accrued compensation.........................................      11,015
      Accrued ESLIRP...............................................       5,845
      Deferred income..............................................       4,550
      Accrued restructuring........................................         354
      Accrued liabilities..........................................      12,410
      Accrued income taxes.........................................      16,208
                                                                    -----------
        Total current liabilities..................................      56,707
   Long-term debt..................................................          --
   Capital lease obligations.......................................         700
   Other long-term liabilities.....................................       3,706
                                                                    -----------
        Total liabilities..........................................      61,113
   Commitments and contingencies (Note 3)
   Minority interests..............................................         293
Shareholder's equity
   Common stock, par value $1 per share, 1,000 shares issued.......           1
   Capital in excess of par value..................................      17,836
   Retained earnings...............................................     142,422
   Accumulated other comprehensive income..........................     (11,294)
                                                                    -----------
        Total shareholder's equity.................................     148,965
                                                                    -----------
           Total liabilities and shareholder's equity.............. $   210,371
                                                                    ===========



                  See Notes to Combined Financial Statements.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
                 COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (dollars in thousands)


                                                                                       Nine Months Ended
                                                                                ------------------------------
                                                                                September 26,    September 25,
                                                                                     1998            1999
                                                                                -------------    -------------
Cash flows relating to operating activities
   Net income...................................................................$     18,459     $     19,952
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization.............................................       7,932            8,701
      Provision for doubtful accounts...........................................         248               13
      Gain from sale of facilities..............................................                       (1,441)
      Earnings from equity investments..........................................      (1,286)          (1,940)
      Minority interests........................................................           8               10
      Deferred income taxes.....................................................        (634)              --
      Stock compensation expense................................................         159              124
      Property, plant, and equipment write downs................................          --              324
   Change in assets and liabilities
      Trade receivables.........................................................      (3,298)          (3,022)
      Inventories...............................................................        (683)           1,232
      Due from affiliates.......................................................         153             (264)
      Other current assets......................................................      (1,255)          (2,115)
      CVS of life insurance.....................................................      (3,585)            (439)
      Other assets..............................................................        (464)            (510)
      Accounts payable..........................................................         910           (4,767)
      Accrued compensation......................................................       1,640             (605)
      Accrued ESLIRP............................................................         519              688
      Deferred income...........................................................         671            1,130
      Accrued restructuring.....................................................      (1,425)            (759)
      Accrued liabilities.......................................................       1,687            1,079
      Accrued income taxes......................................................       4,259            2,211
      Other long-term liabilities...............................................        (529)             (50)
                                                                                ------------     ------------
        Net cash provided by operating activities...............................      23,486           19,552
                                                                                ------------     ------------
Cash flows relating to investing activities
   Dividends received from equity investments...................................         681              815
   Proceeds from sale of facilities                                                       --            1,860
   Capital expenditures.........................................................      (5,834)          (7,426)
   Cash paid for acquisition of businesses......................................      (9,114)               0
                                                                                ------------     ------------
        Net cash used in investing activities...................................     (14,267)          (4,751)
                                                                                ------------     ------------
Cash flows relating to financing activities
   Proceeds from long-term debt.................................................         171               --
   Payments on long-term debt...................................................      (1,120)            (312)
   Payments on capital lease obligations........................................         (94)             (90)
   Net activity with Bausch & Lomb..............................................      (1,369)         (34,152)
                                                                                ------------     ------------
        Net cash used in financing activities...................................      (2,412)         (34,554)
                                                                                ------------     ------------
Effect of exchange rate changes on cash and cash equivalents....................         462           (1,601)
                                                                                ------------     ------------
Net change in cash and cash equivalents.........................................       7,269          (21,354)
                                                                                ------------     ------------


                                    See Notes to Combined Financial Statements.

                                     F-56



                                                                                       Nine Months Ended
                                                                                ------------------------------
                                                                                September 26,    September 25,
                                                                                     1998            1999
                                                                                -------------    -------------
Cash and cash equivalents, beginning of year....................................      17,915           24,811
                                                                                ------------     ------------
Cash and cash equivalents, end of year..........................................$     25,184     $      3,457
                                                                                ============     ============
Supplemental cash flow information
   Cash paid for taxes..........................................................$      2,202     $      3,316
   Cash paid for interest.......................................................         161              207



                  See Notes to Combined Financial Statements.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
          NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS - (UNAUDITED)
                             (dollars in thousands)

1.   Basis of Presentation

     The combined balance sheet at September 25, 1999 and the combined statements of income and of cash flows for the nine months ended September 26, 1998 and September 25, 1999 are unaudited, and some information and footnote disclosure related thereto normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, the accompanying unaudited consolidated financial statements were prepared following the same policies and procedures used in the preparation of the audited financial statements and reflect all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the financial position of Holdings. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

2.   Supplemental Balance Sheet Information

     The composition of inventories is as follows:

                                                                  September 25,
                                                                       1999
                                                                   -------------
     Raw materials and supplies....................................$       4,228
     Work in process...............................................          988
     Finished products.............................................       23,361
                                                                   -------------
     Net inventories...............................................$      28,577
                                                                   =============

     The composition of property, plant and equipment is as follows:

                                                                   September 25,
                                                                       1999
                                                                   -------------
     Land..........................................................$      7,329
     Buildings.....................................................      89,014
     Machinery and equipment.......................................      76,648
     Leasehold improvements........................................       3,746
     Furniture and fixtures........................................       1,595
     Vehicles......................................................       2,843
     Construction in progress......................................       6,434
                                                                   -------------
                                                                        187,609
     Less accumulated depreciation.................................    (108,260)
                                                                   ------------
     Net property, plant and equipment.............................$     79,349
                                                                   ============

3.   Commitments and Contingencies

   Litigation

     Various lawsuits, claims and proceedings of a nature considered normal to its business are pending against the Company. In the opinion of management, the outcome of such proceedings and litigation currently pending will not materially affect the Company's consolidated financial statements. The most potentially significant claim is described below.

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
          NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS - (UNAUDITED)
                             (dollars in thousands)
                                  (continued)


     Holdings is currently under a court order issued June 1997 to remove its primate operations from two islands located in the Florida Keys. The mandate asserts that Holdings' operations have contributed to the defoliation of some protected plant life. Reserves of $218 are included in the restructuring reserve recorded in the accompanying consolidated financial statements to provide for any exposures in connection with the relocation and refoliation.

4.   Business Segment Information

     The following table presents sales and other financial information by product line segment for the nine months ended September 26, 1998 and September 25, 1999. Sales to unaffiliated customers represent net sales originating in entities primarily engaged in either provision of research models or biomedical products and services.

                                                                1998          1999
                                                            ------------  -------------
     Research models
        Net sales....................................... $     103,205 $     109,177
        Operating income................................        26,281        27,977
        Total assets....................................       182,761       157,284
        Depreciation and amortization...................         5,738         6,044
        Capital expenditures............................         4,112         4,282
     Biomedical products and services
        Net sales....................................... $      42,314 $      51,919
        Operating income................................         7,347        11,553
        Total assets....................................        39,331        53,087
        Depreciation and amortization...................         2,194         2,657
        Capital expenditures............................         1,722         3,144

     A reconciliation of segment operating income to consolidated operating income is as follows:

                                                         1998         1999
                                                     ------------  ----------
     Total segment operating income................. $     33,628  $   39,530
     Unallocated corporate overhead.................       (5,388)     (6,192)
                                                     ------------  ----------
     Consolidated operating income.................. $     28,240  $   33,338
                                                     ============  ==========

5.   Comprehensive Income

     The components of comprehensive income for the nine-month periods ended September 26, 1998 and September 25, 1999 are set forth below:

                                                         1998         1999
                                                     ------------  ----------
     Net income                                      $    18,459   $   19,952
     Foreign currency translation                             20       (4,940)
                                                     -----------   ----------
     Comprehensive income                            $    18,479   $   15,012
                                                     ===========   ==========

                 CHARLES RIVER LABORATORIES HOLDINGS, INC. AND
                        CHARLES RIVER LABORATORIES, INC.
          NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS - (UNAUDITED)
                             (dollars in thousands)
                                  (continued)


6.   Other Income

     During the nine months ended September 25, 1999, Holdings recorded a gain of $1.4 million on the sale of some facilities located in Florida and The Netherlands.

7.   Restructuring Reserve

     During the nine months ended September 25, 1999, Holdings charged approximately $759 against the restructuring reserve for costs previously reserved for. As of September 25, 1999, the remaining restructuring reserve amounted to $354, comprised primarily of scheduled severance payments and relocation and refoliation costs. Such payments will be substantially complete by the end of the year.

8.   Subsequent Events

     On September 29, 1999 CRL Acquisition LLC, an affiliate of DLJ Merchant Banking Partners II, L.P., consummated a transaction in which it acquired 87.5% of the common stock of Charles River Laboratories, Inc. from Bausch & Lomb for approximately $443 million. This transaction was effected through Charles River Laboratories Holdings, Inc. ("Holdings"), a holding company with no operations or assets other than its ownership of 100% of the Company's outstanding stock. This transaction will be accounted for as a leveraged recapitalization, which will have no impact on the historical basis of the Company's assets and liabilities. In addition, concurrent with the transaction, the Company purchased all of the outstanding shares of common stock of SBI Holdings, Inc. ("Sierra"), a pre-clinical biomedical services company, for $24.0 million. This acquisition will be accounted for as a purchase business combination with the operating results of Sierra being included in the Company's consolidated operating results beginning on the effective date of the acquisition. These transactions are hereafter referred to as the "Acquisitions".

     The Acquisitions and related transaction fees and expenses were funded as follows:

     o issuance of 150,000 units, each consisting of a $1,000 principal amount of 13.5% senior subordinated note (the Series A Note Offering) and one warrant to purchase 3.942 shares of common stock of Holdings;

     o borrowings by the Company of $162.0 million under a new senior secured credit facility;

     o    an equity investment of $92.4 million in Holdings;

     o senior discount debentures with warrants issued by Holdings for $37.6 million; and

     o subordinated discount note issued by Holdings to Bausch & Lomb for $43.0 million.

     The Series A Note Offering (the "Notes") will mature on October 1, 2009. The Notes will not be redeemable at the issuers' option prior to October 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the issuer at redemption prices set forth in the Notes. Interest on the Notes will accrue at the rate of 13.5% per annum and will be payable semi-annually in arrears on October 1 and April 1 of each year, commencing on April 1, 2000. The payment of principal and interest on the Notes will be subordinated in right to the prior payment of all Senior Debt, as defined. The senior secured credit facility includes a $40 million term loan A facility, a $120 million term loan B facility and a $30 million revolving credit facility. The term loan A facility will mature on October 1, 2005, the term loan B facility will mature on October 1, 2007 and the revolving credit facility will mature on October 1, 2005. Interest on the term loan A, term loan B and revolving credit facility will accrue at either a base rate plus 1.75% or LIBOR plus 3.0%, at the Company's option (8.5%, 9.25% and 8.5%, respectively, at September 29, 1999) per annum and will be paid quarterly in arrears commencing on December 30, 1999. A commitment fee in an amount equal to 0.50% per annum on the daily average unused portion of the revolving credit facility will be paid quarterly in arrears. Upon the occurrence of a change in control, as defined, the issuer will be obligated to make an offer to each holder of the Notes to repurchase all or any part of such holders' Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Restrictions under the Notes include some sales of assets, some payments of dividends and incurrence of debt, and limitations on some mergers and transactions with affiliates. With respect to the Notes and the senior secured credit facility, the Company will be required to maintain some financial ratios and covenants. The senior discount debentures accrete from their original issue price of $37.6 million to $82.3 million by October 1, 2004. Thereafter, interest is payable in cash. The senior discount debentures mature on April 1, 2010. The senior discount debentures contain covenants and events of default substantially similar to those contained in the Notes. The subordinated discount note accretes at the rate of 12% prior to October 1, 2004 and thereafter at 15% to an aggregate principal amount of $175.3 million at maturity on October 1, 2010. The subordinated discount notes are subject to mandatory redemption upon a change of control at the option of the holder thereof and are subject to redemption at Holding's option at any time.

     As previously discussed, Holdings is a holding company with no operations or assets other than its ownership of 100% of Charles River's outstanding common stock. The Company neither guarantees nor pledges its assets as collateral for the senior discount debenture or the subordinated discount note, which were both issued by Holdings. Holdings has no source of liquidity to meet its cash requirements. As such, repayment of the obligations as outlined above will be dependent upon either dividends from the Company, which are restricted by terms contained in the indenture governing the Notes and the new senior secured credit facility, or through a refinancing or equity transaction at the Holdings level.

     Each warrant will entitle the holder, subject to some conditions, to purchase 3.942 shares of common stock of Holdings at an exercise price of $10.00 per share of common stock of Holdings, subject to adjustment under some circumstances. Upon exercise, the holders of warrants would be entitled, in the aggregate, to purchase common stock of Holdings representing approximately 5.0% of the common stock of Holdings on a fully diluted basis on the closing date (assuming exercise of all outstanding warrants). The warrants will be exercisable on or after October 1, 2001 and will expire on October 1, 2009.

9.   Dividends from Foreign Subsidiaries

     During the nine months ended September 25, 1999, cash dividends totaling $20,662 were remitted to Holdings from several of its foreign subsidiaries. Under the terms of the transaction more fully described in Note 8, such dividends were, in turn, remitted by Holdings to B&L. As the related amounts had previously been considered permanently reinvested in the foreign jurisdictions, Holdings was required to provide additional taxes upon their repatriation to the United States. In addition, during the nine months ended September 25, 1999, an election was made by B&L to treat some foreign entities as branches for United States income tax purposes. As a result, all previously untaxed accumulated earnings of such entities became immediately subject to tax in the United States. The receipt of the cash dividends from the foreign subsidiaries and the foreign tax elections made resulted in incremental United States taxes of $1,974, net of foreign tax credits, during the nine months ended September 25, 1999.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

Item                                                         Amount
----                                                      ------------
SEC Registration Fee................................      $     791.00
Printing and Engraving Costs........................        100,000.00
Legal Fees and Expenses.............................        100,000.00
Accounting Fees and Expenses........................         50,000.00
Miscellaneous.......................................         50,000.00
                                                         -------------
   Total............................................     $  300,791.00
                                                         =============

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The certificate of incorporation of Holdings contains a provision eliminating or limiting director liability to the company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. This provision may not, however, eliminate or limit the personal liability of a director:

     o for any breach of such director's duty of loyalty to the company or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions; or

     o for any transaction from which the director derived an improper personal benefit.

As a result of this provision, the ability of the company, or a stockholder thereof, to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the certificate of incorporation of Holdings provides for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer of the company who (because of the fact that he or she is a director or officer) is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable corporate law.

     Charles River provides insurance from commercial carriers against some liabilities incurred by the directors and officers of Holdings.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     On September 29, 1999, Charles River Laboratories, Inc. sold 150,000 units consisting of 13 1/2% notes due 2009 and warrants to purchase 591,366 shares of common stock of Charles River Laboratories Holdings, Inc. for an aggregate principal amount of $150,000,000 to Donaldson, Lufkin & Jenrette Securities Corporation in a private placement in reliance on Section 4(2) under the Securities Act, at an offering price of $1,000 per unit. On the same day, the Registrant sold senior discount debentures with other warrants to DLJ Merchant Banking Partners II, L.P. and other investors for $37.6 million and a subordinated discount note to subsidiaries of Bausch & Lomb Incorporated for $43 million, each in a private placement in reliance on Section 4(2) under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

     Exhibit
     -------
       2.1* Recapitalization Agreement, dated as of July 25, 1999, among Charles River Laboratories, Inc., Charles River Laboratories Holding, Inc. (formerly known as Endosafe, Inc.), Bausch & Lomb Incorporated, and other parties listed therein.

       2.2* Amendment No. 1 to Recapitalization Agreement, dated as of September 29, 1999 by Bausch & Lomb Incorporated and
               CRL Acquisition LLC.

       3.1.1* Certificate of Incorporation of Charles River Laboratories Holdings, Inc.

       3.1.2*  By-laws of Charles River Laboratories Holdings, Inc.

       4.1* Warrant Agreement dated as of September 29, 1999 between Charles River Laboratories Holdings, Inc. and State Street Bank and Trust Company, as warrant agent.

       4.2* Investors' Agreement, dated as of September 29, 1999, among Charles River Laboratories Holdings, Inc. and the shareholders named therein.

       5.1* Opinion of Davis Polk & Wardwell with respect to the validity of the securities.

       10.3* Credit Agreement, dated as of September 29, 1999, among Charles River Laboratories, Inc., the various financial institutions that are or may become parties as lenders thereto, DLJ Capital Funding, Inc., as lead arranger, sole book runner and syndication agent for the lenders, Union Bank of California, N.A., as administrative agent for the lenders, and National City
               Bank, as documentation agent for the lenders.

       10.4* Indenture, dated as of September 29, 1999 between Charles River Laboratories, Inc. and the Trustee.

       10.5* Purchase Agreement between Charles River Laboratories, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation as Initial Purchaser.

       10.6* Joint Venture Agreement between Ajinomoto Co., Inc. and Charles River Breeding Laboratories, Inc. dated June 24, 1981, and ancillary agreements, amendments and addendums. June 15, 1987 Amendment Agreement, Amending the Joint Venture Agreement. January 17, 1994 Letter Amendment of Joint Venture Agreement. August 30, 1996 Addendum to the Joint Venture Agreement. License and Technical Assistance Agreement CRL Breeding Labs and Ajinomoto Co., Inc. Amendment Agreement, dated March 24, 1978.

       10.7* Merck Primate Supply Agreement between Merck & Co., Inc. and Charles River Laboratories, Inc. dated September 30, 1994.

       10.8* Amended and Restated Stock Purchase Agreement among Charles River Laboratories, Inc. and SBI Holdings, Inc. and its stockholders dated September 4, 1999.

       10.9* Ground Lease between HIC Associates (Lessor) and Charles River Laboratories, Inc. (Lessee) dated June 5, 1992; Real Estate Lease between Charles River Laboratories, Inc. (Landlord) and Charles River Partners L.P. (Tenant) dated December 22, 1993.

       10.10* Amended and Restated Distribution Agreement between Charles River BRF, Inc., Charles River Laboratories, Inc., Bioculture Mauritius Ltd. and Mary Ann and Owen Griffiths, dated December 23, 1997.

       10.11* Supply Agreement for non-human primates among Sierra Biomedical, Inc. and Scientific Resources International, Ltd., dated
               March 18, 1997.

       12.1*   Computation of Ratio of Earnings to Fixed Charges

       12.2*   Computation of Ratio of Total Debt to Adjusted EBITDA

       12.3*   Computation of Ratio of Adjusted EBITDA to Cash Interest
               Expense

       21.1*   Subsidiaries of Charles River Laboratories Holdings, Inc.

       23.1* Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1).

       23.2.1* Consent of PricewaterhouseCoopers LLP for Charles River Laboratories, Inc.

       23.2.2* Consent of PricewaterhouseCoopers LLP for Charles River Laboratories Holdings, Inc.


       24.1* Power of Attorney (Included in Part II of this Registration Statement under the caption "Signatures").

       27.1*     Financial Data Schedule for Charles River Laboratories
                 Holdings, Inc.
-------------------
*    Previously filed.


     (b)  Financial Statement Schedules.


     Schedule II Valuation and Qualifying Accounts

     Other schedules are omitted because they are not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (x) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (y) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (z) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the provisions described in Item 510 of Regulation S-K, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on February 8, 2000.


                                      CHARLES RIVER LABORATORIES HOLDINGS, INC.

                                      By: /s/ Thomas F. Ackerman
                                         ---------------------------------------
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                      Title                                 Date
       ---------                                      -----                                 ----

          *                           President, Chief Executive Officer (Principal   February 8, 2000
--------------------------------      Executive Officer) and Director
     James C. Foster


/s/ Thomas F. Ackerman
--------------------------------      Chief Financial Officer (Principal Financial    February 8, 2000
    Thomas F. Ackerman                Officer) and Vice President, Finance and
                                      Administration (Principal Accounting Officer)

          *                           Director                                        February 8, 2000
--------------------------------
    Reid S. Perper

          *                           Director                                        February 8, 2000
--------------------------------
    Thompson Dean

          *                           Director                                        February 8, 2000
--------------------------------
    Robert Cawthorn

          *                           Director                                        February 8, 2000
--------------------------------
    Douglas E. Rogers



*By: /s/  Thomas F. Ackerman
--------------------------------
          Thomas F. Ackerman
            Attorney-in-fact

                Schedule II - Valuation and Qualifying Accounts
                        Charles River Laboratories, Inc.


                        Allowance for Doubtful Accounts

                                Balance     Charged
                                  at       to costs    Charged                                                   Balance
                              beginning      and       to other                                                  at end of
                              of period    expenses    accounts     Description      Deductions  Descriptions    period
-------------------------------------------------------------------------------------------------------------------------
                                                (dollars in thousands)
-------------------------------------------------------------------------------------------------------------------------
  For the year ended
  December 26, 1998
  Allowance for Doubtful                                                                         Recoveries/
    Accounts.............        $688        $265                   Provision          $(55)      Write-offs         $898
-------------------------------------------------------------------------------------------------------------------------
  For the year ended
  December 27, 1997
    Allowance for
    Doubtful                                                                                     Recoveries/
    Accounts.............        $568        $192                   Provision          $(72)      Write-offs         $688
-------------------------------------------------------------------------------------------------------------------------
  For the year ended
  December 28, 1996
    Allowance for
    Doubtful                                                                                     Recoveries/
    Accounts.............        $490        $101                   Provision          $(23)      Write-offs          $568
--------------------------------------------------------------------------------------------------------------------------

                Schedule II - Valuation and Qualifying Accounts
                 Charles River Laboratories Holdings, Inc. and
                        Charles River Laboratories, Inc.


                        Allowance for Doubtful Accounts

                                Balance     Charged
                                  at       to costs    Charged                                                   Balance
                              beginning      and       to other                                                  at end of
                              of period    expenses    accounts     Description      Deductions  Descriptions    period
--------------------------------------------------------------------------------------------------------------------------
                                                (dollars in thousands)
--------------------------------------------------------------------------------------------------------------------------
  For the year ended-
  December 26, 1998
  Allowance for Doubtful
    Accounts.............                                                                        Recoveries/
                                 $688        $265                   Provision          $(55)      Write-offs       $898
--------------------------------------------------------------------------------------------------------------------------
  For the year ended
  December 27, 1997
    Allowance for
    Doubtful                                                                                     Recoveries/
    Accounts.............        $568        $192                   Provision          $(72)      Write-offs       $688
--------------------------------------------------------------------------------------------------------------------------
  For the year ended
  December 28, 1996
    Allowance for
    Doubtful                                                                                     Recoveries/
    Accounts.............        $490        $101                    Provision         $(23)      Write-offs        $568
--------------------------------------------------------------------------------------------------------------------------

                               Index to Exhibits


Exhibit
Number
-------
  2.1* Recapitalization Agreement, dated as of July 25, 1999, among Charles River Laboratories, Inc., Charles River Laboratories Holdings, Inc. (formerly known as Endosafe, Inc.), Bausch & Lomb Incorporated, and other parties listed therein.

  2.2*     Amendment No. 1 to Recapitalization Agreement, dated as of
           September 29, 1999 by Bausch & Lomb Incorporated and CRL Acquisition LLC.

  3.1.1*   Certificate of Incorporation of Charles River Laboratories Holdings,
           Inc.

  3.1.2*   By laws of Charles River Laboratories Holdings, Inc.

  4.1* Warrant Agreement dated as of September 29, 1999 between Charles River Laboratories Holdings, Inc. and State Street Bank and Trust Company, as warrant agent.

  4.2* Investors' Agreement dated as of September 29, 1999, among Charles River Laboratories Holdings, Inc. and the shareholders named therein.

  5.1* Opinion of Davis Polk & Wardwell with respect to the validity of the securities.

  10.3* Credit Agreement, dated as of September 29, 1999, among Charles River Laboratories, Inc., the various financial institutions that are or may become parties as lenders thereto, DLJ Capital Funding, Inc., as lead arranger, sole book runner and syndication agent for the lenders, Union Bank of California, N.A., as administrative agent for the lenders, and National City
           Bank, as documentation agent for the lenders.

  10.4* Indenture, dated as of September 29, 1999 between Charles River Laboratories, Inc. and the Trustee.

  10.5* Purchase Agreement between Charles River Laboratories, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation as Initial Purchaser.

  10.6* Joint Venture Agreement between Ajinomoto Co., Inc. and Charles River Breeding Laboratories, Inc. dated June 24, 1981, and ancillary agreements, amendments and addendums. June 15, 1987 Amendment Agreement, Amending the Joint Venture Agreement. January 17, 1994 Letter Amendment of Joint Venture Agreement. August 30, 1996 Addendum to the Joint Venture Agreement. License and Technical Assistance Agreement CRL Breeding Labs and Ajinomoto Co., Inc. Amendment Agreement, dated March 24, 1978.

  10.7* Merck Primate Supply Agreement between Merck & Co., Inc. and Charles River Laboratories, Inc. dated September 30, 1994.

  10.8* Amended and Restated Stock Purchase Agreement among Charles River Laboratories, Inc. and SBI Holdings, Inc. and its stockholders dated September 4, 1999.

  10.9* Ground Lease between HIC Associates (Lessor) and Charles River Laboratories, Inc. (Lessee) dated June 5, 1992; Real Estate Lease between Charles River Laboratories, Inc. (Landlord) and Charles River Partners L.P. (Tenant) dated December 22, 1993.

  10.10* Amended and Restated Distribution Agreement between Charles River BRF, Inc., Charles River Laboratories, Inc., Bioculture Mauritius Ltd. and Mary Ann and Owen Griffiths, dated December 23, 1997.

  10.11* Supply Agreement for non-human primates among Sierra Biomedical, Inc. and Scientific Resources International, Ltd., dated March 18, 1997.

  12.1*    Computation of Ratio of Earnings to Fixed Charges

  12.2*    Computation of Ratio of Total Debt to Adjusted EBITDA

  12.3*    Computation of Ratio of Adjusted EBITDA to Cash Interest Expense

  21.1*    Subsidiaries of Charles River Laboratories Holdings, Inc.

  23.1* Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1).


  23.2.1* Consent of PricewaterhouseCoopers LLP for Charles River Laboratories, Inc.

  23.2.2* Consent of PricewaterhouseCoopers LLP for Charles River Laboratories Holdings, Inc.


  24.1* Power of Attorney (Included in Part II of this Registration Statement under the caption "Signatures").

  27.1*   Financial Data Schedule for Charles River Laboratories Holdings, Inc.
-------------------
*    Previously filed.